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                                                                    Exhibit 4.02


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                              UNITHOLDERS AGREEMENT

                            Dated as of April 9, 2004

                                  By and Among

                                     KH LLC,

                             KINETIC SYSTEMS, INC.,

                              CELERITY GROUP, INC.

                                       and

                            THE UNITHOLDERS OF KH LLC

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                              UNITHOLDERS AGREEMENT

                  UNITHOLDERS AGREEMENT (this "Agreement"), dated as of April 9, 2004, by and among KH LLC, a Delaware limited liability company (the "Company"), Kinetic Systems, Inc., a California Corporation ("KSI") for purposes of Sections
2.6 and 2.7 and Articles III, IV, V, VI and VII, Celerity Group, Inc. formerly known as Kinetics Holdings Corporation, a Delaware corporation, ("KHC") for purposes of Sections 2.6 and 2.7, Articles IV, V, VI and VII, MidOcean Capital Investors, L.P., formerly DB Capital Investors, L.P., a Delaware limited partnership ("MIDOCEAN CAPITAL"), MIDOCEAN CELERITY INVESTMENT PARTNERS, L.P., A DELAWARE LIMITED PARTNERSHIP ("MIDOCEAN CELERITY" AND, TOGETHER WITH MIDOCEAN CAPITAL, "MidOcean"). Behrman Capital III L.P., a Delaware limited partnership ("Behrman"), United States Filter Corporation, a Delaware corporation ("USF"), the Senior Unitholders, as listed on Schedule I-A attached hereto, the Backstop Unitholders, as listed on Schedule I-B attached hereto, the TCP Unitholders, as listed on Schedule I-C attached hereto, the Ares Unitholders listed on Schedule I-D attached hereto, the Other Financial Investors, as listed on Schedule II attached hereto, the 2001 Investors, as listed on Schedule III-A attached hereto, the 2002 Investors, as listed on Schedule III-B attached hereto, (MidOcean, Behrman, USF, the Senior Unitholders, the Backstop Unitholders, the TCP Unitholders, the Ares Unitholders, the Other Financial Investors, the 2001 Investors and the 2002 Investors, collectively, the "Financial Investors"), the Management Holders, as listed on Schedule IV attached hereto, the Profits Units Holders, as listed on Schedule V hereto, Intervivos Trust Dated 10/76 Jerry and Nancie L. Crowley UA 1976 ("Crowley") and Milan Mandaric, an individual residing in Miami, Florida ("Mandaric" and, together with the Financial Investors, the Management Holders, the Profits Units Holders and Crowley, the "Unitholders"). References herein to the "date hereof" or similar references to the date of this Agreement are to April 9, 2004.

                              W I T N E S S E T H :

                  WHEREAS, the Unitholders were previously securityholders of KHC and/or are contributing debt obligations for Units;

                  WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of March 31, 2004, by and among KHC and Knight Acquisition Corporation, which is a direct, wholly-owned subsidiary of the Company ("Merger Sub"), Merger Sub will merge with and into KHC, and, in the merger, holders of Common Stock, Series A Preferred Stock, Series A-1 Preferred Stock, and Series B-1 Preferred Stock of KHC will be converted as a matter of law into holders of Common Units, Class A Units, Class A-1 Units, and Class B-1 Units, respectively, of the Company, and upon effectiveness of such merger, the holders of such capital stock will become Members, and the Company will become the owner of all of the issued and outstanding capital stock of KHC (the "Merger");

                  WHEREAS, (i) the holders of warrants to purchase KHC securities have agreed to contribute their warrants to the Company in exchange for Class A-1 Units, Class B-1 Units, Common Units, Common A Units and/or Common B Units pursuant to the terms of those certain exchange agreements with the Company, dated the date hereof, (ii) USF has agreed to contribute

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KHC's 11% Junior Subordinated Note and KHC's 11% Convertible Junior Subordinated
Note to the Company in exchange for Class C-1 Units and Class C Units, respectively, pursuant to the terms of that certain exchange agreement dated the date hereof, between USF and the Company, (iii) the holders of KHC's 15% Convertible Senior Subordinated Notes have agreed to contribute such notes to the Company in exchange for Class D Units pursuant to the terms of that certain exchange agreement dated the date hereof, between such holders and the Company, and (iv) the holders of KSI's 12.5% Junior Subordinated Instruments (as may be
(i) amended from time to time or (ii) assumed by, or exchanged for substantially similar notes with, KGI, the "Junior Subordinated Instruments") have entered into an exchange option agreement (the "Option Agreement") dated the date hereof pursuant to which each such holder will have the option to contribute all or part of such instruments to the Company in exchange for Class E Units;

                  WHEREAS, the Merger and such exchanges are part of a broader reorganization of KHC and its Subsidiaries (the "Reorganization"), which includes a distribution of the capital stock of KSI to the Company as the stockholder of KHC, a restructuring of certain indebtedness of KHC and its Subsidiaries in connection with the initial Public Offering of KHC, and certain other related transactions, all as more fully described in that certain Restructuring Agreement dated the date hereof (the "Restructuring Agreement");

                  WHEREAS, KHC has agreed to issue to KSI shares of common stock of KHC with an aggregate fair market value on the date of issuance of $65 million, or such other amount as determined in accordance with the Restructuring Agreement (the "KHC Shares of KSI") in exchange for KSI's assumption of $65 million of certain liabilities of the KHC and its Subsidiaries, including the TCP1 Notes and Mezzanine1 Notes (as such terms are defined in the Restructuring Agreement) (the "KSI Debt");

                  WHEREAS, in connection with the Reorganization and the agreement to issue the KHC Shares of KSI, each of KHC and KSI is granting certain registration rights with respect to shares of its capital stock as set forth in this Agreement;

                  WHEREAS, KHC and certain of the Unitholders have previously entered into the Fourth Amended and Restated Shareholders Agreement dated August 30, 2000, as amended from time to time, governing various rights as securityholders of KHC (as amended, the "Shareholders Agreement");

                  WHEREAS, the Company and the Unitholders each desire to enter into this Agreement to, inter alia, regulate and limit certain rights relating to the Equity Securities of the Company and to limit the sale, assignment, transfer, encumbrance or other disposition of such Equity Securities and to provide for the consistent and uniform management of the Company as set forth herein; and

                  WHEREAS, upon completion of the Merger, the parties to the Shareholders Agreement intend to terminate such agreement.

                  NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

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                                    ARTICLE I

                               CERTAIN DEFINITIONS

                  Section 1.1 Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

                  "2001 Investors" means the parties listed on Schedule II-A attached to this Agreement.

                  "2001 Investors Filing Date" means (i) with respect to KSI, the later of (x) the second anniversary of the date on which the registration statement filed in connection with the initial Public Offering of KSI was declared effective and (y) the date of the first distribution of KSI Capital Stock by the Company to Members and (ii) with respect to KHC, the latest of (A) the KSI Termination Date, (B) the date of the first distribution of KHC Capital Stock by the Company to Members and (C) the second anniversary of the date on which the registration statement filed in connection with the initial Public Offering of KHC was declared effective.

                  "2002 Investors" means the parties listed on Schedule III-B attached to this Agreement.

                  "2002 Investors Filing Date" means (i) with respect to KSI, the later of (x) the second anniversary of the date on which the registration statement filed in connection with the initial Public Offering of KSI was declared effective, and (y) the date of the first distribution of KSI Capital Stock by the Company to Members and (ii) with respect to KHC, the latest of (A) the KSI Termination Date, (B) the date of the first distribution of KHC Capital Stock to Members and (C) the second anniversary of the date on which the registration statement filed in connection with the initial Public Offering of KHC was declared effective.

                  "Additional Designated Director" shall have the meaning set forth in Section 5.1(i).

                  "Additional Units Side Agreement" means the Additional Units Side Agreement, dated as of the date hereof, by and among (1) the Company; (2) Ares Corporate Opportunities Fund, L.P., for itself and as Mezzanine Agent for the benefit of each of the purchasers under the Senior Subordinated Purchase Agreement ("ACOF"), Ares Leveraged Investment Fund II, L.P., Ares III CLO, Ltd., Ares IV CLO, Ltd., Ares VII CLO Ltd., Ares VIII CLO Ltd. and Ares Total Value Fund, L.P.; (3) Tennenbaum Capital Partners, LLC, Special Value Absolute Return Fund, LLC, Special Value Bond Fund, LLC, Special Value Bond Fund II, LLC, J.B. Fuqua Family Charitable Lead Annuity Trust -- 2000, and Massachusetts Mutual Life Insurance Company; (4) MidOcean Celerity; (5) Behrman; and (6) Gryphon.

                  "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or

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cause the direction of the management or policies of such Person, whether through the ownership of Voting Securities, by agreement or otherwise.

                  "Agreement" shall have the meaning set forth in the preamble to this Agreement.

                  "Applicable Law" means, with respect to any Person, all provisions of laws, statutes, ordinances, rules, regulations, permits or certificates of any Governmental Authority applicable to such Person or any of its assets or property, and all judgments, injunctions, orders and decrees of all courts, arbitrators or Governmental Authorities in proceedings or actions in which such Person is a party or by which any of its assets or properties are bound.

                  "Acquiring Person" means a holder or holders of stock or equivalent equity interests of the entity that: (i) merges or combines with the Company in a Combination Transaction or (ii) owns or controls a majority of the voting power of the outstanding securities of another entity that merges or combines with the Company in a Combination Transaction.

                  "Ares Unitholder Observer" shall have the meaning set forth in
Section 6.2(b) of this Agreement.

                  "Ares Unitholders" means the parties listed on Schedule I-D attached hereto and their Permitted Transferees.

                  "Ares Unitholder Filing Date" means with respect to KSI, the later of (i) three hundred sixty-five (365) days after the date the registration statement filed in connection with an initial Public Offering of KSI was declared effective and (ii) the date of the first distribution of KSI Capital Stock by the Company to Members.

                  "Ares Units" means the Units, including Derivative Units, of the Company held by Ares Unitholders.

                  "Associated Equity Securities" has the meaning set forth in the definition of Permitted Debt Securities.

                  "Backstop Units" means, collectively, the Common Units issued by the Company upon the exchange of warrants issued to the Backstop Unitholders in connection with the obligation of MidOcean Capital, Behrman and their respective Affiliates to purchase the 15% Convertible Subordinated Notes of KHC in December 2002.

                  "Backstop Unitholders" means the parties listed on Schedule I-B attached hereto and their Permitted Transferees.

                  "Behrman" shall have the meaning set forth in the preamble to this Agreement.

                  "Behrman Group" shall have the meaning set forth in Section 2.3(b) of this Agreement.

                  "Behrman Investor Group" means, collectively, Behrman, Crowley, Mandaric and SEF III.

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                  "Business Day" means any day except a Saturday, a Sunday and any day which in New York, New York shall be a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

                  "Capital Stock" means the issued and outstanding shares of capital stock of KHC and KSI that are held by the Company as a result of the Merger and the Reorganization (subject to stock dividends, stock splits, recapitalizations and other similar events) and by Members upon distribution of such capital stock by the Company.

                  "Capital Stock Equivalents" means for each of KHC and KSI, at any time, (i) shares of Common Stock issued and outstanding (other than Common Stock issued upon the exercise of Incentive Securities), (ii) with respect to Shares of Series A Preferred Stock issued and outstanding, the number of shares of Common Stock into or for which such shares of Series A Preferred Stock may be converted at such time, (iii) with respect to shares of Series A-1 Preferred Stock issued and outstanding, the number of shares of Common Stock into or for which such shares of Series A-1 Preferred Stock may be converted at such time,
(iv) with respect to shares of Series B-1 Preferred Stock issued and outstanding, the number of shares of Common Stock into or for which such shares of Series B-1 Preferred Stock may be converted at such time, and (v) with respect to other Derivative Capital Stock which is then exercisable, exchangeable or convertible at an exercise price per share equal to or less than the fair market value of a share of Common Stock at such time, the number of shares of Common Stock, if any, into or for which such derivative Capital Stock may be exercised, exchanged or converted at such time.

                  "Certificate of Formation" means the Certificate of Formation of the Company filed on March 5, 2004, as amended from time to time.

                  "Class" means each class of Units of the Company identified in this Agreement, together with each future class of Units (if any) that is authorized by the Company Board, permitted by the LLC Agreement, and designated by the Company Board as a separate class. Without limiting the foregoing, as of the date hereof, the Units have been divided into eleven (11) classes, designated respectively the "Class A Units," the "Class A-1 Units," the "Class B-1 Units," the "Class C Units," the "Class C-1 Units," the "Class D Units," the "Class E Units," the "Common A Units," the "Common B Units," the "Common Units" and the "Profits Units".

                  "Class Amendment Consent" means (i) with respect to a Class of Preferred Units, the consent of the Required Unitholders of such Class, (ii) with respect to the Common Units, the consent of the holders of a majority of the Voting Securities, (iii) with respect to each of the Class C Units, the Class C-1 Units, Profits Units and each Class of Derivative Units, the consent of the holders of a majority of the Units of each such Class, (iv) with respect to the Class D Units, the consent of the holders of 66-2/3% of the outstanding Class D Units and (v) with respect to the Class E Units, the Class E Amendment Consent.

                  "Class A Unit" means a Class A Unit of the Company.

                  "Class A-1 Unit" means a Class A-1 Unit of the Company.

                  "Class B-1 Unit" means a Class B-1 Unit of the Company.

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                  "Class C Unit" means a Class C Unit of the Company.

                  "Class C-1 Unit" means a Class C-1 Unit of the Company.

                  "Class D Unit" means a Class D Unit of the Company.

                  "Class E Amendment" means any amendment to this agreement that, pursuant to the terms hereof, must be submitted to the vote of the holders of Class E Units (including, without limitation, any such amendment that requires the consent of the holders of Class E Units, voting as a separate class).

                  "Class E Amendment Consent" means the consent of (i) the holders of Class E Units representing a majority of the Class E Unreturned Capital as of the time of determination and (ii) each holder of Class E Units whose applicable Reference Junior Subordinated Instrument(s) had an original principal amount of at least $3,000,000; provided that, notwithstanding the foregoing, until such time as all of the Junior Subordinated Instruments have been exchanged for Class E Units pursuant to the Option Agreement, all Class E Amendments shall be submitted to a vote of the holders of Class E Units outstanding and the holders of Junior Subordinated Instruments outstanding, voting together as a single class on a Deemed Exchanged Basis, and the Class E Amendment Consent shall be the consent of (x) the holders of Class E Units and the holders of Junior Subordinated Instruments representing a majority of the Class E Unreturned Capital (measured on a Deemed Exchanged Basis) as of the time of determination, (y) each holder of Class E Units whose applicable Reference Junior Subordinated Instrument(s), together with any Junior Subordinated Instruments then held by such holder, had an original principal amount of at least $3,000,000 and (z) each holder of Junior Subordinated Instruments (other than a holder of both Junior Subordinated Instruments and Class E Units) whose Junior Subordinated Instruments had an original principal amount of at least $3,000,000.

                  "Class E Unit" means a Class E Unit of the Company.

                  "Class E Unreturned Capital" means, with respect to a Class E Unit, at any time, (i) the Class E Base Value of such Unit (as defined in the LLC Agreement) less (ii) the aggregate amount of Distributions (as defined in the LLC Agreement) previously made by the Company in respect of such Class E Unit, pursuant to Section 8.3(a)(2) or Section 8.4(a)(2) of the LLC Agreement.

                  "Combination Transaction" means a reorganization, recapitalization, consolidation, merger, acquisition or similar transaction or series of related transactions in which the Company is a constituent entity or is a party.

                  "Common A Unit" means a Common A Unit of the Company.

                  "Common B Unit" means a Common B Unit of the Company.

                  "Common Stock" means for KHC and KSI, as applicable, Common Stock, $0.0001 par value per share, of such company.

                  "Common Unit" means a Common Unit of the Company.

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                  "Common Unit Equivalents" means, at any time, (i) the number of Common Units issued and outstanding, (ii) with respect to Class A Units issued and outstanding, the number of Common Units to which such Class A Units are deemed to be equivalent pursuant to Section 5.2 of the LLC Agreement at such time, (iii) with respect to Class A-1 Units issued and outstanding, the number of Common Units to which such Class A-1 Units are deemed to be equivalent to pursuant to Section 5.2 of the LLC Agreement at such time, (iii) with respect to Class B-1 Units issued and outstanding, the number of Common Units to which such Class B-1 Units are deemed to be equivalent pursuant to the provisions of
Section 5.2 of the LLC Agreement at such time, (iv) with respect to Class C Units issued and outstanding, the number of Common Units into which such Class C Units are convertible pursuant to Section 5.3 of the LLC Agreement at such time,
(vi) with respect to Class D Units issued and outstanding, the number of Common Units into or for which such Class D Units are convertible pursuant to Section
5.4 of the LLC Agreement at such time, (vii) with respect to the Derivative Units, the number of Common Units such Derivative Units are deemed to be equivalent to pursuant to Article VI of the LLC Agreement at such time, and
(viii) with respect to Vested Profits Units (other than for purposes of determinations of voting rights), one Common Unit.

                  "Company" shall have the meaning set forth in the preamble to this Agreement.

                  "Company Board" means the Board of Directors of the Company.

                  "Company Owners" shall have the meaning set forth in Section 5.1(i) of this Agreement.

                  "Credit Documents" means the following and all documents entered into in connection therewith: (i) the Credit Agreement, dated as of August 30, 2000, among KHC, KGI, the subsidiary guarantors party thereto from time to time, the lenders party thereto from time to time, Bank One, N.A., as Administrative Agent and as Collateral Agent for the secured parties, Deutsche Bank Americas, as Syndication Agent, The Bank of Nova Scotia, as Documentation Agent, Deutsche Bank Securities, Inc., as Lead Arranger and Book Manager, and Banc One Capital Markets, Inc., as Co-Arranger, as amended (the "Senior Credit Agreement"), (ii) the Senior Subordinated Purchase Agreement, (iii) the TCP Purchase Agreement, (iv) any amendment, restatement, extension, replacement, supplement, restructuring or other modification or refinancing from time to time of the Senior Credit Agreement, the TCP Purchase Agreement or the Senior Subordinated Credit Agreement (in whole or in part without limitation as to terms, extensions of maturities, increasing the amount of borrowings or other conditions or covenants), and (v) all documents entered into in connection with any of the documents referred to in clauses (i) through (iv).

                  "Crowley" shall have the meaning set forth in the preamble to this Agreement.

                  "Current Credit Facility" shall have the meaning set forth in the definition of Primary Bank Facility.

                  "Deemed Converted Basis" means, (i) with respect to a Derivative Unit, that number of Common Units to which such Unit is deemed to be equivalent in accordance with Section 6.1 of the LLC Agreement, (ii) with respect to a Vested Profits Unit, one Common Unit

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for purposes of any fully diluted calculation and not for voting purposes and
(iii) with respect to a Preferred Unit, that number of Common Units into which such Unit is deemed to be convertible in accordance with Section 5.2 of the LLC Agreement. A Profits Unit that is not a Vested Profits Unit shall not be deemed to be equivalent to any Common Units.

                  "Deemed Exchanged Basis" means, for purposes of determining voting rights of a holder of Junior Subordinated Instruments for purposes of determining the Class E Amendment Consent, at any time, the number of Class E Units that such holder of Junior Subordinated Instruments would have held and/or, as applicable, the Unreturned Capital and Unpaid Class E Preferred Return of such Class E Units, had such holder exchanged all of such holder's outstanding Junior Subordinated Instruments for Class E Units, pursuant to the terms of the Option Agreement, immediately prior to such time of determination.

                  "Derivative Capital Stock" means with respect to KHC OR KSI, all shares of capital stock, all securities at any time convertible into or exchangeable for shares of capital stock, and all options, warrants, and other rights to purchase or otherwise acquire shares of such capital stock, or securities convertible into or exchangeable for shares of such capital stock, of such company.

                  "Derivative Securities" shall have the meaning set forth in the definition of New Securities.

                  "Derivative Unit" means a Common A Unit or a Common B Unit.

                  "Designated Proxy Agent" means, (i) for purposes of Section 2.6, MidOcean (if MidOcean initially voted in favor of calling such special meeting or action by written consent to effect such Sale of the Subsidiary Business) or, if MidOcean did not initially vote in favor of calling such special meeting or action by written consent to effect such Sale of the Subsidiary Business, by Behrman or Gryphon, as designated by the Required Investors and (ii) for purposes of Section 2.7, MIDOCEAN (IF MIDOCEAN INITIALLY VOTED IN FAVOR OF CALLING SUCH SPECIAL MEETING OF STOCKHOLDERS TO EFFECT SUCH SALE OF THE SUBSIDIARY BUSINESS) OR, IF MIDOCEAN DID NOT INITIALLY VOTE IN FAVOR OF CALLING SUCH SPECIAL MEETING OF STOCKHOLDERS TO EFFECT SUCH SALE OF THE SUBSIDIARY BUSINESS, BY BEHRMAN OR GRYPHON, AS DESIGNATED BY THE REQUIRED INVESTORS.

                  "Duly Convened Meeting" means any meeting (including a telephonic meeting): (y) called in accordance with the governing document of such entity (which shall be the LLC Agreement for the Company) and (z) if such Person is entitled to designate at least one director pursuant to Section 5.1(a), in which at least one (1) director designated by each of MidOcean, Behrman and Gryphon (excluding, in the case of a Public Kinetics Entity, any Additional Designated Director) participate; provided that if none of the directors designated by any of MidOcean, Behrman or Gryphon attends or participates in such meeting after receiving notice of such meeting in accordance with the applicable governing document (excluding any Additional Designated Directors), the Company shall reschedule such meeting to a later date and send notice to the directors designated by such non-participant of such rescheduled meeting and, if after receiving such notice of such rescheduled meeting none of such directors designated by the non-participant (excluding any Additional Designated Directors) attends or participates in such

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rescheduled meeting, then such rescheduled meeting shall be a "Duly Convened
Meeting" notwithstanding the failure of any such directors to attend or participate in such meeting.

                  "Equity Securities" means all Units of the Company, all securities at any time convertible into or exchangeable for Units of the Company, and all warrants, and other rights to purchase or otherwise acquire from the Company the Units, or securities convertible into or exchangeable for Units or other equity interests of the Company.

                  "Excess New Securities" shall have the meaning set forth in
Section 2.8(a) of this Agreement.

                  "Excess Transferable Securities" shall have the meaning set forth in Section 2.4(b) of this Agreement.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  "Financial Investors" shall have the meaning set forth in the preamble to this Agreement.

                  "Governmental Authority" means any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States of America or any foreign country.

                  "Gryphon" means, collectively, Gryphon Partners II, L.P., a Delaware limited partnership, and Gryphon Partners II-A, L.P., a Delaware limited partnership, and any references to Unitholder, Financial Investor, 2001 Investor, and any similar reference herein to holders of Common Unit Equivalents or Equity Securities shall, with respect to Gryphon, include both Gryphon Partners II, L.P. and Gryphon Partners II-A, L.P. together, and the Common Unit Equivalents or Equity Securities, respectively, held by such entities shall be counted together and aggregated for all purposes under this Agreement.

                  "Incentive Securities" means (i) all Stock Options and (ii) all shares of common stock issued upon the exercise of Stock Options.

                  "Junior Subordinated Instruments" shall have the meaning set forth in the recitals to this Agreement.

                  "KHC" shall have the meaning set forth in the preamble to this Agreement.

                  "KHC Common Stock" means the common stock, $.0001 par value, of KHC.

                  "KHC Demand Notice" shall have the meaning set forth in
Section 4.1(b) of this Agreement.

                  "KHC Demand Request" shall have the meaning set forth in
Section 4.1(a) of this Agreement.

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                  "KHC Equity Securities" means all shares of capital stock of
KHC (including, without limitation, all shares of Capital Stock of KHC), all securities at any time convertible into or exchangeable for capital stock of KHC, and all options, warrants, and other rights to purchase or otherwise acquire from KHC the capital stock, or securities convertible into or exchangeable for capital stock, of KHC.

                  "KHC Holders' Counsel" shall have the meaning set forth in the definition of KHC Registration Expenses.

                  "KHC Incidental Registration" shall have the meaning set forth in Section 4.2(a) of this Agreement.

                  "KHC Registrable Securities" means, at any time:

                           (i) any outstanding shares of KHC Common Stock held by a party hereto and any shares of KHC Common Stock issued or issuable upon exercise, exchange or conversion of any KHC Equity Securities; and

                           (ii) any securities issued or issuable in respect of shares of KHC Common Stock held by a party hereto (including, without limitation, by way of stock dividend, stock split, distribution, exchange, combination, merger, recapitalization, reorganization or otherwise).

                  As to any particular KHC Registrable Securities once issued, such KHC Registrable Securities shall cease to be KHC Registrable Securities:

                           (i) when a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement;

                           (ii) when such securities shall have been distributed by the holder thereof to the public pursuant to Rule 144 under the Securities Act (or any successor provision); or

                           (iii) when such securities shall have ceased to be outstanding.

                  "KHC Registrable Securities of KSI" means KHC Shares of KSI as long as they are KHC Registrable Securities.

                  "KHC Registration" means each KHC Required Registration and each KHC Incidental Registration.

                  "KHC Registration Expenses" means, with respect to KHC, all expenses incident to KHC's performance of or compliance with Article IV including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the KHC Registrable Securities), expenses of printing certificates for the KHC Registrable Securities in a form eligible for deposit with the Depository Trust Company,

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messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), and fees and disbursements of counsel for KHC and its independent certified public accountants (including the expenses of any management review, cold comfort letters or any special audits required by or incident to such performance and compliance), securities acts liability insurance (if KHC elects to obtain such insurance), the reasonable fees and expenses of any special experts retained by KHC in connection with such registration, fees and expenses of other Persons retained by KHC, the fees and expenses of one (1) counsel (the "KHC Holders' Counsel") for the holders of KHC Registrable Securities to be included in the relevant KHC Registration, selected by the holders of a majority of the KHC Registrable Securities to be included in such KHC Registration (except that, where a KHC Registration is a KHC Required Registration, such selection may only be made by holders holding a majority of the KHC Registrable Securities set forth in the relevant KHC Demand Request); but not including any underwriting fees, discounts or commissions attributable to the sale of securities or fees and expenses of counsel representing the holders of KHC Registrable Securities included in such KHC Registration (other than the KHC Holders' Counsel and applicable local counsel) incurred in connection with the sale of KHC Registrable Securities.

                  "KHC Required Registration" shall have the meaning set forth in Section 4.1(a) of this Agreement.

                  "KHC Shares of KSI" shall have the meaning set forth in the recitals to this Agreement.

                  "KSI" shall have the meaning set forth in the preamble to this Agreement.

                  "KSI Common Stock" means the common stock, $.0001 par value, of KSI.

                  "KSI Debt" shall have the meaning set forth in the recitals to this Agreement.

                  "KSI Debt Repayment" has the meaning set forth in Section 7.1(a) of this Agreement.

                  "KSI Demand Notice" shall have the meaning set forth in
Section 3.1(c) of this Agreement.

                  "KSI Demand Request" shall have the meaning set forth in
Section 3.1(b) of this Agreement.

                  "KSI Equity Securities" means all shares of capital stock of KSI (including, without limitation, all shares of Capital Stock of KSI), all securities at any time convertible into or exchangeable for capital stock of KSI, and all options, warrants, and other rights to purchase or otherwise acquire from KSI the capital stock, or securities convertible into or exchangeable for capital stock of KSI.

                  "KSI Holders" means the holders of KHC Registrable Securities of KSI.

                  "KSI Holders' Counsel" shall have the meaning set forth in the definition of KSI Registration Expenses.

                  "KSI Incidental Registration" shall have the meaning set forth in Section 3.2(a) of this Agreement.

                  "KSI Registrable Securities" means, at any time:

                           (i) any outstanding shares of KSI Common Stock held by a party hereto and any shares of KSI Common Stock issued or issuable upon exercise, exchange or conversion of any KSI Equity Securities; and

                           (ii) any securities issued or issuable in respect of shares of KSI Common Stock held by a party hereto (including, without limitation, by way of stock dividend, stock split, distribution, exchange, combination, merger, recapitalization, reorganization or otherwise).

                  As to any particular KSI Registrable Securities once issued, such KSI Registrable Securities shall cease to be KSI Registrable Securities:

                           (i) when a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement;

                           (ii) when such securities shall have been distributed by the holder thereof to the public pursuant to Rule 144 under the Securities Act (or any successor provision); or

                           (iii) when such securities shall have ceased to be outstanding.

                  "KSI Registration" means each KSI Required Registration and each KSI Incidental Registration.

                  "KSI Registration Expenses" means, with respect to KSI, all expenses incident to KSI's performance of or compliance with Article III including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the KSI Registrable Securities), expenses of printing certificates for the KSI Registrable Securities in a form eligible for deposit with the Depository Trust Company, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), fees and disbursements of counsel for KSI and its independent certified public accountants (including the expenses of any management review, cold comfort letters or any special audits required by or incident to such performance and compliance), securities acts liability insurance (if KSI elects to obtain such insurance), the reasonable fees and expenses of any special experts retained by KSI in connection with such registration, fees and expenses of other Persons retained by KSI, the fees and expenses of one (1) counsel (the "KSI Holders' Counsel") for the holders of KSI Registrable Securities to be included in the relevant KSI Registration, selected by the holders of a majority of the KSI

Registrable Securities to be included in such KSI Registration (except that, where a KSI Registration is a KSI Required Registration, such selection may only be made by holders holding a majority of the KSI Registrable Securities set forth in the relevant KSI Demand Request); but not including any underwriting fees, discounts or commissions attributable to the sale of securities or fees and expenses of counsel representing the holders of KSI Registrable Securities included in such KSI Registration (other than the KSI Holders' Counsel and applicable local counsel) incurred in connection with the sale of KSI Registrable Securities.

                  "KSI Required Registration" shall have the meaning set forth in Section 3.1(b) of this Agreement.

                  "KSI Termination Date" means, in the event the KHC Registrable Securities of KSI have been issued, the date on which KHC shall have received evidence reasonably satisfactory to it that either there are no KHC Registrable Securities of KSI or that the holders of 66-2/3% of the KHC Registrable Securities of KSI have consented to the proposed sale of the KHC Registrable Securities held by the Company or any Unitholders.

                  "Liquidation Preference Amount" means, for any Preferred Unit as of any date, the sum of (i) the Unreturned Capital of such Preferred Unit, plus (ii) the Unpaid Preferred Return on such Preferred Unit, each as defined in the LLC Agreement.

                  "LLC Agreement" means the Amended and Restated Limited Liability Company Agreement of the Company dated as of the date hereof, as amended, modified, supplemented or restated from time to time.

                  "Magnolia" means Magnolia Tree, LLC, a Delaware limited liability company.

                  "Magnolia Pledge Agreement" means that certain pledge agreement, dated as of June 4, 2001, made by Magnolia in favor of KHC.

                  "Management Holders" means the parties listed on Schedule IV attached hereto.

                  "Mandaric" shall have the meaning set forth in the preamble to this Agreement.

                  "Member" means a member of the Company

                  "Merger" shall have the meaning set forth in the recitals to this Agreement.

                  "Merger Sub" shall have the meaning set forth in the recitals to this Agreement.

                  "MidOcean" shall have the meaning set forth in the preamble to this Agreement and any references to Unitholder, Financial Investor, 2001 Investor, 2002 Investor, and any similar reference herein to holders of Common Unit Equivalents or Equity Securities shall, with respect to MidOcean, include both MidOcean Capital and MidOcean Celerity together, and the Common Unit Equivalents or Equity Securities, respectively, held by such entities shall be counted together and aggregated for all purposes under this Agreement.

                  "Midocean Capital" SHALL HAVE THE MEANING SET FORTH IN THE PREAMBLE TO THIS AGREEMENT.

                  "Midocean Celerity" SHALL HAVE THE MEANING SET FORTH IN THE PREAMBLE TO THIS AGREEMENT.

                  "Midocean Entity" MEANS EACH OF MIDOCEAN CAPITAL AND MIDOCEAN CELERITY.

                  "MidOcean Group" shall have the meaning set forth in Section 2.3(b) of this Agreement.

                  "Nasdaq" means The Nasdaq Stock Market, Inc.

                  "New Mezzanine Warrants" means those warrants issued pursuant to, or otherwise contemplated as a condition to closing under, the Senior Subordinated Purchase Agreement, together with Units issued upon contribution of the New Mezzanine Warrants to the Company.

                  "New Securities" means any Common Unit Equivalents, whether authorized now or in the future, and any rights, options or warrants to purchase any Common Unit Equivalents ("Derivative Securities"), and securities of any type whatsoever (including, without limitation, (x) debt obligations (whether or not convertible into Common Unit Equivalents or Derivative Securities), (y) contractual rights to receive payments, such as "phantom" stock or stock appreciation rights, where the amount thereof is determined by reference to fair market or equity value of the Company or any Units), including any which may become convertible into or exchangeable for any Common Unit Equivalents or Derivative Securities and (z) debt obligations of the Company owing to any holder of more than 10% of the Common Unit Equivalents); provided that "New Securities" shall not include (i) Common Units, Class A Units, Class A-1 Units, Class B-1 Units, Class C Units, Class C-1 Units, Class D Units, Derivative Units or Profits Units issued by the Company on or prior to the date hereof (and Common Units issued upon the direct or indirect conversion or exercise of any securities issued by the Company on or prior to the date hereof), (ii) Equity Securities issued as consideration in any merger of the Company issued to any Third Party, (iii) Equity Securities issued as consideration for the acquisition of another Person or all or substantially all of the assets of another Person,
(iv) any issuance of Equity Securities to any Third Party that is determined by the Company Board to be strategically beneficial to the Company or any of its Subsidiaries for one or more reasons independent of such Third Party's cash investment into the Company or its Subsidiaries, (v) Class E Units issuable upon the conversion of the Junior Subordinated Instruments, (vi) the New Mezzanine Warrants, New TCP Warrants and Equity Securities issued in connection with antidilution provisions of the New Mezzanine Warrants and New TCP Warrants,
(vii) Units and other limited liability company interests in the Company issued in accordance with the Additional Units Side Agreement and (viii) Associated Equity Securities issued to any Third Party.

                  "New Securities Price" shall have the meaning set forth in
Section 2.8(a) of this Agreement.

                  "New TCP Warrants" means those warrants issued in connection with the TCP Purchase Agreement and Units issued upon contribution of the New TCP Warrants to the Company.

                  "Non-Qualified Person" means any Person who is (i) directly or indirectly engaged in any business which the Company Board determines, in good faith, to be directly competing with any business of the Company or any of its Subsidiaries (provided that the passive investment by a financial investor of (x) one percent (1%) or less of any class of securities of any Person whose securities are registered under the Exchange Act or (y) three percent (3%) or less of any class of securities of any other Person shall not be deemed to be a competing interest for purposes of this clause (i)), (ii) an adverse party in any significant (as determined in good faith by the Company Board) legal or arbitration proceeding with the Company or any of its Subsidiaries, and (iii) other than for purposes of Section 2.2(a)(iii)(x), an Affiliate of any Person described in clauses (i) or (ii). For purposes of this definition, a financial investor shall have made a "passive investment" in another Person if such financial investor does not (x) actively manage the business or affairs of such Person, (y) have the right to nominate or appoint one or more directors to the board of directors of such Person, or (z) have a board observation right with respect to meetings of the board of directors of such Person.

                  "Offered Securities" shall have the meaning set forth in
Section 2.3(a) of this Agreement.

                  "Other Financial Investors" means the parties listed on
Schedule II attached hereto.

                  "Other Unitholders" shall have the meaning set forth in
Section 2.4(a) of this Agreement.

                  "Option Agreement" has the meaning set forth in the recitals to this Agreement.

                  "Participant" shall have the meaning set forth in Section 2.4(b) of this Agreement.

                  "Permitted Debt Securities" means (i) debt securities of KGI or other indebtedness for borrowed money of the Company or KGI, and (ii) Equity Securities of the Company and/or equity securities of KGI issued in connection with such debt securities or other indebtedness for borrowed money ("Associated Equity Securities"); provided that such indebtedness or debt or Associated Equity Securities (a) is issued as "permitted indebtedness" under the Senior Subordinated Purchase Agreement or (b) IS in ANY amount AND IS issued or incurred at any time in a transaction or series of related transactions WHICH a Third Party (or multiple Third Parties) acquire(s) or fund(s), as applicable, at least 50% by value of the aggregate amount of Associated Equity Securities and/or debt securities being issued and/or indebtedness being incurred in such transaction or series of related transactions.

                  "Permitted TCP Purchase Agreement Amendment" means an amendment to the TCP Purchase Agreement permitting the issuance of up to an additional $15,000,000 in indebtedness and/or Associated Equity Securities.

                  "Permitted Transfer" shall have the meaning set forth in
Section 2.2(a) of this Agreement.

                  "Permitted Transferee" shall have the meaning set forth in
Section 2.2(a) of this Agreement.

                  "Person" or "Persons" means any individual, general partnership, limited partnership, limited liability company, limited liability partnership, joint venture, firm, corporation, association, trust, or other enterprise or any governmental or political subdivision or any agency, department or instrumentality thereof.

                  "Preemptive Exercise Notice" shall have the meaning set forth in Section 2.8(a) of this Agreement.

                  "Preemptive Notice" shall have the meaning set forth in
Section 2.8(a) of this Agreement.

                  "Preferred Stock" means Series A Preferred Stock, Series A-1 Preferred Stock, Series B-1 Preferred Stock, and any other series of Preferred Stock authorized or designated by the Board of Directors of KHC or KSI, respectively.

                  "Preferred Units" means Class A Units, Class A-1 Units, Class B-1 Units, and any other class of Preferred Units authorized or designated by the Company Board pursuant to the LLC Agreement.

                  "Primary Bank Facility" means the credit facility relating to the Credit Agreement dated August 30, 2000, as amended and restated as of December 10, 2002, among The Bank of Nova Scotia, KHC and other named parties, as amended or waived from time to time (the "Current Credit Facility"), or any credit facility resulting from any refinancing or replacement of the Current Credit Facility from commercial banks or other senior lenders that are Third Parties, as may be amended or waived from time to time.

                  "Primary Sell-Down Event" means the first to occur of (i) the date on which the Company together with MidOcean, Behrman and Gryphon cease to own, in the aggregate, at least 25% of the outstanding Voting Securities of such Public Kinetics Entity and (ii) the date on which Behrman, Gryphon and MidOcean cease to own, in the aggregate, at least 50% of Voting Securities held by them as of the date of this Agreement.

                  "Profits Units" means a Profit Unit of the Company.

                  "Profits Units Holders" means the parties listed on Schedule V attached hereto.

                  "Public Kinetics Entity" means a Subsidiary of the Company that has consummated its initial Public Offering and has securities registered pursuant to the Exchange Act.

                  "Public Offering" means a widely distributed sale of common stock of an issuer in an underwritten public offering pursuant to an effective registration statement filed with the SEC.

                  "Qualified Public Offering" means the consummation of a Public Offering, in which the aggregate public offering price (before deduction of underwriters' discounts and commissions) equals or exceeds one hundred million dollars ($100,000,000).

                  "Reference Junior Subordinated Instrument" means, with respect to each Class E Unit, the Junior Subordinated Instrument in exchange for which such Class E Unit was issued pursuant to the Option Agreement.

                  "Reorganization" shall have the meaning set forth in the recitals to this Agreement.

                  "Required Class A/A-1 Holder" means, at any time of determination, a Holder that (i) held at least 33-1/3% of the outstanding Class A Units and Class A-1 Units (measured as a single class) on the date hereof and
(ii) on the date of determination holds at least fifty percent (50%) of the Class A Units and Class A-1 Units such Holder held on the date hereof.

                  "Required Investors" means at least two of the following: (i) Behrman; (ii) Gryphon; and (iii) MidOcean, for so long as the they own, in the aggregate (whether held directly or as a Unitholder), (x) with respect to consent rights, approval rights and other rights of the Required Investors in respect of the Company, at least 50% of Voting Securities of the Company held by them as of the date of this Agreement or (y) with respect to consent rights, approval rights and other rights of the Required Investors in respect of KSI or KHC, an amount of Voting Securities of KSI or KHC, as applicable, that is at least equal to 50% of the amount of Voting Securities that they are deemed to own as of the date of this Agreement through their ownership of the Company; and after such time, such consents and approvals shall no longer be required and such rights shall terminate and be of no further force and effect.

                  "Required Unitholders" means, (i) with respect to the Class A Units and the Class A-1 Units, the holders of 66-2/3 % of the outstanding Class A Units and Class A-1 Units, voting together as a single class and any Required Class A/A-1 Holder and (ii) with respect to the Class B-1 Units, the holders of 66-2/3% of the outstanding Class B-1 Units, voting as a separate class.

                  "Requisite Holders" means, at any time, and with respect to any registration and related public offering, the holders of at least a majority of the KSI Registrable Securities or KHC Registrable Securities, as applicable, proposed to be included in such Public Offering before giving effect to any cut-back provisions contained herein.

                  "Response Deadline" shall have the meaning set forth in
Section 2.4(b) of this Agreement.

                  "Restricted Combination Transaction" means a Combination Transaction in which, as a result of such Combination Transaction, the Voting Securities of the Company that are outstanding immediately prior to the Consummation of such Combination Transaction (other than any such securities that are held by an Acquiring Person) do not represent, or are not converted into, securities of the surviving entity of such Combination Transaction (or such surviving entity's parent entity if the surviving entity is owned by the parent entity) that, immediately after the Consummation of such Combination Transaction, together possess more than fifty percent (50%) of the total voting power of all securities of such surviving entity (or its parent entity, if applicable) that are outstanding immediately after the consummation of such Combination Transaction.

                  "Restructuring Agreement" has the meaning set forth in the recitals to this Agreement.

                  "Sale Notice" shall have the meaning set forth in Section 2.3(a) of this Agreement.

                  "Sale of the LLC" means any transaction or series of transactions that constitutes a Restricted Combination Transaction or sale of all or substantially all the assets of the Company.

                  "Sale of the Subsidiary Business" means any transaction or series of transactions (whether structured as an equity sale, merger, consolidation, reorganization, asset sale or otherwise), which results in, directly or indirectly, the sale or transfer of more than a majority of the assets of KSI or KHC (determined based on value), respectively, or of beneficial ownership or control of a majority of the outstanding capital stock of KSI or KHC, respectively, to a Third Party, other than through a Sale of the LLC.

                  "SEC" means, at any time, the Securities and Exchange Commission or any other federal agency at such time administering the Securities Act.

                  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  "Secondary Sell-Down Event" means the first to occur of (i) the date on which Company together with MidOcean, Behrman and Gryphon cease to own, in the aggregate, at least 15% of the outstanding Voting Securities of such Public Kinetics Entity and (ii) the date on which Behrman, Gryphon and MidOcean cease to own, in the aggregate, at least 15% of Voting Securities held by them as of the date of this Agreement.

                  "SEF III" means Strategic Entrepreneur Fund III L.P.

                  "Selling Group" shall have the meaning set forth in Section 2.5(a) of this Agreement.

                  "Senior Credit Agreement" shall have the meaning set forth in the definition of Credit Documents.

                  "Senior Subordinated Purchase Agreement" means the Amended and Restated Securities Purchase Agreement dated as of April 9, 2004 by and among KGI, KHC, KSI, Ares Corporate Opportunities Fund, L.P., Special Value Absolute Return Fund, LLC, Special Value Bond Fund, LLC, Special Value Bond Fund II, LLC and the other parties named therein that memorializes certain rights and understandings with respect to the senior subordinated notes due 2006 issued by KGI and warrants issued in connection therewith.

                  "Senior Unitholders" means the parties listed on Schedule I-A attached hereto and their Permitted Transferees.

                  "Senior Unitholder Filing Date" means (i) with respect to KSI, the later (x) of the second anniversary of the date on which the registration statement filed in connection with the initial Public Offering of KSI was declared effective, and the (y) date of the first distribution of KSI Capital Stock by the Company to Members and (ii) with respect to KHC, the latest of (A) the KSI Termination Date, (B) the date of the first distribution of KHC Capital Stock by the Company to Members and (C) the second anniversary of the date on which the registration statement filed in connection with the initial Public Offering of KHC was declared effective.

                  "Senior Units" means the Common B Units held by the Senior Unitholders.

                  "Series A Preferred Stock" means for KHC and KSI, as applicable, Series A Preferred Stock, $0.0001 par value per share.

                  "Series A-1 Preferred Stock" means for KHC and KSI, as applicable, Series A-1 Preferred Stock, $0.0001 par value per share.

                  "Series B-1 Preferred Stock" means for KHC and KSI, as applicable, Series B-1 Preferred Stock, $0.0001 par value per share.

                  "Shareholders Agreement" shall have the meaning set forth in the recitals to this Agreement.

                  "Shimmon" means (i) David A. Shimmon, an individual residing in Woodside, California, (ii) any member of David A. Shimmon's immediate family,
(iii) any trust or other legal entity for the benefit of David A. Shimmon and his immediate family and (iv) Magnolia for so long as it owned by David A. Shimmon and/or his immediate family.

                  "Shimmon Pledge Agreement" means that certain pledge agreement, dated as of June 4, 2001, made by Shimmon in favor of KHC.

                  "State of Michigan" means the State Treasury department of the State of Michigan, custodian of the Michigan Public Schools Employees' Retirement System, State Employees' Retirement System and Michigan State Police Retirement System.

                  "State of Michigan Observer" shall have the meaning set forth in Section 6.2(c) of this Agreement.

                  "Stock Options" means all options to purchase Common Stock granted to non-management members of the board of directors, members of management and key employees of KHC and/or KSI pursuant to the Kinetics Holdings Corporation 2000 Stock Option Plan and the Celerity Group, Inc. 2002 Stock Option Plan B, Kinetics Systems, Inc. 2004 Stock Option Plan or any successor or similar plan.

                  "Stockholder" means each Unitholder that receives shares of Capital Stock of KHC or KSI, as the case may be, upon a distribution by the Company.

                  "Subsidiary" means, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the managers of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at such time.

                  "TCP Purchase Agreement" means that certain purchase agreement dated September 26, 2003 between KGI, KHC, TCP and certain other parties, as amended and restated on April 9, 2004 among KGI, KHC and the parties named therein.

                  "TCP Unitholder Observer" shall have the meaning set forth in
Section 6.2(a) of this Agreement.

                  "TCP Unitholders" means the parties listed on Schedule I-C attached hereto and their Permitted Transferees (but which in any event shall exclude the Ares Unitholders).

                  "TCP Unitholder Filing Date" means with respect to KSI, the later of (x) three hundred sixty-five (365) days after the date the registration statement filed in connection with an initial Public Offering of KSI was declared effective and (y) the date of the first distribution of KSI Capital Stock by the Company to Members.

                  "TCP Units" means the Units, including Derivative Units, of the Company held by TCP Unitholders.

                  "Third Party" means any Person that is not (i) an Affiliate of the Company, (ii) a holder of Units that beneficially owns more than ten percent (10%) of the Company's COMMON UNIT EQUIVALENTS, or (iii) an Affiliate of such a holder; provided, however, that, notwithstanding the foregoing definition, (i) Deutsche Bank AG or any of its subsidiaries that is primarily engaged in the business of lending money, including Deutsche Bank Americas and Deutsche Bank AG Cayman Islands Branch and (ii) any lender pursuant to the Primary Bank Facility, if at the time the lender first advances funds under the Primary Bank Facility such lender is a Third Party, and any of such lender's Affiliates that would not be a Third Party due solely to such lender's ownership of capital stock or Equity Securities of the Company or any of its Subsidiaries, shall be deemed to be a Third Party.

                  "TIAA" shall have the meaning set forth in Section 6.2(d) of this Agreement.

                  "TIAA Observer" shall have the meaning set forth in Section 6.2(d) of this Agreement.

                  "Transfer" shall have the meaning set forth in Section 2.1(a) of this Agreement.

                  "Transfer Notice" shall have the meaning set forth in Section 2.4(a).

                  "Unit" means any Common Unit, Class A Unit, Class A-1 Unit, Class B-1 Unit, Class C Unit, Class C-1 Unit, Class D Unit, Class E Unit, Common A Unit, Common B Unit, Profits Unit and any other unit representing equity interests in the Company created from time to time pursuant to the LLC Agreement.

                  "Unitholder" shall have the meaning set forth in the preamble to this Agreement and includes any other Person that becomes a Unitholder pursuant to Section 2.2(b) of this Agreement.

                  "USF" shall have the meaning set forth in the preamble to this Agreement.

                  "USF Common B Units" means the Common B Units held by USF.

                  "Vested Profits Unit" means any outstanding Profits Unit that has vested (i) in accordance with the Profits Unit purchase agreement pursuant to which such Profits Unit, or security exchanged for a Profits Unit, was issued, (ii) pursuant to the terms of any applicable Profits Unit plan adopted by the Company Board or (iii) pursuant to the LLC Agreement.

                  "Voting Securities" means, (i) with respect to the Company, collectively, at any time, the Units entitled to vote at such time pursuant to
Section 4.3 of the LLC Agreement (which, in no event, shall include any Profits
Unit) and (ii) with respect to any other entity, collectively, at any time, the securities of such entity entitled to vote at such time pursuant to the governing documents of such entity.

                  "Whitney" means, collectively, J. H. Whitney Mezzanine Fund, L.P., a Delaware limited partnership, and any successor thereof.

                                   ARTICLE II

                         TRANSFER OF EQUITY SECURITIES

                  Section 2.1 Transfer Restrictions. (a) No Unitholder shall, directly or indirectly, sell, assign, pledge or in any manner transfer any Equity Securities or any right or interest therein to any Person (each such action, a "Transfer"), except in compliance with the requirements of (and subject to the limitations contained in) the LLC Agreement and this Agreement.

                  (b) All certificates or other instruments (if any) representing Equity Securities shall bear a legend which shall substantially state as follows:

         "The securities represented by this certificate are subject to a Limited Liability Company Agreement and Unitholders Agreement of the issuer, each dated as of April 9, 2004, as the same may be amended from time to time, pursuant to the terms of which the transfer of such securities is restricted. Such agreements also provide for various other limitations and obligations, and all of the terms thereof are incorporated by reference herein. A copy of each such agreement will be furnished without charge by the issuer to the holder hereof upon written request."

                  (c) In addition to the legend required by Section 2.1(b) above, all certificates or other instruments (if any) representing Equity Securities shall bear a legend which shall substantially state as follows:

         "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered for sale, sold, pledged, transferred or otherwise disposed of until the holder hereof provides evidence reasonably satisfactory to the issuer (which, in the discretion of the issuer, may include an opinion of counsel reasonably satisfactory to the issuer) that such offer, sale, pledge, transfer or other disposition will not violate applicable federal or state securities laws."

                  (d) Without limiting the foregoing, no Unitholder shall, directly or indirectly, Transfer any Equity Securities, except pursuant to a Permitted Transfer.

                  (e) The Company agrees that it will not cause or permit any Transfer of any Equity Securities to be made on its books unless such Transfer is permitted by this Agreement and the LLC Agreement and has been made in accordance with the terms hereof and the LLC Agreement.

                  (f) Each Unitholder agrees that it will not effect any Transfer of Equity Securities unless such Transfer is made in accordance with any applicable federal or state securities laws.

                  Section 2.2 Permitted Transfers. (a) Subject to Section 2.1 and the requirements of the LLC Agreement regarding Transfers of Units by Members, a holder of Units may at any time effect any of the following Transfers (each a "Permitted Transfer," and each transferee of such Unitholder in respect of such Transfer, a "Permitted Transferee"):

                  (i) any Transfer of any or all Equity Securities held by a Unitholder who is an individual following such Unitholder's death by will or intestacy to such Unitholder's legal representative, heir or legatee;

                  (ii) any Transfer of any or all Equity Securities held by a Unitholder who is an individual as a gift or gifts during such Unitholder's lifetime to such Unitholder's spouse, children, grandchildren or a trust or other legal entity for the benefit of such Unitholder or any of the foregoing;

                  (iii) any Transfer of any or all Equity Securities by a Financial Investor to any Affiliate of such Person; provided that the transferee of any such Financial Investor is a Person who (x) is not a Non-Qualified Person, and (y) is a "qualified institutional buyer", an "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) or an entity in which all of the equity owners are "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act); and, provided further that any such Affiliate shall Transfer such Equity Securities to the Unitholder from whom the Equity Securities were originally received or acquired within five (5) days after ceasing to be an Affiliate of such transferring Unitholder;

                  (iv) any Transfer by a MidOcean Entity (y) so long as Section
         2.4 is complied with or (z) upon any liquidation or any other distribution to the partners or any other holder of a direct or indirect beneficial interest of such MidOcean Entity; provided that, in each case, such Person is a "qualified institutional buyer" or an "accredited investor" (as defined in Rule 501(a) under the Securities
         Act);

                  (v) any Transfer of any or all Equity Securities held by a Unitholder to any Person which is made in connection with (x) Section 2.4, (y) Section 2.5 or (z) Section 2.6 of this Agreement;

                  (vi) any Transfer by Behrman or SEF III upon any liquidation or any other distribution to the partners or any other holder of a direct or indirect beneficial interest of Behrman or SEF III; provided that, in each case, such Person is a "qualified institutional buyer" or an "accredited investor" (as defined in Rule 501(a) under the Securities Act);

                  (vii) any Transfer by (w) USF of the USF Common B Units, Class C Units and Class C-1 Units, and (x) the Senior Unitholders of the Senior Units, in each case to any Person who (A) is not a Non-Qualified Person and (B) is a "qualified institutional buyer", an "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) or an entity in which all of the equity owners are "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act);

                  (viii) any Transfer not described in any of clauses (i) through (vii) above or (ix) through (xix) below if permitted by a majority of the members of the Company Board who are not officers, directors, managers or employees of, or partners in, the Person that proposes such Transfer or the proposed Transferee;

                  (ix) any Transfer of any or all of the Equity Securities held by the State of Michigan to any successor or additional trustee or custodian of the assets of the State of Michigan as may be duly appointed and qualified under the laws of such State;

                  (x) a Transfer of Equity Securities by Magnolia pursuant to the Magnolia Pledge Agreement;

                  (xi) a Transfer of Equity Securities by Shimmon pursuant to the Shimmon Pledge Agreement;

                  (xii) any Transfer by Gryphon upon any liquidation or any other distribution to the partners or any other holder of a direct or indirect beneficial interest of Gryphon; provided that, in each case, such Person is a "qualified institutional buyer" or an "accredited investor" (as defined in Rule 501(a) under the Securities Act);

                  (xiii) any Transfer of an indirect interest in those Equity Securities held by MidOcean Capital to MidOcean Celerity and the partners in MidOcean Celerity;

                  (xiv) any Transfer by a TCP Unitholder of TCP Units to any Person who (A) is not a Non-Qualified Person and (B) is a "qualified institutional buyer", an "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) or an entity in which all of the equity owners are "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act);

                  (xv) any Transfer by a TCP Unitholder or an Ares Unitholder pursuant to a pledge, lien or other encumbrance or any guaranty or realization thereof;

                  (xvi) any Transfer by a TCP Unitholder upon any liquidation or any other distribution to the partners or any other holder of a direct or indirect beneficial interest of such TCP Unitholder; provided that, in each case, such Person is a "qualified institutional buyer" or an "accredited investor" (as defined in Rule 501(a) under the Securities
         Act);

                  (xvii) any Transfer by an Ares Unitholder of Ares Units to any Person who (A) is not a Non-Qualified Person and (B) is a "qualified institutional buyer", an "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) or an entity in which all of the equity owners are "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act);

                  (xviii) any Transfer by an Ares Unitholder upon any liquidation or any other distribution to the partners or any other holder of a direct or indirect beneficial interest of such Ares Unitholder; provided that, in each case, such Person is a "qualified institutional buyer" or an "accredited investor" (as defined in Rule 501(a) under the Securities Act);

                  (xix) any transfer of any or all Equity Securities which is made pursuant to an effective registration statement filed pursuant to the Securities Act or pursuant to Rule 144 under the Securities Act in an unsolicited brokerage transaction to the public; and

                  (xx) any Transfer by the Senior Unitholders upon any liquidation or any other distribution to the partners or any other holder of a direct or indirect beneficial interest of the Senior Unitholders; provided that, in each case, such Person is a "qualified institutional buyer" or an "accredited investor" (as defined in Rule 501(a) under the Securities Act).

                  (b) In any Transfer referred to above in Section 2.2(a), (other than clauses (iv) (y) (to the extent such Transfer is made as part of a transaction with is a Sale of the LLC), (v)(y), (v)(z) and (xix) thereof), the Permitted Transferee shall agree in writing to be bound by all the provisions of this Agreement and the LLC Agreement and shall execute and deliver to the Company a counterpart to this Agreement and the LLC Agreement. Each Permitted Transferee (other than a Permitted Transferee who received the relevant Equity Securities in a Transfer pursuant to clauses (iv) (y) (to the extent such Transfer is made as part of a transaction with is a Sale of the LLC), (v)(y),
(v)(z) or (xix) thereof) shall hold such shares of Equity Securities subject to the provisions of this Agreement as a "Unitholder" which may become a Unitholder hereunder as if such Permitted Transferee were an original signatory hereto and shall be deemed to be a party to this Agreement.

                  (c) In any Transfer, in its capacity as such, by a Management Holder, a Profits Units Holder, a Senior Unitholder, TCP Unitholder, Ares Unitholder or USF to a Permitted Transferee who is subject to Section 2.2(b), such Permitted Transferee shall thereafter be a

"Management Holder," "Profits Units Holder," "Senior Unitholder," "TCP Unitholder," "Ares Unitholder" or, as the case may be, "USF" for purposes of this Agreement with respect to the Units so Transferred; provided that this provision shall not apply to the right of USF to be subject to the provisions of
Section 8.11 with respect to non-public information received by it prior to August 30, 2000, in each case to the extent such Permitted Transferee is not an Affiliate of USF. In any Transfer by MidOcean or, as the case may be, Behrman or SEF III to a Permitted Transferee which is made pursuant to Section 2.2(a)(iii),
Section 2.2(a)(iv), Section 2.2(a)(vi) or part of a transaction which is a Sale of the LLC, such Permitted Transferee shall thereafter be referred to collectively with MidOcean (so long as MidOcean holds any Equity Securities after such Transfer) as "MidOcean" or, as the case may be, referred to collectively with Behrman (so long as Behrman holds any Equity Securities after such Transfer) as "Behrman" or "SEF III", respectively. Any employee or director of the Company or any of its Subsidiaries who holds Incentive Securities shall, if requested, agree in writing to be bound by all the provisions of this Agreement and shall execute and deliver to the Company a counterpart to this Agreement and shall be deemed to be a "Management Holder" for purposes of this Agreement. Any employee or director of the Company or any of its Subsidiaries who holds Profits Units shall, if requested, agree in writing to be bound by all the provisions of this Agreement and shall execute and deliver to the Company a counterpart to this Agreement and shall be deemed to be a "Profits Units Holder" for purposes of this Agreement.

                  Section 2.3 Right of First Refusal. (a) Prior to any Transfer by USF pursuant to Section 2.2(a)(vii)(w) to any Person of Equity Securities held by it from time to time, USF shall give written notice (the "Sale Notice") to the Company, MidOcean and the Behrman Investor Group. The Sale Notice shall
(x) disclose in reasonable detail the identity of the prospective Transferee(s), the number and type of Equity Securities to be Transferred (collectively, the "Offered Securities"), and the terms and conditions of the proposed Transfer,
(y) have attached to it a copy of the bona fide written offer pursuant to which the proposed Transfer is to be consummated and (z) confirm that the offer to purchase such Offered Securities is irrevocable for a period of at least thirty
(30) days. Subject to Sections 2.3(b) and (c), USF shall not consummate any Transfer until thirty (30) days after the Sale Notice has been given to the Company, MidOcean and the Behrman Investor Group.

                  (b) The Company may elect to purchase all, or any portion, of the Offered Securities to be Transferred upon the same terms and conditions as those set forth in the Sale Notice by delivering a written notice of such election to USF and to MidOcean and the Behrman Investor Group within ten (10) days after the Sale Notice has been delivered to the Company. If the Company has not elected to purchase all of the Offered Securities to be Transferred, MidOcean or its designees (the "MidOcean Group") and the Behrman Investor Group or its designees (the "Behrman Group") may elect to purchase their respective pro rata share (based on Common Unit Equivalents owned) of all or any portion of the Offered Securities not purchased by the Company upon the same terms and conditions as those set forth in the Sale Notice by giving written notice of such election to USF within twenty (20) days after the Sale Notice has been delivered to MidOcean and the Behrman Investor Group.

                  (c) If the Company, the MidOcean Group and the Behrman Group have not collectively given notice pursuant to Section 2.3(b) of their intent to purchase all of the Offered Securities specified in the Sale Notice, USF shall be entitled to Transfer, during the sixty (60) day period beginning on the earlier of (i) the date that is twenty-one (21) days after the date USF delivered the Sale Notice and (ii) the date on which USF has been advised by the Company, the MidOcean Group and/or the Behrman Group that they have collectively elected to purchase less than all of the Offered Securities, all of the Offered Securities, to any Person who (x) is not a Non-Qualified Person, and (y) is a "qualified institutional buyer" or an "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) at a price and on terms no more favorable to the Transferee(s) thereof than those specified in the Sale Notice and the bona fide written offer attached thereto. If the Offered Securities are not so Transferred during such sixty (60) day period, they shall again be subject to the provisions of this
Section 2.3 upon a subsequent proposed Transfer by USF.

                  (d) If the Company, the MidOcean Group and/or the Behrman Group have agreed to purchase all of the Offered Securities pursuant to Section 2.3(b), the closing of such purchase shall occur within ten (10) Business Days from the date the Company, the MidOcean Group and/or the Behrman Group have notified USF of their intention to purchase all of the Offered Securities.

                  2.4 Sales by MidOcean Subject to Tag-Along Rights. (a) Subject to Section 2.4(g), in the event that MidOcean proposes to effect a Transfer (other than a Permitted Transfer described in Section 2.2(a)(iii), Section 2.2(a)(iv)(z), Section 2.2(a)(v)(y) or (z), Section 2.2(a)(xiii) or Section 2.2(a)(xix)), MidOcean shall promptly give written notice (the "Transfer Notice") to the Company, the Behrman Investor Group, the Senior Unitholders, the Ares Unitholders, the TCP Unitholders, the Profits Units Holders and each other Unitholder owning at least one and one half percent (1.5%) of the then outstanding Common Unit Equivalents (each such Unitholder, together with the Behrman Investor Group, the Senior Unitholders, the Ares Unitholders, the TCP Unitholders and the Profits Units Holders, the "Other Unitholders") at least twenty (20) days prior to the closing of such Transfer. The Transfer Notice shall (i) describe in reasonable detail the proposed Transfer including, without limitation, the class and number of Equity Securities to be sold, the identity of the prospective Transferee, the number of Common Unit Equivalents (assuming all Derivative Units included in the Transfer constitute Common Unit Equivalents) represented thereby, the purchase price of each such Equity Security to be sold and the date such proposed sale is expected to be consummated and (ii) have attached thereto an executed copy of the agreement pursuant to which the proposed Transfer is to be consummated.

                  (b) Each of the Other Unitholders shall have the right, exercisable upon delivery of an irrevocable written notice to MidOcean within ten (10) Business Days after receipt of the Transfer Notice (the "Response Deadline"), to participate in such proposed Transfer on the same terms and conditions that apply to MidOcean as set forth in the Transfer Notice including, without limitation, the same price on a Common Unit Equivalent basis, the making of all representations and warranties (provided that the Senior Unitholders, the TCP Unitholders, the Ares Unitholders, USF, the Other Financial Investors, the 2001 Investors and the 2002 Investors shall only be required to make representations and warranties concerning their respective existence and authority to participate in such Sale of the LLC, their ownership of their respective Equity Securities and their ability to Transfer such Equity Securities free and clear of all liens and other encumbrances and, unless there is a reasonable basis to believe that such representations and warranties would not be true, the enforceability of terms pursuant to which such Sale of the LLC is to be conducted against them and the compliance of such Sale of the

LLC under laws applicable to them and all agreements to which they or their assets may be subject) and the granting of all indemnifications and the execution of all agreements (including participating in any escrow arrangements) to the extent of their respective "pro rata portion" (as defined in clause (c) below) in the Transfer of such Equity Securities; provided that (x) the indemnification obligation of MidOcean and each Participant (as defined below) provided to the proposed transferee with respect to the breach of any representation or warranty concerning the Company (other than the breach of those representations and warranties that are not subject to any "cap" as provided for in the sale agreement) shall be limited to the gross proceeds received by each such Unitholder in connection with the Transfer and (y) the liability of each Participant to the proposed transferee for the failure of such Transfer to be consummated shall be limited to the last arms-length purchase price paid for the Equity Securities proposed to be sold pursuant to this
Section 2.4, if the reason for the failure of such proposed Transfer to be consummated does not in any manner result from a breach by such Participant of any of its obligations or representations and warranties; and provided further that USF, the Ares Unitholders, the TCP Unitholders and Shimmon shall not be required to become a party to any non-competition arrangement or agreement. Each Other Unitholder electing to participate in the Transfer described in the Transfer Notice (each, a "Participant") shall indicate in its notice of election to MidOcean the number of Common Unit Equivalents it desires to Transfer up to the maximum amount allowed. MidOcean and each Other Unitholder shall be entitled to Transfer a number of Common Unit Equivalents equal to the amount obtained when the amount of Common Unit Equivalents to be Transferred, as set forth in the Transfer Notice, is multiplied by a fraction, the numerator of which is the number of Common Unit Equivalents held by such Unitholder immediately prior to the Transfer proposed in the Transfer Notice and the denominator of which is the total number of Common Unit Equivalents held by MidOcean and all Other Unitholders immediately prior to the Transfer proposed in the Transfer Notice. In the event that any Other Unitholder elected to not participate in such Transfer or any Participant elected to Transfer less than the maximum number of Common Unit Equivalents it was eligible to Transfer pursuant to the immediately preceding sentence (the total number of Common Unit Equivalents that such Other Unitholder or, as the case may be, Participant has declined to Transfer are referred to collectively as "Excess Transferable Securities"), then MidOcean and, as the case may be, each Participant who indicated in its notice of election that it desired to Transfer the maximum number of Common Unit Equivalents it was eligible to Transfer pursuant to the immediately preceding sentence shall be entitled to sell an additional number of Common Unit Equivalents equal to the amount obtained when the amount of Excess Transferable Shares is multiplied by a fraction, the numerator of which is the number of Common Unit Equivalents held by MidOcean or, as the case may be, such Participant immediately prior to the Transfer proposed in the Transfer Notice and the denominator of which is the total number of Common Unit Equivalents held by MidOcean and all such Participants immediately prior to the Transfer proposed in the Transfer Notice. No holder of Equity Securities (other than Common Unit Equivalents) shall be entitled to sell Equity Securities (other than Common Unit Equivalents) pursuant to this Section 2.4.

                  (c) Each Participant shall effect its participation in the Transfer by delivering to MidOcean at least three (3) Business Days prior to the date scheduled for such Transfer as set forth in the Transfer Notice, one or more certificates or other instruments, as applicable, in proper form for transfer, which represent the number of Common Unit Equivalents which such Participant is entitled to Transfer in accordance with Section 2.4(b). Such certificate or certificates or other instruments, as applicable, shall be delivered by MidOcean to such Permitted Transferee on the date scheduled for such Transfer in consummation of the Transfer pursuant to the terms and conditions specified in the Transfer Notice and such Permitted Transferee shall remit to each such Participant its pro rata portion of the net sale proceeds (taking into account any transaction costs and expenses incurred by MidOcean in connection with such Transfer including, without limitation, the fees described in Section 2.4(d)) to which such Participant is entitled by reason of its participation in such sale. For purposes of Section 2.4(b) and this Section 2.4(c), "pro rata portion" shall mean for each Participant a fraction, the numerator of which is the number of Common Unit Equivalents to be Transferred by such Participant pursuant to this
Section 2.4 and the denominator of which is the total number of Common Unit Equivalents to be Transferred pursuant to this Section 2.4.

                  (d) It is understood and agreed that in consideration of investment banking services provided by an investment banking group (which may consist of or include MidOcean or any of its Affiliates) a reasonable fee may be paid in an amount that is customary and equivalent to a fee arrangement negotiated on an "arms-length" basis.

                  (e) The exercise or non-exercise of the rights of any of the Other Unitholders hereunder to participate in one or more Transfers of Equity Securities made by MidOcean shall not adversely affect their rights to participate in subsequent Transfers of Equity Securities subject to this Section 2.4.

                  (f)      Notwithstanding anything contained in this Section
2.4 to the contrary, there shall be no liability on the part of MidOcean (or any of its Affiliates and Permitted Transferees) to any Other Unitholder in the event no Common Unit Equivalents are sold even if the provisions of this Section
2.4 have been triggered.

                  (g) Notwithstanding any other provision contained in this Agreement, the provisions of this Section 2.4 shall terminate upon the consummation of an initial Public Offering of any of the Company, KSI or KHC.

                  Section 2.5 Grant to Selling Group of Drag-Along Rights for Sale of the LLC. (a) At any time at the written request of the Required Investors (for purposes of this Section 2.5, the "Selling Group"), each other Unitholder agrees to vote all of its Voting Securities, at any meeting of Unitholders or by written consent in lieu of a meeting, and shall sell its Equity Securities in an amount proportionate to the total Equity Securities to be sold in such Sale of the LLC transaction based upon its percentage ownership of such Equity Securities along with the Selling Group, in connection with a Sale of the LLC. In order to effect the foregoing covenant, each other Unitholder hereby grants to the Selling Group with respect to all of such holder's Voting Securities, an irrevocable proxy (which is deemed to be coupled with an interest) for the term of this Section 2.5 with respect to any vote or action by written consent of Members solely to effect such Sale of the LLC in compliance with this Section 2.5.

                  (b) The Company and the other Unitholders each hereby agree to reasonably cooperate (including by waiving any appraisal rights to which such Unitholder may be entitled under Applicable Law and each such Unitholder does hereby waive all such appraisal rights) with the Selling Group and the purchaser in any such Sale of the LLC and, to execute and deliver all documents (including purchase agreements) and instruments as the Selling Group and such purchaser reasonably request to effect such Sale of the LLC including, without limitation, the making of all representations and warranties (provided that the Senior Unitholders, the TCP Unitholders, the Ares Unitholders, USF, the Other Financial Investors, the 2001 Investors and the 2002 Investors shall only be required to make representations and warranties concerning their respective existence and authority to participate in such Sale of the LLC, their ownership of their respective Equity Securities and their ability to Transfer such Equity Securities free and clear of all liens and other encumbrances and, unless there is a reasonable basis to believe that such representations and warranties would not be true, the enforceability of terms pursuant to which such Sale of the LLC is to be conducted against them and the compliance of such Sale of the LLC under laws applicable to them and all agreements to which they or their assets may be subject) the granting of all indemnifications and the execution of all agreements (including participating in any escrow arrangements) to the extent of their respective "pro rata portion" of the proceeds based upon amounts received by such parties pursuant to Section 8.3 or 8.4, as applicable, of the LLC Agreement with respect to the net proceeds received from such Sale of the LLC; provided that the indemnification obligation of the Unitholder provided to the proposed transferee with respect to the breach of any representation or warranty concerning the Company shall be limited to no more than 15% of the net proceeds received by each such Unitholder in connection with such Sale of the LLC; provided further that USF, Shimmon, the TCP Unitholders and the Ares Unitholders shall not be required to become party to any non-competition arrangement or agreement; and provided further that no Financial Investor holding less than five percent (5%) of the then outstanding Common Unit Equivalents shall be required to become party to any non-competition arrangement or agreement if (i) such Financial Investor would be in violation of such non-competition arrangement or agreement upon its execution due to other investments held by such Financial Investor on the date of such Sale of the Subsidiary Business, respectively or (ii) the execution of such non-competition arrangement or agreement would unreasonably impede the ability of such Financial Investor to make future non-controlling equity investments in accordance with its investment policies and procedures. Upon such Sale of the LLC, each Unitholder shall receive such amounts as it is entitled to receive pursuant to
Article VIII of the LLC Agreement from the net proceeds after any transaction costs and expenses incurred by the Company, MidOcean, Behrman or Gryphon, in connection with such Sale of the LLC including, without limitation, the fees described in Section 2.5(c) and, except as otherwise set forth in this Section 2.5(b), such sale shall be on the same terms and conditions as afforded to MidOcean, Behrman or Gryphon, as the case may be. Notwithstanding anything to the contrary in this Section 2.5, the holders of Class A Units, Class A-1 Units, and Class B-1 Units shall not be obligated to participate, vote in favor of or consent to any Sale of the LLC transaction in compliance with this Section 2.5 unless the terms and conditions of such transaction provide that the holders of such Class of Preferred Units receive an amount that is equal to or greater than the respective Liquidation Preference Amount applicable to such class of Units, as set forth in the LLC Agreement.

                  (c) It is understood and agreed that in consideration of investment banking services provided by an investment banking group (which may consist of or include MidOcean, Behrman and Gryphon or any of their Affiliates) a reasonable fee may be paid in an amount that is customary and equivalent to a fee arrangement negotiated on an "arms-length" basis.

                  (d)      Notwithstanding anything contained in this Section
2.5 to the contrary, there shall be no liability on the part of the Selling Group (or their respective Affiliates and Permitted Transferees) to any other Unitholder in the event no Equity Securities are sold even if the provisions of this Section 2.5 have been triggered.

                  (e) Notwithstanding any other provision contained in this Agreement, the provisions of this Section 2.5 shall terminate upon the consummation of an initial Public Offering of any of the Company, KSI or KHC.

                  2.6 Sale of the Subsidiary Business by the Company. (a) The Required Investors may cause the Company Board to consider for approval, and as necessary under the LLC Agreement or Applicable Law, to cause a vote of Members by meeting or action by written consent, as necessary, on or after August 30, 2006 for the purpose of effecting a Sale of the Subsidiary Business. Each holder of Voting Securities agrees to vote all of its Voting Securities at any meeting of Members, or by written consent in lieu of a meeting, in connection with such Sale of the Subsidiary Business. In order to effect the foregoing covenant, each Unitholder hereby grants to the Designated Proxy Agent with respect to all of such holder's Voting Securities an irrevocable proxy (which is deemed to be coupled with an interest) for the term of this Agreement (subject to Section 2.6(e)) with respect to any vote or action by written consent of Members solely to effect such Sale of the Subsidiary Business in compliance with this Section 2.6.

                  (b) The Company, KSI and the Unitholders each hereby agree to reasonably cooperate (including by waiving any appraisal rights to which such holder may be entitled under Applicable Law and such holder does hereby waive all such appraisal rights) with the Designated Proxy Agent and the purchaser in any such Sale of the Subsidiary Business and to execute and deliver all documents (including purchase agreements) and instruments as the Designated Proxy Agent and such purchaser reasonably request to effect such Sale of the Subsidiary Business including, without limitation, the granting of all indemnifications and the execution of all agreements (including participating in any escrow arrangements) to the extent of their respective "pro rata portion" of the proceeds based upon amounts received by such parties pursuant to Section 8.3 or 8.4, as applicable, of the LLC Agreement with respect to the net proceeds received from such Sale of the Subsidiary Business; provided that the indemnification obligation of the Designated Proxy Agent, the Company, KSI and each other Unitholder provided to the proposed transferee with respect to the breach of any representation or warranty concerning the Company shall be limited to the net proceeds received by the Company, KSI or each such Unitholder in connection with such Sale of the Subsidiary Business; provided further that USF, Shimmon, the TCP Unitholders and the Ares Unitholders shall not be required to become party to any non-competition arrangement or agreement; and provided further that no Financial Investor holding less than five percent (5%) of the then outstanding Common Unit Equivalents shall be required to become party to any non-competition arrangement or agreement if (i) such Financial Investor would be in violation of such non-competition arrangement or agreement upon its execution due to other investments held by such Financial Investor on the date of such Sale of the Subsidiary Business, respectively or (ii) the execution of such non-competition arrangement or agreement would unreasonably impede the ability of such Financial Investor to make future non-controlling equity investments in accordance with its investment policies and procedures. Upon such Sale of the Subsidiary Business, each Unitholder shall receive such amounts as it is entitled to receive pursuant to Article VIII of the LLC Agreement from the net proceeds after any transaction costs and expenses incurred by the Company, MidOcean, Behrman or Gryphon, in connection with such Sale of the Subsidiary Business including, without limitation, the fees described in Section 2.6(c) and, except as otherwise set forth in this Section 2.6(b), such sale shall be on the same terms and conditions as afforded to MidOcean, Behrman or Gryphon, as the case may be. Notwithstanding anything to the contrary in this Section 2.6, the holders of Class A Units, Class A-1 Units, and Class B-1 Units shall not be obligated to participate, vote in favor of or consent to any Sale of the Subsidiary Business transaction in compliance with this Section 2.6 unless the terms and conditions of such transaction provide that the holders of such series of Preferred Units receive an amount that is equal to or greater than the respective Liquidation Preference Amount applicable to such class of Units, as set forth in the LLC Agreement.

                  (c) It is understood and agreed that in consideration of investment banking services provided to the Company, KSI or KHC by an investment banking group (which may consist of any one or more of or include MidOcean, Behrman, Gryphon or any of their respective Affiliates) a reasonable fee may be paid by the Company, KSI or KHC in an amount that is customary and equivalent to a fee arrangement negotiated on an "arms-length" basis.

                  (d)      Notwithstanding anything contained in this Section
2.6 to the contrary, there shall be no liability on the part of the Designated Proxy Agent (or its Affiliates and Permitted Transferees) to any other Unitholder or recipient of Voting Securities in a distribution by the Company in the event that no Sale of the Subsidiary Business occurs even if the provisions of this Section 2.6 have been triggered.

                  (e) Notwithstanding any other provision contained in this Agreement, upon the consummation of an initial Public Offering of KSI or KHC, sales by the Company of Capital Stock of the Public Kinetics Entity shall not be deemed to be a Sale of the Subsidiary Business, and the provisions of this
Section 2.6 shall terminate with respect to such Public Kinetics Entity.

                  Section 2.7 Sale of the Subsidiary Business by Stockholders.
(a) Following a distribution of KHC Capital Stock or KSI Capital Stock to the Unitholders in accordance with the LLC Agreement, the Required Investors may cause the Board of Directors of KHC or KSI, as applicable, to call a special meeting of Stockholders of such entity to be held on August 30, 2006 or to distribute a written consent in lieu of a meeting for the purpose of effecting a Sale of the Subsidiary Business, and each Stockholder agrees to vote all of its shares of capital stock at such special meeting of Stockholders or by written consent in lieu of a meeting and shall sell the "pro rata portion" of its Derivative Capital Stock in connection with such Sale of the Subsidiary Business. In order to effect the foregoing covenant, each other Stockholder hereby grants to the Designated Proxy Agent with respect to all of such Stockholder's shares of capital stock an irrevocable proxy (which is deemed to be coupled with an interest) for the term of this Agreement with respect to any stockholder vote or action by written consent solely to effect such Sale of the Subsidiary Business in compliance with this Section 2.7.

                  (b) KHC or KSI, as the case may be, and the other Stockholders each hereby agree to reasonably cooperate (including by waiving any appraisal rights to which such Stockholder may be entitled under Applicable Law and each such Stockholder does hereby waive all such appraisal rights) with the Designated Proxy Agent and the purchaser in any such

Sale of the Subsidiary Business and to execute and deliver all documents (including purchase agreements) and instruments as the Designated Proxy Agent and such purchaser reasonably request to effect such Sale of the Subsidiary Business including, without limitation, the making of all representations and warranties (provided that the Senior Unitholders, the TCP Unitholders, the Ares Unitholders, USF, the Other Financial Investors, the 2001 Investors and the 2002 Investors shall only be required to make representations and warranties concerning their respective existence and authority to participate in such Sale of the Subsidiary Business, their ownership of their respective Derivative Capital Stock and their ability to Transfer such Derivative Capital Stock free and clear of all liens and other encumbrances and, unless there is a reasonable basis to believe that such representations and warranties would not be true, the enforceability of terms pursuant to which such Sale of the Subsidiary Business is to be conducted against them and the compliance of such Sale of the Subsidiary Business under laws applicable to them and all agreements to which they or their assets may be subject) and the granting of all indemnifications and the execution of all agreements (including participating in any escrow arrangements) to the extent of their respective "pro rata portion"; provided that the indemnification obligation of the Designated Proxy Agent and each other Stockholder provided to the proposed transferee with respect to the breach of any representation or warranty concerning KHC or KSI, as the case may be, shall be limited to the net proceeds received by each such Stockholder in connection with such Sale of the Subsidiary Business; provided further that USF, Shimmon, the TCP Unitholders and the Ares Unitholders shall not be required to become party to any non-competition arrangement or agreement; and provided further that no Financial Investor holding less than five percent (5%) of the then outstanding Common Stock Equivalents shall be required to become party to any non-competition arrangement or agreement if (i) such Financial Investor would be in violation of such non-competition arrangement or agreement upon its execution due to other investments held by such Financial Investor on the date of such Sale of the Subsidiary Business or (ii) the execution of such non-competition arrangement or agreement would unreasonably impede the ability of such Financial Investor to make future non-controlling equity investments in accordance with its investment policies and procedures. MidOcean, Behrman and Gryphon agree that upon such Sale of the Subsidiary Business each Stockholder shall receive its "pro rata portion" of the net proceeds (taking into account (x) the exercise or conversion price of any Equity Security to be Transferred and (y) any transaction costs and expenses incurred by MidOcean, Behrman or Gryphon, in connection with such Sale of the Subsidiary Business including, without limitation, the fees described in Section 2.7(c)) and, except as otherwise set forth in this Section 2.7(b), such sale shall be on the same terms and conditions as afforded to MidOcean, Behrman or Gryphon, as the case may be. For purposes of Sections 2.7(a) and (b), "pro rata portion" shall mean for each Stockholder a fraction, the numerator of which is the number of Capital Stock Equivalents held by such Stockholder immediately prior to such Sale of the Subsidiary Business and the denominator of which is the total number of Capital Stock Equivalents outstanding immediately prior to such Sale of the Subsidiary Business that are held by parties bound by this Agreement or who otherwise participate in such Sale of the Subsidiary Business transaction. For purposes of this Section 2.7(b), the computation of Common Stock Equivalents shall include Equity Securities that would become Common Stock Equivalents in accordance with their terms immediately after the consummation of the transactions contemplated by this Section 2.7. Notwithstanding anything to the contrary in this Section 2.7, the holders of Series A Preferred Stock, Series A-1 Preferred Stock and Series B-1 Preferred Stock shall not be obligated to participate, vote in favor of or consent to any Sale of the Subsidiary Business transaction in compliance with this Section 2.7 unless the terms and conditions of such transaction provide that the holders of such series of Preferred Stock receive an amount that is equal to or greater than the liquidation preference applicable to the such series of Preferred Stock, as set forth in the certificate of incorporation of KHC or KSI, as applicable.

                  (c) It is understood and agreed that in consideration of investment banking services provided by an investment banking group (which may consist of any one or more of or include MidOcean, Behrman, Gryphon or any of their respective Affiliates) a reasonable fee may be paid in an amount that is customary and equivalent to a fee arrangement negotiated on an "arms-length" basis.

                  (d)      Notwithstanding anything contained in this Section
2.7 to the contrary, there shall be no liability on the part of the Designated Proxy Agent (or its Affiliates and Permitted Transferees) to any other Stockholder in the event no Equity Securities are sold even if the provisions of this Section 2.7 have been triggered.

                  (e) Notwithstanding any other provision contained in this Agreement, upon the consummation of an initial Public Offering of KSI or KHC, sales by the Stockholders of Capital Stock of the Public Kinetics Entity shall not be deemed to be a Sale of the Subsidiary Business, and the provisions of this Section 2.7 shall terminate with respect to such Public Kinetics Entity.

                  Section 2.8 Grant of Preemptive Rights to Unitholders. (a) In the event that, at any time, the Company shall decide to undertake an issuance of New Securities, the Company shall at such time deliver to the Behrman Investor Group, the Senior Unitholders, the Ares Unitholders, the TCP Unitholders and each other Unitholder (other than USF) holding at such time Common Unit Equivalents representing not less than one percent (1%) of all Common Unit Equivalents, written notice of the Company's decision, describing the amount, type and terms (including the exercise price and expiration date thereof in the case of any Derivative Securities) of such New Securities, the purchase price per New Security (the "New Securities Price") to be paid by the purchasers of such New Securities and the other terms upon which the Company has decided to issue the New Securities including, without limitation, the expected timing of such issuance which will in no event be more than sixty (60) days or less than thirty (30) days after the date upon which such notice is given (the "Preemptive Notice"). Each such Unitholder (other than USF) shall have fifteen
(15) days from the date on which it receives the Preemptive Notice to agree by written notice to the Company (a "Preemptive Exercise Notice") to purchase up to its proportional share of such New Securities at the New Securities Price and upon the general terms specified in the Preemptive Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased by any such Unitholder. In the event that in connection with such a proposed issuance of New Securities, such Unitholder shall for any reason fail or refuse to give such written notice to the Company within such fifteen (15) day period, such Unitholder shall, for all purposes of this Section 2.8, be deemed to have refused (in that particular instance only) to purchase any of such New Securities and to have waived (in that particular instance only) all of its rights under this Section 2.8 to purchase any of such New Securities. For purposes of this Section 2.8, a Unitholder's "proportional share" means, at any time, the quotient obtained by dividing the number of Common Unit Equivalents held by such

Unitholder at such time by the aggregate number of Common Unit Equivalents held by all Unitholders entitled to preemptive rights under this Section 2.8(a) at such time. In the event that any such Unitholder does not elect to purchase all of its respective proportional share, the New Securities which were available for purchase by such non-electing Unitholders (the "Excess New Securities") shall automatically be deemed to be accepted for purchase by such Unitholders who indicated in their Preemptive Exercise Notice a desire to participate in the purchase of New Securities in excess of their proportional share. Unless otherwise agreed by all such Unitholders participating in the purchase, each Unitholder who indicated to purchase more than its proportional share shall purchase a number of Excess New Securities equal to the lesser of (i) the number of Excess New Securities indicated in the Preemptive Exercise Notice, if any, and (ii) an amount equal to the product of (x) the number of Excess New Securities and (y) a fraction, the numerator of which is the number of Common Unit Equivalents held at such time by such Unitholder and the denominator of which is the aggregate number of Common Unit Equivalents held at such time by all Unitholders who participate in the purchase of Excess New Securities.

                  (b) In the event and to the extent that, subsequent to the procedure set forth in Section 2.8(a), any New Securities to be issued by the Company are not subject to an agreement by and between the Company and any Unitholder to purchase such New Securities, the Company shall be free to issue such New Securities to any Person, provided that (i) the price per New Security at which such New Securities are being issued to and purchased by such Person is not less than the New Securities Price and (ii) the other terms and conditions pursuant to which such Person purchases such New Securities are substantially equivalent to the terms set forth in the Preemptive Notice. Any New Securities not issued or sold within one hundred eighty (180) days after the date of the Preemptive Notice shall again be subject to the provisions of this Section 2.8.

                                   ARTICLE III

                             KSI REGISTRATION RIGHTS

                  Section 3.1 KSI Required Registration.

                  (a) Company Demand Rights. Prior to the completion of the initial Public Offering of KSI, the Company has the right to compel a Public Offering of KSI at its discretion at any time.

                  (b) Post-IPO Demand Rights. If a written request shall be made to KSI, which request shall specify the KSI Registrable Securities to be sold and the intended method of disposition thereof (a "KSI Demand Request"), at any time after the date that is

                  (i) after the date the registration statement filed in connection with an initial Public Offering of KSI was declared effective, by the Company, or

                  (ii) if KSI Capital Stock has been distributed by the Company to Members,

                           (A) one hundred eighty (180) days after the date the
registration statement filed in connection with an initial Public Offering of KSI was declared effective, by MidOcean, or Behrman,

                           (B) the Senior Unitholder Filing Date, by the Senior
Unitholders holding a majority of then outstanding Senior Units on a Deemed Converted Basis,

                           (C) the TCP Unitholder Filing Date, by the TCP
Unitholders holding a majority of then outstanding TCP Units on a Deemed Converted Basis,

                           (D) the Ares Unitholder Filing Date, by the Ares
Unitholders holding a majority of then outstanding Ares Units on a Deemed Converted Basis,

                           (E) the 2001 Investors Filing Date, by the 2001
Investors holding a majority of then outstanding aggregate Class A Units and Class A-1 Units on a Deemed Converted Basis held by the 2001 Investors, or

                           (F) the 2002 Investors Filing Date, by the 2002
Investors holding a majority of then outstanding Class B-1 Units on a Deemed Converted Basis held by the 2002 Investors,

to effect a registration under the Securities Act of KSI Registrable Securities held by such Unitholders (each, a "KSI Required Registration"), then KSI shall promptly use its reasonable efforts to effect such KSI Required Registration; provided that each of MidOcean and Behrman may only make one (1) KSI Demand Request for a "long-form" KSI Required Registration and one (1) KSI Demand Request for a "short form" KSI Required Registration; provided further that in lieu of the KSI Demand Request for a "long form" KSI Required Registration, each of MidOcean and Behrman may instead elect to have an additional "short form" KSI Required Registration; provided further that the Senior Unitholders may not make a KSI Demand Request for a "long-form" KSI Required Registration and may only make one (1) KSI Demand Request for a "short form" KSI Required Registration and only if, at any time after the Senior Unitholder Filing Date, any Senior Unitholder is unable to sell all of its KSI Common Stock received in connection with its ownership of Senior Units pursuant to Rule 144 under the Securities Act free of the volume restrictions thereof; provided further that the TCP Unitholders may not make a KSI Demand Request for a "long-form" KSI Required Registration and may only make one (1) KSI Demand Request for a "short form" KSI Required Registration unless KSI is not then eligible to effect a "short form" KSI Required Registration, in which case the TCP Unitholders may make a KSI Demand Request for a "long-form" KSI Required Registration; provided further that the Ares Unitholders may not make a KSI Demand Request for a "long-form" KSI Required Registration and may only make one (1) KSI Demand Request for a "short form" KSI Required Registration unless KSI is not then eligible to effect a "short form" KSI Required Registration, in which case the Ares Unitholders may make a KSI Demand Request for a "long-form" KSI Required Registration; provided further that the 2001 Investors may not make a KSI Demand Request for a "long-form" KSI Required Registration and may only make two (2) KSI Demand Requests for a "short form" KSI Required Registration and only if, at any time after the 2001 Investor Filing Date, each 2001 Investor is unable to sell all of its KSI Common Stock received in a distribution by the Company with respect to its ownership of Class A or Class A-1

Units pursuant to Rule 144 under the Securities Act free of the volume restrictions thereof; provided further that the 2002 Investors may not make a KSI Demand Request for a "long-form" KSI Required Registration and may only make one (1) KSI Demand Request for a "short form" KSI Required Registration and only if, at any time after the 2002 Investor Filing Date, each 2002 Investor is unable to sell all of its KSI Common Stock received in a distribution from the Company with respect to its ownership of Class B-1 Units pursuant to Rule 144 under the Securities Act free of the volume restrictions thereof; provided further that the registration rights of the 2002 Investors shall be in addition to the registration rights granted to Behrman and MidOcean under Section 3.1(b)(ii); and provided further that KSI shall not be required to comply with more than two (2) KSI Demand Requests during any twelve (12) month period.

                  (c) Piggyback Rights. Upon receipt by KSI of any KSI Demand Request, other than in respect of its initial Public Offering, KSI shall deliver a written notice (a "KSI Demand Notice") to the Company and to each Unitholder who holds KSI Registrable Securities obtained through a distribution of such securities by the Company who did not make such KSI Demand Request stating that KSI intends to comply with a KSI Demand Request and informing the Company and each such Unitholder of its right to include KSI Registrable Securities in such KSI Required Registration. Within ten (10) Business Days after receipt of a KSI Demand Notice, the Company and each such Unitholder shall have the right to request in writing that KSI include all or a specific portion of the KSI Registrable Securities held by the Company or such Unitholder in such KSI Required Registration.

                  (d) Postponement. KSI may postpone any KSI Required Registration for a reasonable period of time, not to exceed one hundred eighty
(180) days, if the KSI Board of Directors determines in good faith that such KSI Required Registration would (i) require the disclosure of a material transaction or other matter and such disclosure would be disadvantageous to KSI or (ii) adversely affect a material financing, acquisition, disposition of assets or stock, merger or other transaction to which KSI may enter into; provided that KSI may postpone a KSI Required Registration only once during any twelve (12) month period.

                  (e) Time for Filing and Effectiveness. On or before the date which is sixty (60) days after the KSI Demand Request, KSI shall file with the SEC the KSI Required Registration with respect to all KSI Registrable Securities to be so registered, and shall use its reasonable efforts to cause such KSI Required Registration to become effective as promptly as practicable after the filing thereof, but in no event later than the day which is one hundred twenty (120) days after the date of the KSI Demand Request.

                  (f) Selection of Underwriters. In the event that the KSI Registrable Securities to be registered pursuant to a KSI Required Registration are to be disposed of in an underwritten Public Offering, the underwriters of such Public Offering shall be one or more underwriting firms of nationally recognized standing selected by KSI and reasonably acceptable to the Company and Unitholders that together hold a majority of the KSI Registrable Securities to be included in such KSI Required Registration.

                  (g) Priority on KSI Required Registrations. In the event that, in the case of any KSI Required Registration, the managing underwriter for the Public Offering contemplated by Section 3.1(f) shall advise KSI in writing (with a copy to each holder of KSI Registrable

Securities requesting sale) that, in such underwriter's opinion, the amount of securities requested to be included in such KSI Required Registration would adversely affect the Public Offering and sale (including pricing) of such KSI Registrable Securities (such writing to state the basis of such opinion and the approximate number of KSI Registrable Securities that may be included in such Public Offering without such effect), KSI will include in such KSI Required Registration the number of KSI Registrable Securities that KSI is so advised can be sold in such Public Offering in the following amounts:

                           (i) first, all KSI Registrable Securities requested to be sold by the Company,

                           (ii) second, pro rata among MidOcean, the Behrman Investor Group, the 2001 Investors, the 2002 Investors, the Senior Unitholders, the TCP Unitholders, the Ares Unitholders and the holders of Profits Units on the basis of the number of KSI Registrable Securities requested to be registered by such holders;

                           (iii) third, all KSI Registrable Securities requested to be sold by all other holders of KSI Registrable Securities pursuant to this Section 3.1 pro rata among such holders on the basis of the number of KSI Registrable Securities requested to be registered by such holders; provided however that if such managing underwriter shall advise KSI that, in such underwriter's opinion, the inclusion of KSI Registrable Securities held by Management Holders would adversely affect the Public Offering and sale (including pricing) of such securities, then the number of KSI Registrable Securities held by such Management Holders (other than Shimmon) to be included in such Public Offering may be disproportionately reduced to avoid such adverse result; and

                           (iv) fourth, securities proposed to be sold by KSI for its own account or for other holders of KSI Equity Securities with registration rights with respect to such securities.

                  (h) Additional KSI Demand Requests. In the event that KSI postpones any KSI Required Registration in accordance with Section 3.1(d) by more than sixty (60) days, the KSI Demand Request pursuant to which such KSI Required Registration was to have been made may be withdrawn by the Unitholder who initiated such KSI Demand Request and shall not be deemed to be a KSI Demand Request pursuant to Section 3.1(b).

                  Section 3.2  KSI Incidental Registration.

                  (a) Filing of Registration Statement. If KSI proposes to register any of its securities (x) for its own account in its initial Public Offering and includes in such registration any securities to be sold for the account of any other Person; or (y) for its own account or for the account of any other Person at any time after its initial Public Offering (other than a KSI Required Registration) (any such proposed registration being a "KSI Incidental Registration") under the Securities Act (other than pursuant to a registration statement on Form S-4, Form S-8, or Form S-3 in the case of a registration solely for resale of securities issued as consideration in an acquisition of a Person by KSI, or any successor forms thereto or Section 3.1 hereof) for sale in a Public Offering, it will at each such time give prompt written notice to the holders of all KSI

Registrable Securities of its intention to do so, which notice shall be given at least thirty (30) days prior to the date that a registration statement relating to such registration is proposed to be filed with the SEC. Upon the written request of the Company or any Unitholder holding KSI Registrable Securities to include KSI Registrable Securities held by it under such registration statement (which request shall (i) be made within fifteen (15) days after the receipt of any such notice, and (ii) specify the KSI Registrable Securities intended to be included by such holder), KSI will use its reasonable efforts to effect the registration of all KSI Registrable Securities that KSI has been so requested to register; provided however that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, KSI shall determine for any reason to terminate such registration statement and not to register such securities, KSI may, at its election, give written notice of such determination to each such holder and, thereupon, shall be relieved of its obligation to register any KSI Registrable Securities of such Persons in connection with such registration.

                  (b) Selection of Underwriters. Notice of KSI's intention to register such securities shall designate the proposed underwriters of such Public Offering (which shall be one or more underwriting firms of nationally recognized standing) and shall contain KSI's agreement to use its reasonable efforts, if requested to do so, to arrange for such underwriters to include in such underwriting the KSI Registrable Securities that KSI has been so requested to sell pursuant to this Section 3.2, it being understood that the holders of KSI Registrable Securities shall have no right to select different underwriters for the disposition of their KSI Registrable Securities.

                  (c) Priority on KSI Incidental Registrations. If the managing underwriter for the Public Offering contemplated by this Section 3.2 shall advise KSI in writing that, in such underwriter's opinion, the number of securities requested to be included in such KSI Incidental Registration would adversely affect the Public Offering and sale (including pricing) of such securities (such writing to state the basis of such opinion and the approximate number of securities that may be included in such Public Offering without such effect), KSI shall include in such KSI Incidental Registration the number of securities that KSI is so advised can be sold in such Public Offering, in the following amounts and order of priority:

                  (i) first, securities proposed to be sold by KSI for its own account and any securities proposed to be offered by KSI for the account of such Person who has exercised its demand registration rights other than pursuant to this Agreement, as the case may be; provided that such other Person is not an owner of ten percent (10%) or more of the KSI Equity Securities or an Affiliate of KSI, in which case such other Person's priority shall be governed by clause (iii) below; provided further that for the purposes of this Section 3.2, any underwriter acting in its capacity as such shall not be deemed an Affiliate of KSI;

                  (ii) second, the KSI Registrable Securities requested to be registered by the Company pursuant to this Section 3.2;

                  (iii) third, the KSI Registrable Securities requested to be registered by the Unitholders pro rata among such Unitholders on the basis of the number of KSI Registrable Securities requested to be sold by such Unitholders pursuant to this Section

         3.2; provided however that if such managing underwriter shall advise KSI that, in such underwriter's opinion, the inclusion of KSI Registrable Securities held by Management Holders would adversely affect the Public Offering and sale (including pricing) of such securities, then the number of KSI Registrable Securities held by such Management Holders (other than Shimmon) to be included in such Public Offering may be disproportionately reduced to avoid such adverse result; and

                  (iv) fourth, pro rata among all other holders of KSI Equity Securities having registration rights with respect to such securities.

                  Section 3.3 Registration Procedures. KSI will use its reasonable efforts to effect each KSI Required Registration pursuant to Section
3.1 and each KSI Incidental Registration pursuant to Section 3.2, and to cooperate with the sale of such KSI Registrable Securities in accordance with the intended method of disposition thereof as quickly as possible, and KSI will as expeditiously as possible:

                  (a) subject, in the case of a KSI Incidental Registration, to the proviso to Section 3.2(a), prepare and file with the SEC the registration statement and use its reasonable efforts to cause the Registration to become effective; provided however that, to the extent practicable, at least ten (10) Business Days prior to filing any registration statement or prospectus or any amendments or supplements thereto, KSI will furnish to the holders of the KSI Registrable Securities covered by such registration statement and their counsel, copies of all such documents proposed to be filed and any such holder shall have the opportunity to comment on any information pertaining solely to such holder and its plan of distribution that is contained therein and KSI shall make the corrections reasonably requested by such holder with respect to such information prior to filing any such registration statement or amendment;

                  (b) subject, in the case of a KSI Incidental Registration, to the proviso to Section 3.2(a), prepare and file with the SEC such amendments and post-effective amendments to any registration statement and any prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all KSI Registrable Securities covered by such registration statement until such time as all of such KSI Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement and cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act;

                  (c) furnish, upon request, to each holder of KSI Registrable Securities to be included in such KSI Registration and the underwriter or underwriters, if any, without charge, one signed copy of the registration statement and any post-effective amendment thereto, and such number of conformed copies thereof and such number of copies of the prospectus (including each preliminary prospectus and each prospectus filed under Rule 424 under the Securities Act), any amendments or supplements thereto and any documents incorporated by reference therein, as such holder or underwriter may reasonably request in order to facilitate the disposition of the KSI Registrable Securities being sold by such holder (it being understood that KSI consents to the use of the prospectus and any amendment or supplement thereto by each holder of KSI Registrable Securities covered by such registration statement and the underwriter or underwriters, if any, in connection with the Public Offering and sale of the KSI Registrable Securities covered by the prospectus or any amendment or supplement thereto);

                  (d) notify each holder of the KSI Registrable Securities to be included in such KSI Registration and the underwriter or underwriters, if any:

                           (i) of any stop order or other order suspending the effectiveness of any registration statement, issued or threatened by the SEC in connection therewith, and take all reasonable actions required to prevent the entry of such stop order or to remove it or obtain withdrawal of it at the earliest possible moment if entered;

                           (ii) when such registration statement or any prospectus used in connection therewith, or any amendment or supplement thereto, has been filed and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective;

                           (iii) of any written request by the SEC for amendments or supplements to such registration statement or prospectus; and

                           (iv) of the receipt by KSI of any notification with respect to the suspension of the qualification of any KSI Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction;

                  (e) if requested by the managing underwriter or underwriters or any holder of KSI Registrable Securities to be included in such KSI Registration in connection with any sale pursuant to a registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information relating to such underwriting as the managing underwriter or underwriters or such holder reasonably requests to be included therein; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

                  (f) on or prior to the date on which a KSI Registration is declared effective, use its reasonable efforts to register or qualify, and cooperate with the holders of KSI Registrable Securities to be included in such KSI Registration, the underwriter or underwriters, if any, and their counsel in connection with the registration or qualification of the KSI Registrable Securities covered by such KSI Registration, for offer and sale under the securities or "blue sky" laws of each state and other jurisdiction of the United States as any such holder or underwriter reasonably requests in writing; use its reasonable efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the period such registration statement is required to be kept effective; and do any and all other acts or things necessary or advisable to enable the disposition of the KSI Registrable Securities in all such jurisdictions reasonably requested to be covered by such KSI Registration; provided however that KSI shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

                  (g) in connection with any sale pursuant to a KSI Registration, cooperate with the holders of KSI Registrable Securities to be included in such KSI Registration and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under such KSI Registration, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such holders may request;

                  (h) use its reasonable efforts to cause the KSI Registrable Securities to be registered with or approved by such other governmental agencies or authorities within the United States and having jurisdiction over KSI, the Company or any Subsidiary as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such securities;

                  (i)      use its reasonable efforts to obtain:

                           (A) at the time of effectiveness of each KSI
         Registration, a "cold comfort letter" from KSI's independent certified public accountants covering such matters of the type customarily covered by "cold comfort letters" as the holders of a majority of the KSI Registrable Securities to be included in such KSI Registration and the underwriters reasonably request; and

                           (B) at the time of any underwritten sale pursuant to the registration statement, a "bring-down comfort letter," dated as of the date of such sale, from KSI's independent certified public accountants covering such matters of the type customarily covered by "bring-down comfort letters" as the Requisite Holders and the underwriters reasonably request;

                  (j) use its reasonable efforts to obtain, at the time of effectiveness of each KSI Registration and at the time of any sale pursuant to each KSI Registration, an opinion or opinions addressed to the holders of the KSI Registrable Securities to be included in such KSI Registration and the underwriter or underwriters, if any, in customary form and scope from counsel for KSI (who may be its internal counsel);

                  (k) notify each seller of KSI Registrable Securities covered by such KSI Registration, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such KSI Registration, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly prepare and file with the SEC and furnish to such seller or holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers or prospective purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they are made;

                  (l) otherwise comply with all applicable rules and regulations of the SEC, and make generally available to its security holders (as contemplated by Section 11(a) under the Securities Act) an earnings statement satisfying the provisions of Rule 158 under the Securities

Act no later than ninety (90) days after the end of the twelve (12) month period beginning with the first month of KSI's first fiscal quarter commencing after the effective date of the registration statement, which statement shall cover said twelve (12) month period;

                  (m) provide and cause to be maintained a transfer agent and registrar for all KSI Registrable Securities covered by each KSI Registration from and after a date not later than the effective date of such KSI Registration;

                  (n) use its reasonable efforts to cause all KSI Registrable Securities covered by each KSI Registration to be listed subject to notice of issuance, prior to the date of first sale of such KSI Registrable Securities pursuant to such KSI Registration, on each securities exchange on which the KSI Common Stock is then listed, and admitted to trading on Nasdaq, if the KSI Common Stock or any such other securities of KSI are then admitted to trading on Nasdaq; and

                  (o) enter into such agreements (including underwriting agreements in customary form) and take such other actions as the Requisite Holders shall reasonably request in order to expedite or facilitate the disposition of such KSI Registrable Securities. KSI may require each holder of KSI Registrable Securities that will be included in such KSI Registration to furnish KSI with such information in respect of such holder as KSI may reasonably request in writing and as is required by Applicable Law.

                  Section 3.4 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement registering KSI Registrable Securities under the Securities Act, KSI shall give, upon reasonable notice and during normal business hours, the holders of such KSI Registrable Securities so registered, their underwriters, if any, and their respective counsel and accountants access to its books and records and an opportunity to discuss the business of KSI with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' or such underwriters' to conduct a reasonable investigation within the meaning of Section 11(b)(3) of the Securities Act.

                  Section 3.5 Rights of Requesting Holders. Each holder of KSI Registrable Securities to be included in a KSI Registration which makes a written request therefor in Section 3.1 or 3.2, as the case may be, shall have the right to receive within thirty (30) days of receipt by KSI of such request copies of the information, notices and other documents described in Section 3.3(l) and Section 3.3(o).

                  Section 3.6 KSI Registration Expenses. KSI will pay all KSI Registration Expenses in connection with each registration of KSI Registrable Securities, including, without limitation, any such registration not effected by KSI; provided first if the Ares Unitholders make a KSI Demand Request at any time that the Ares Unitholders own three percent (3%) or less of the KSI Common Stock and are able to immediately sell all of its KSI Common Stock pursuant to Rule 144 under the Securities Act free of volume restrictions, then the Ares Unitholders shall be required to pay for their proportionate share of all KSI Registration Expenses; and provided second if the TCP Unitholders make a KSI Demand Request at any time that the TCP Unitholders own three percent (3%) or less of the KSI Common Stock and are able to immediately sell all of its KSI Common Stock pursuant to Rule 144 under the Securities Act free of volume restrictions, then the TCP Unitholders shall be required to pay for their proportionate share of all KSI Registration Expenses.

                  Section 3.7 Indemnification; Contribution. (a) KSI shall indemnify, to the fullest extent permitted by law, each holder of KSI Registrable Securities, its officers, directors, partners, employees and agents, if any, and each Person, if any, who controls such holder within the meaning of
Section 15 of the Securities Act, against all losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses (under the Securities Act or common law or otherwise), joint or several, resulting from any violation by KSI of the provisions of the Securities Act or any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (and as amended or supplemented if amended or supplemented) or any preliminary prospectus or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, in light of the circumstances under which they were made) not misleading, except to the extent that such losses, claims, damages, liabilities (or proceedings in respect thereof) or expenses are caused by any untrue statement or alleged untrue statement contained in or by any omission or alleged omission from information concerning any holder of KSI Registrable Securities furnished in writing to KSI by such holder expressly for use therein. If the Public Offering pursuant to any registration statement provided for under this Article III is made through underwriters, no action or failure to act on the part of such underwriters (whether or not such underwriter is an Affiliate of any holder of KSI Registrable Securities) shall affect the obligations of KSI to indemnify any holder of KSI Registrable Securities or any other Person pursuant to the preceding sentence. If the Public Offering pursuant to any registration statement provided for under this Article III is made through underwriters, KSI agrees to enter into an underwriting agreement in customary form with such underwriters and KSI agrees to indemnify such underwriters, their officers, directors, employees and agents, if any, and each Person, if any, who controls such underwriters within the meaning of Section 15 of the Securities Act to the same extent as herein before provided with respect to the indemnification of the holders of KSI Registrable Securities; provided that KSI shall not be required to indemnify any such underwriter, or any officer, director or employee of such underwriter or any Person who controls such underwriter within the meaning of
Section 15 of the Securities Act, to the extent that the loss, claim, damage, liability (or proceedings in respect thereof) or expense for which indemnification is claimed results from such underwriter's failure to send or give a copy of an amended or supplemented final prospectus to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of KSI Registrable Securities to such Person if such statement or omission was corrected in such amended or supplemented final prospectus prior to such written confirmation and the underwriter was provided with such amended or supplemented final prospectus.

                  (b) In connection with any registration statement in which a holder of KSI Registrable Securities is participating, each such holder, severally and not jointly, shall indemnify, to the fullest extent permitted by law, KSI, each underwriter and their respective officers, directors, employees and agents, if any, and each Person, if any, who controls KSI or such underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses resulting from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or preliminary prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein (in the case of any prospectus, in light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement is contained in or such omission is from information so concerning a holder furnished in writing by such holder expressly for use therein; provided that such holder's obligations hereunder shall be limited to an amount equal to the net proceeds to such holder of the KSI Registrable Securities sold pursuant to such registration statement; and provided further that, without such holder's consent, such holder shall not be required to indemnify KSI, any such underwriter, or any of their officers, directors or employees or any Person who controls KSI or such underwriter within the meaning of Section 15 of the Securities Act, to the extent that the loss, claim, damage, liability (or proceedings in respect thereof) or expense for which indemnification is claimed results from such underwriter's failure to send or give a copy of an amended or supplemented final prospectus to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of KSI Registrable Securities to such Person if such statement or omission was corrected in such amended or supplemented final prospectus prior to such written confirmation and the underwriter was provided with such amended or supplemented final prospectus.

                  (c) Any Person entitled to indemnification under the provisions of this Section 3.7 shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, permit such indemnifying party to assume the defense of such claim, with counsel reasonably satisfactory to the indemnified party; and if such defense is so assumed, such indemnifying party shall not enter into any settlement without the consent of the indemnified party if such settlement attributes liability to the indemnified party and such indemnifying party shall not be subject to any liability for any settlement made without its consent (which shall not be unreasonably withheld); and any underwriting agreement entered into with respect to any registration statement provided for under this Article III shall so provide. In the event an indemnifying party shall not be entitled, or elects not, to assume the defense of a claim, such indemnifying party shall not be obligated to pay the fees and expenses of more than one counsel or firm of counsel for all parties indemnified by such indemnifying party in respect of such claim, unless in the reasonable judgment of any such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties in respect to such claim.

                  (d) If for any reason the foregoing indemnity is unavailable, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other or (ii) if the allocation provided by clause (i) above is not permitted by Applicable Law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. Notwithstanding the foregoing, no holder of KSI Registrable

Securities shall be required to contribute any amount in excess of the amount such holder would have been required to pay to an indemnified party if the indemnity under Section 3.7(b) was available. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The obligation of any Person to contribute pursuant to this Section 3.7 shall be several and not joint.

                  (e) An indemnifying party shall make payments of all amounts required to be made pursuant to the foregoing provisions of this Section
3.7 to or for the account of the indemnified party from time to time promptly upon receipt of bills or invoices relating thereto or when otherwise due or payable.

                  (f) The indemnity and contribution agreements contained in this Section 3.7 shall remain in full force and effect regardless of any investigation made by or on behalf of a participating holder of KSI Registrable Securities, its officers, directors, members, agents or any Person, if any, who controls such holder as aforesaid, and shall survive the Transfer of Equity Securities by such holder and the termination of this Agreement.

                  Section 3.8 Holdback Agreements; Registration Rights to Others. In the event and to the extent requested by the managing underwriter or, if the KSI Registrable Securities are not being disposed of in an underwritten Public Offering, if requested by KSI, the Company and each Unitholder agrees not to sell, make any short sale of, grant any option for the purchase of, or otherwise dispose of any securities other than those KSI Registrable Securities included in such KSI Registration pursuant to Section 3.1(a), 3.1(b) or 3.2(a) for the thirty (30) days prior to and up to one hundred eighty (180) days after the effectiveness of the registration statement pursuant to which such Public Offering shall be made (or such shorter period of time as is sufficient and appropriate, in the opinion of the managing underwriter or, as the case may be, KSI in order to complete the sale and distribution of the securities included in such Public Offering); provided that the limitations contained in this Section
3.8 shall not apply to the extent a Unitholder is prohibited by Applicable Law from so withholding such securities from sale during such period; provided, further, that in the event that the underwriters or KSI, as the case may be, release the Company, MidOcean, any member of the Behrman Group or Gryphon from the restrictions set forth in this Section 3.8, each of the other holders of KSI Registrable Securities distributed by the Company with respect to Preferred Units, pro rata on a Deemed Converted Basis (assuming all such Units were convertible), shall be similarly released with respect to the percentage of securities that is equal to the percentage of securities as to which the Company, MidOcean, any such member of the Behrman Group or Gryphon, as the case may be, was released (as determined by dividing the number of securities released by the aggregate number of securities held by such holder).

                  Section 3.9 Availability of Information. Following KSI's initial Public Offering, KSI shall comply with the reporting requirements of Sections 13 and 15(d) of the Exchange Act and with all other public information reporting requirements of the SEC as from time to time in effect, and cooperate with the Company and Members who are holders of KSI Registrable Securities, so as to permit disposition of the KSI Registrable Securities pursuant to an exemption from the Securities Act for the sale of any KSI Registrable Securities (including, without limitation, the current public information requirements of Rule 144(c) and Rule 144A under the

Securities Act). KSI shall cooperate with holders of any KSI Registrable Securities in supplying such information as may be necessary for such holder to complete and file any information reporting forms presently or hereafter required by the SEC as a condition to the availability of an exemption from the Securities Act for the sale of any KSI Registrable Securities.

                                   ARTICLE IV
                             KHC REGISTRATION RIGHTS

                  Section 4.1 KHC Required Registration. (a) If a written request shall be made to KHC, which request shall specify the KHC Registrable Securities to be sold and the intended method of disposition thereof (a "KHC Demand Request"), at any time (subject to any contractual lock-up restrictions entered into by such holder of KHC Registrable Securities) after the date that is

                  (i) the date on which the registration statement filed in connection with an initial Public Offering of KHC was declared effective, by the holders of a majority of the KHC Registrable Securities of KSI then outstanding,

                  (ii) the later of (x) the KSI Termination Date and (y) the date on which the registration statement filed in connection with an initial Public Offering of KHC was declared effective, by the Company, or

                  (iii) after distribution of KHC Capital Stock by the Company to its Members, (A) the later of (x) the KSI Termination Date and (y) one hundred eighty (180) days after the date the registration statement filed in connection with an initial Public Offering of KHC was declared effective, by MidOcean, or Behrman, or (B) the Senior Unitholder Filing Date, by the Senior Unitholders holding a majority of then outstanding Senior Units on a Deemed Converted Basis; (C) by the TCP Unitholders holding a majority of then outstanding TCP Units on a Deemed Converted Basis, (D) by the Ares Unitholders holding a majority of then outstanding Ares Units on a Deemed Converted Basis,
(E) the 2001 Investors Filing Date, by the 2001 Investors holding a majority of then outstanding Class A Units and Class A-1 Units on a Deemed Converted Basis held by the 2001 Investors, or (F) the 2002 Investors Filing Date, by the 2002 Investors holding a majority of then outstanding Class B-1 Units on a Deemed Converted Basis held by the 2002 Investors, to effect a registration under the Securities Act of KHC Registrable Securities held by such Unitholders (each, a "KHC Required Registration"), then KHC shall promptly use its reasonable efforts to effect such KHC Required Registration; provided that the holders of KHC Registrable Securities of KSI may collectively only make one (1) KHC Demand Request for a "long-form" KHC Required Registration and one (1) KHC Demand for a "short-form" KHC Required Registration; provided further than such holders of KHC Registrable Securities of KSI may in lieu of the KHC Demand Request for a "long-form" KHC Required Registration request an additional KHC Demand Request for a "short-form" KHC Required Registration; provided further that the Company may only make two (2) KHC Demand Requests for a "long-form" KHC Required Registration and an unlimited number of KHC Demand Requests for a "short-form" KHC Required Registration; provided further, that each of MidOcean and Behrman may only make one (1) KHC Demand Request for a "long-form" KHC Required Registration and one (1) KHC Demand Request for a "short form" KHC Required Registration; provided further that in lieu of the KHC Demand Request for a "long form" KHC Required Registration, each of MidOcean and Behrman may instead elect to have an additional "short form" KHC Required

Registration; and provided further that the Senior Unitholders may not make a KHC Demand Request for a "long-form" KHC Required Registration and may only make one (1) KHC Demand Request for a "short form" KHC Required Registration and only if, at any time after the Senior Unitholder Filing Date, any Senior Unitholder is unable to sell all of its KHC Common Stock received in a distribution by the Company with respect to its ownership of Senior Units pursuant to Rule 144 under the Securities Act free of the volume restrictions thereof; provided further that the TCP Unitholders may not make a KHC Demand Request for a "long-form" KHC Required Registration and may only make one (1) KHC Demand Request for a "short form" KHC Required Registration unless KHC is not then eligible to effect a "short form" KHC Required Registration, in which case the TCP Unitholders may make a KHC Demand Request for a "long-form" KHC Required Registration; provided further that the Ares Unitholders may not make a KHC Demand Request for a "long-form" KHC Required Registration and may only make one (1) KHC Demand Request for a "short form" KHC Required Registration unless KHC is not then eligible to effect a "short form" KHC Required Registration, in which case the Ares Unitholders may make a KHC Demand Request for a "long-form" KHC Required Registration; provided further that the 2001 Investors may not make a KHC Demand Request for a "long-form" KHC Required Registration and may only make two (2) KHC Demand Requests for a "short form" KHC Required Registration and only if, at any time after the 2001 Investor Filing Date, each 2001 Investor is unable to sell all of its KHC Common Stock received in a distribution by the Company with respect to its ownership of Class A or Class A-1 Units pursuant to Rule 144 under the Securities Act free of the volume restrictions thereof; provided further that the 2002 Investors may not make a KHC Demand Request for a "long-form" KHC Required Registration and may only make one (1) KHC Demand Request for a "short form" KHC Required Registration and only if, at any time after the 2002 Investor Filing Date, each 2002 Investor is unable to sell all of its KHC Common Stock received in a distribution by the Company with respect to its ownership of Class B-1 Units pursuant to Rule 144 under the Securities Act free of the volume restrictions thereof; provided further that the registration rights of the 2002 Investors shall be in addition to the registration rights granted to Behrman and MidOcean under Section 4.1(a)(ii); and provided further that KHC shall not be required to comply with more than two (2) KHC Demand Requests during any twelve (12) month period.

                  (b) Piggyback Rights. Upon receipt by KHC of any KHC Demand Request, KHC shall deliver a written notice (a "KHC Demand Notice") to the Company and to each Unitholder who holds KHC Registrable Securities obtained through a distribution of such securities by the Company who did not make such KHC Demand Request stating that KHC intends to comply with a KHC Demand Request and informing the Company and each such Unitholder of its right to include KHC Registrable Securities in such KHC Required Registration. Within ten (10) Business Days after receipt of a KHC Demand Notice, the Company and each such Unitholder shall have the right to request in writing that KHC include all or a specific portion of the KHC Registrable Securities held by the Company or such Unitholder in such KHC Required Registration.

                  (c) Postponement. KHC may postpone any KHC Required Registration for a reasonable period of time, not to exceed one hundred eighty
(180) days, if the KHC Board of Directors determines in good faith that such KHC Required Registration would (i) require the disclosure of a material transaction or other matter and such disclosure would be disadvantageous to KHC or (ii) adversely affect a material financing, acquisition, disposition of assets or stock, merger or other transaction to which KHC may enter into; provided that KHC may postpone a KHC Required Registration only once during any twelve (12) month period.

                  (d) Time for Filing and Effectiveness. On or before the date which is sixty (60) days after the KHC Demand Request, KHC shall file with the SEC the KHC Required Registration with respect to all KHC Registrable Securities to be so registered, and shall use its reasonable efforts to cause such KHC Required Registration to become effective as promptly as practicable after the filing thereof, but in no event later than the day which is one hundred twenty (120) days after the date of the KHC Demand Request.

                  (e) Selection of Underwriters. In the event that the KHC Registrable Securities to be registered pursuant to a KHC Required Registration are to be disposed of in an underwritten Public Offering, the underwriters of such Public Offering shall be one or more underwriting firms of nationally recognized standing selected by KHC and reasonably acceptable to the Company and Unitholders that together hold a majority of the KHC Registrable Securities to be included in such KHC Required Registration.

                  (f) Priority on KHC Required Registrations. In the event that, in the case of any KHC Required Registration, the managing underwriter for the Public Offering contemplated by Section 4.1(e) shall advise KHC in writing (with a copy to each holder of KHC Registrable Securities requesting sale) that, in such underwriter's opinion, the amount of securities requested to be included in such KHC Required Registration would adversely affect the Public Offering and sale (including pricing) of such KHC Registrable Securities (such writing to state the basis of such opinion and the approximate number of KHC Registrable Securities that may be included in such Public Offering without such effect), KHC will include in such KHC Required Registration the number of KHC Registrable Securities that KHC is so advised can be sold in such Public Offering in the following amounts:

                           (i) first, prior to the KSI Termination Date, all KHC Registrable Securities of KSI requested to be sold by KSI;

                           (ii) second, all KHC Registrable Securities requested to be sold by the Company;

                           (iii) third, pro rata among MidOcean, the Behrman Investor Group, the 2001 Investors, the 2002 Investors, the Senior Unitholders, the TCP Unitholders, the Ares Unitholders and the holders of Profits Units on the basis of the number of KHC Registrable Securities requested to be registered by such holders;

                           (iv) fourth, all KHC Registrable Securities requested to be sold by all other holders of KHC Registrable Securities pursuant to this Section 4.1 pro rata among such holders on the basis of the number of KHC Registrable Securities requested to be registered by such holders; provided however that if such managing underwriter shall advise KHC that, in such underwriter's opinion, the inclusion of KHC Registrable Securities held by Management Holders would adversely affect the Public Offering and sale (including pricing) of such securities, then the number of KHC Registrable Securities held by such Management Holders (other than Shimmon) to be included in such Public Offering may be disproportionately reduced to avoid such adverse result; and

                           (v) fifth, securities proposed to be sold by KHC for its own account or for other holders of KHC Equity Securities with registration rights with respect to such securities.

                  (g) Additional KHC Demand Requests. In the event that KHC postpones any KHC Required Registration in accordance with Section 4.1(c) by more than sixty (60) days, the KHC Demand Request pursuant to which such KHC Required Registration was to have been made may be withdrawn by the Unitholder who initiated such KHC Demand Request and shall not be deemed to be a KHC Demand Request pursuant to Section 4.1(a).

                  Section 4.2 KHC Incidental Registration.

                  (a) Filing of Registration Statement. If KHC proposes to register any of its securities (x) for its own account in its initial Public Offering and includes in such registration any securities to be sold for the account of any other Person; or (y) for its own account or for the account of any other Person at any time after its initial Public Offering (other than a KHC Required Registration) (any such proposed registration being a "KHC Incidental Registration") under the Securities Act (other than pursuant to a registration statement on Form S-4, or Form S-8, or Form S-3 in the case of a registration solely for resale of securities issued as consideration in an acquisition of a Person by KHC, or any successor forms thereto or Section 4.1 hereof) for sale in a Public Offering, it will at each such time give prompt written notice to the holders of all KHC Registrable Securities of its intention to do so, which notice shall be given at least thirty (30) days prior to the date that a registration statement relating to such registration is proposed to be filed with the SEC. Upon the written request of the Company or any Unitholder holding KHC Registrable Securities to include KHC Registrable Securities held by it under such registration statement (which request shall (i) be made within fifteen (15) days after the receipt of any such notice, and (ii) specify the KHC Registrable Securities intended to be included by such holder), KHC will use its reasonable efforts to effect the registration of all KHC Registrable Securities that KHC has been so requested to register; provided however that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, KHC shall determine for any reason to terminate such registration statement and not to register such securities, KHC may, at its election, give written notice of such determination to each such holder and, thereupon, shall be relieved of its obligation to register any KHC Registrable Securities of such Persons in connection with such registration.

                  (b) Selection of Underwriters. Notice of KHC's intention to register such securities shall designate the proposed underwriters of such Public Offering (which shall be one or more underwriting firms of nationally recognized standing) and shall contain KHC's agreement to use its reasonable efforts, if requested to do so, to arrange for such underwriters to include in such underwriting the KHC Registrable Securities that KHC has been so requested to sell pursuant to this Section 4.2, it being understood that the holders of KHC Registrable Securities shall have no right to select different underwriters for the disposition of their KHC Registrable Securities.

                  (c) Priority on KHC Incidental Registrations. If the managing underwriter for the Public Offering contemplated by this Section 4.2 shall advise KHC in writing that, in such underwriter's opinion, the number of securities requested to be included in such KHC Incidental KHC Registration would adversely affect the Public Offering and sale (including pricing) of such securities (such writing to state the basis of such opinion and the approximate number of securities that may be included in such Public Offering without such effect), KHC shall include in such KHC Incidental Registration the number of securities that KHC is so advised can be sold in such Public Offering, in the following amounts and order of priority:

                           (i) first, securities proposed to be sold by KHC for its own account and any securities proposed to be offered by KHC for the account of such Person who has exercised its demand registration rights other than pursuant to this Agreement; provided that such other Person is not an owner of ten percent (10%) or more of the KHC Equity Securities or an Affiliate of KHC, in which case such other Person's priority shall be governed by clause (iv) below; provided further that for the purposes of this Section 4.2, any underwriter acting in its capacity as such shall not be deemed an Affiliate of KHC;

                           (ii) second, if prior to the KSI Termination Date, the KHC Registrable Securities of KSI proposed to be registered by the KSI Holders pro rata among such KSI Holders on the basis of the number of KHC Registrable Securities of KSI requested to be sold by such stockholders pursuant to this Section 4.2, then the KHC Registrable Securities requested to be registered by the Company pursuant to this
         Section 4.2;

                           (iii) third, the KHC Registrable Securities requested to be registered by the Unitholders pro rata among such Unitholders on the basis of the number of KHC Registrable Securities requested to be sold by such Unitholders pursuant to this Section 4.2; provided however that if such managing underwriter shall advise KHC that, in such underwriter's opinion, the inclusion of KHC Registrable Securities held by Management Holders would adversely affect the Public Offering and sale (including pricing) of such securities, then the number of KHC Registrable Securities held by such Management Holders (other than Shimmon) to be included in such Public Offering may be disproportionately reduced to avoid such adverse result; and

                           (iv) fourth, pro rata among all other holders of KHC Equity Securities with registration rights with respect to such securities.

                  Section 4.3 Registration Procedures. KHC will use its reasonable efforts to effect each KHC Required Registration pursuant to Section
4.1 and each KHC Incidental Registration pursuant to Section 4.2, and to cooperate with the sale of such KHC Registrable Securities in accordance with the intended method of disposition thereof as quickly as possible, and KHC will as expeditiously as possible:

                  (a) subject, in the case of a KHC Incidental Registration, to the proviso to Section 4.2(a), prepare and file with the SEC the registration statement and use its reasonable efforts to cause the KHC Registration to become effective; provided however that, to the extent practicable, at least ten (10) Business Days prior to filing any registration statement or prospectus or any amendments or supplements thereto, KHC will furnish to the holders of the

KHC Registrable Securities covered by such registration statement and their counsel, copies of all such documents proposed to be filed and any such holder shall have the opportunity to comment on any information pertaining solely to such holder and its plan of distribution that is contained therein and KHC shall make the corrections reasonably requested by such holder with respect to such information prior to filing any such registration statement or amendment;

                  (b) subject, in the case of a KHC Incidental Registration, to the proviso to Section 4.2(a), prepare and file with the SEC such amendments and post-effective amendments to any registration statement and any prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all KHC Registrable Securities covered by such registration statement until such time as all of such KHC Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement and cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act;

                  (c) furnish, upon request, to each holder of KHC Registrable Securities to be included in such KHC Registration and the underwriter or underwriters, if any, without charge, one signed copy of the registration statement and any post-effective amendment thereto, and such number of conformed copies thereof and such number of copies of the prospectus (including each preliminary prospectus and each prospectus filed under Rule 424 under the Securities Act), any amendments or supplements thereto and any documents incorporated by reference therein, as such holder or underwriter may reasonably request in order to facilitate the disposition of the KHC Registrable Securities being sold by such holder (it being understood that KHC consents to the use of the prospectus and any amendment or supplement thereto by each holder of KHC Registrable Securities covered by such registration statement and the underwriter or underwriters, if any, in connection with the Public Offering and sale of the KHC Registrable Securities covered by the prospectus or any amendment or supplement thereto);

                  (d) notify each holder of the KHC Registrable Securities to be included in such KHC Registration and the underwriter or underwriters, if any:

                           (i) of any stop order or other order suspending the effectiveness of any registration statement, issued or threatened by the SEC in connection therewith, and take all reasonable actions required to prevent the entry of such stop order or to remove it or obtain withdrawal of it at the earliest possible moment if entered;

                           (ii) when such registration statement or any prospectus used in connection therewith, or any amendment or supplement thereto, has been filed and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective;

                           (iii) of any written request by the SEC for amendments or supplements to such registration statement or prospectus; and

                           (iv) of the receipt by KHC of any notification with respect to the suspension of the qualification of any KHC Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction;

                  (e) if requested by the managing underwriter or underwriters or any holder of KHC Registrable Securities to be included in such KHC Registration in connection with any sale pursuant to a registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information relating to such underwriting as the managing underwriter or underwriters or such holder reasonably requests to be included therein; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

                  (f) on or prior to the date on which a KHC Registration is declared effective, use its reasonable efforts to register or qualify, and cooperate with the holders of KHC Registrable Securities to be included in such KHC Registration, the underwriter or underwriters, if any, and their counsel in connection with the registration or qualification of the KHC Registrable Securities covered by such KHC Registration, for offer and sale under the securities or "blue sky" laws of each state and other jurisdiction of the United States as any such holder or underwriter reasonably requests in writing; use its reasonable efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the period such registration statement is required to be kept effective; and do any and all other acts or things necessary or advisable to enable the disposition of the KHC Registrable Securities in all such jurisdictions reasonably requested to be covered by such KHC Registration; provided however that KHC shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

                  (g) in connection with any sale pursuant to a KHC Registration, cooperate with the holders of KHC Registrable Securities to be included in such KHC Registration and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under such KHC Registration, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such holders may request;

                  (h) use its reasonable efforts to cause the KHC Registrable Securities to be registered with or approved by such other governmental agencies or authorities within the United States and having jurisdiction over KHC or any Subsidiary as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such securities;

                  (i)      use its reasonable efforts to obtain:

                           (A) at the time of effectiveness of each KHC
         Registration, a "cold comfort letter" from KHC's independent certified public accountants covering such matters of the type customarily covered by "cold comfort letters" as the holders of a majority of the KHC Registrable Securities to be included in such KHC Registration and the underwriters reasonably request; and

                           (B) at the time of any underwritten sale pursuant to the registration statement, a "bring-down comfort letter," dated as of the date of such sale, from KHC's independent certified public accountants covering such matters of the type customarily covered by "bring-down comfort letters" as the Requisite Holders and the underwriters reasonably request;

                  (j) use its reasonable efforts to obtain, at the time of effectiveness of each KHC Registration and at the time of any sale pursuant to each KHC Registration, an opinion or opinions addressed to the holders of the KHC Registrable Securities to be included in such KHC Registration and the underwriter or underwriters, if any, in customary form and scope from counsel for KHC (who may be its internal counsel);

                  (k) notify each seller of KHC Registrable Securities covered by such KHC Registration, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such KHC Registration, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly prepare and file with the SEC and furnish to such seller or holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers or prospective purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they are made;

                  (l) otherwise comply with all applicable rules and regulations of the SEC, and make generally available to its security holders (as contemplated by Section 11(a) under the Securities Act) an earnings statement satisfying the provisions of Rule 158 under the Securities Act no later than ninety (90) days after the end of the twelve (12) month period beginning with the first month of KHC's first fiscal quarter commencing after the effective date of the registration statement, which statement shall cover said twelve (12) month period;

                  (m) provide and cause to be maintained a transfer agent and registrar for all KHC Registrable Securities covered by each KHC Registration from and after a date not later than the effective date of such KHC Registration;

                  (n) use its reasonable efforts to cause all KHC Registrable Securities covered by each KHC Registration to be listed subject to notice of issuance, prior to the date of first sale of such KHC Registrable Securities pursuant to such KHC Registration, on each securities exchange on which the KHC Common Stock is then listed, and admitted to trading on Nasdaq, if the KHC Common Stock or any such other securities of KHC are then admitted to trading on Nasdaq; and

                  (o) enter into such agreements (including underwriting agreements in customary form) and take such other actions as the Requisite Holders shall reasonably request in order to expedite or facilitate the disposition of such KHC Registrable Securities.

KHC may require each holder of KHC Registrable Securities that will be included in such KHC Registration to furnish KHC with such information in respect of such holder as KHC may reasonably request in writing and as is required by Applicable Law.

                  Section 4.4 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement registering KHC Registrable Securities under the Securities Act, KHC shall give, upon reasonable notice and during normal business hours, the holders of such KHC Registrable Securities so registered, their underwriters, if any, and their respective counsel and accountants access to its books and records and an opportunity to discuss the business of KHC with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' or such underwriters' to conduct a reasonable investigation within the meaning of Section 11(b)(3) of the Securities Act.

                  Section 4.5 Rights of Requesting Holders. Each holder of KHC Registrable Securities to be included in a KHC Registration which makes a written request therefor in Section 4.1 or 4.2, as the case may be, shall have the right to receive within thirty (30) days of receipt by KHC of such request copies of the information, notices and other documents described in Section 4.3(l) and Section 4.3(o).

                  Section 4.6 KHC Registration Expenses. KHC will pay all KHC Registration Expenses in connection with each registration of KHC Registrable Securities, including, without limitation, any such registration not effected by KHC; provided first if the Ares Unitholders make a KHC Demand Request at any time that the Ares Unitholders own three percent (3%) or less of the KHC Common Stock and is able to immediately sell all of its KHC Common Stock pursuant to Rule 144 under the Securities Act free of volume restrictions, then the Ares Unitholders shall be required to pay for their proportionate share of all KHC Registration Expenses; and provided second if the TCP Unitholders make a KHC Demand Request at any time that the TCP Unitholders own three percent (3%) or less of the KHC Common Stock and is able to immediately sell all of its KHC Common Stock pursuant to Rule 144 under the Securities Act free of volume restrictions, then the TCP Unitholders shall be required to pay for their proportionate share of all KHC Registration Expenses.

                  Section 4.7 Indemnification; Contribution. (a) KHC shall indemnify, to the fullest extent permitted by law, each holder of KHC Registrable Securities, its officers, directors, partners, employees and agents, if any, and each Person, if any, who controls such holder within the meaning of
Section 15 of the Securities Act, against all losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses (under the Securities Act or common law or otherwise), joint or several, resulting from any violation by KHC of the provisions of the Securities Act or any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (and as amended or supplemented if amended or supplemented) or any preliminary prospectus or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, in light of the circumstances under which they were made) not misleading, except to the extent that such losses, claims, damages, liabilities (or proceedings in respect thereof) or expenses are caused by any untrue statement or alleged untrue statement contained in or by any omission or alleged omission from information concerning any holder of KHC Registrable Securities furnished in writing to KHC by such holder expressly for use therein. If the Public Offering pursuant to any registration statement provided for under this Article IV is made through underwriters, no action or failure to act on the part of such underwriters (whether or not such underwriter is an Affiliate of any holder of KHC Registrable Securities) shall affect the obligations of KHC to indemnify any holder of KHC Registrable Securities or any other Person pursuant to the preceding sentence. If the Public Offering pursuant to any registration statement provided for under this Article IV is made through underwriters, KHC agrees to enter into an underwriting agreement in customary form with such underwriters and KHC agrees to indemnify such underwriters, their officers, directors, employees and agents, if any, and each Person, if any, who controls such underwriters within the meaning of Section 15 of the Securities Act to the same extent as herein before provided with respect to the indemnification of the holders of KHC Registrable Securities; provided that KHC shall not be required to indemnify any such underwriter, or any officer, director or employee of such underwriter or any Person who controls such underwriter within the meaning of Section 15 of the Securities Act, to the extent that the loss, claim, damage, liability (or proceedings in respect thereof) or expense for which indemnification is claimed results from such underwriter's failure to send or give a copy of an amended or supplemented final prospectus to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of KHC Registrable Securities to such Person if such statement or omission was corrected in such amended or supplemented final prospectus prior to such written confirmation and the underwriter was provided with such amended or supplemented final prospectus.

                  (b) In connection with any registration statement in which a holder of KHC Registrable Securities is participating, each such holder, severally and not jointly, shall indemnify, to the fullest extent permitted by law, KHC, each underwriter and their respective officers, directors, employees and agents, if any, and each Person, if any, who controls KHC or such underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages, liabilities (or proceedings in respect thereof) and expenses resulting from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission of a material fact required to be stated in the registration statement or prospectus or preliminary prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein (in the case of any prospectus, in light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement is contained in or such omission is from information so concerning a holder furnished in writing by such holder expressly for use therein; provided that such holder's obligations hereunder shall be limited to an amount equal to the net proceeds to such holder of the KHC Registrable Securities sold pursuant to such registration statement; and provided further that, without such holder's consent, such holder shall not be required to indemnify KHC, any such underwriter, or any of their officers, directors or employees or any Person who controls KHC or such underwriter within the meaning of Section 15 of the Securities Act, to the extent that the loss, claim, damage, liability (or proceedings in respect thereof) or expense for which indemnification is claimed results from such underwriter's failure to send or give a copy of an amended or supplemented final prospectus to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of KHC Registrable Securities to such Person if such statement or omission was corrected in such amended or supplemented final prospectus prior to such written confirmation and the underwriter was provided with such amended or supplemented final prospectus.

                  (c) Any Person entitled to indemnification under the provisions of this Section 4.7 shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, permit such indemnifying party to assume the defense of such claim, with counsel reasonably satisfactory to the indemnified party; and if such defense is so assumed, such indemnifying party shall not enter into any settlement without the consent of the indemnified party if such settlement attributes liability to the indemnified party and such indemnifying party shall not be subject to any liability for any settlement made without its consent (which shall not be unreasonably withheld); and any underwriting agreement entered into with respect to any registration statement provided for under this Article IV shall so provide. In the event an indemnifying party shall not be entitled, or elects not, to assume the defense of a claim, such indemnifying party shall not be obligated to pay the fees and expenses of more than one counsel or firm of counsel for all parties indemnified by such indemnifying party in respect of such claim, unless in the reasonable judgment of any such indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties in respect to such claim.

                  (d) If for any reason the foregoing indemnity is unavailable, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other or (ii) if the allocation provided by clause (i) above is not permitted by Applicable Law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. Notwithstanding the foregoing, no holder of KHC Registrable Securities shall be required to contribute any amount in excess of the amount such holder would have been required to pay to an indemnified party if the indemnity under Section 4.7(b) was available. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The obligation of any Person to contribute pursuant to this
Section 4.7 shall be several and not joint.

                  (e) An indemnifying party shall make payments of all amounts required to be made pursuant to the foregoing provisions of this Section
4.7 to or for the account of the indemnified party from time to time promptly upon receipt of bills or invoices relating thereto or when otherwise due or payable.

                  (f) The indemnity and contribution agreements contained in this Section 4.7 shall remain in full force and effect regardless of any investigation made by or on behalf of a participating holder of KHC Registrable Securities, its officers, directors, members, agents or any Person, if any, who controls such holder as aforesaid, and shall survive the Transfer of Equity Securities by such holder and the termination of this Agreement.

                  Section 4.8 Holdback Agreements; Registration Rights to Others. (a) In the event and to the extent requested by the managing underwriter or, if the KHC Registrable Securities are not being disposed of in an underwritten Public Offering, if requested by KHC, the Company, the KSI Holders and each Unitholder agrees not to sell, make any short sale of, grant any option for the purchase of, or otherwise dispose of any securities other than those KHC Registrable Securities included in such KHC Registration pursuant to Section 4.1(a), 4.1(b) or 4.2(a) for the thirty (30) days prior to and up to one hundred eighty (180) days after the effectiveness of the registration statement pursuant to which such Public Offering shall be made (or such shorter period of time as is sufficient and appropriate, in the opinion of the managing underwriter or, as the case may be, KHC in order to complete the sale and distribution of the securities included in such Public Offering); provided that the limitations contained in this Section 4.8 shall not apply to the extent a Unitholder is prohibited by Applicable Law from so withholding such securities from sale during such period; provided, further, that in the event that the underwriters or KHC, as the case may be, release the Company, MidOcean, any member of the Behrman Group or Gryphon from the restrictions set forth in this Section 4.8, each of the holders of KHC Registrable Securities distributed by the Company with respect to Preferred Units, pro rata on a Deemed Converted Basis, shall be similarly released with respect to the percentage of securities that is equal to the percentage of securities as to which the Company, MidOcean, any such member of the Behrman Group or Gryphon, as the case may be, was released (as determined by dividing the number of securities released by the aggregate number of securities held by such holder).

                  (b) At such time as no KHC Registrable Securities of KSI remain outstanding or issuable, the restrictions set forth in Section 4.1(a) for the benefit of the KSI Holders shall terminate; provided that nothing herein shall be deemed to affect any security interest or pledge on the KHC Registrable Securities.

                  Section 4.9 Availability of Information. Following KHC's initial Public Offering, KHC shall comply with the reporting requirements of Sections 13 and 15(d) of the Exchange Act and with all other public information reporting requirements of the SEC as from time to time in effect, and cooperate with the Company and Members who are holders of KHC Registrable Securities, so as to permit disposition of the KHC Registrable Securities pursuant to an exemption from the Securities Act for the sale of any KHC Registrable Securities (including, without limitation, the current public information requirements of Rule 144(c) and Rule 144A under the Securities Act). KHC shall cooperate with holders of any KHC Registrable Securities in supplying such information as may be necessary for such holder to complete and file any information reporting forms presently or hereafter required by the SEC as a condition to the availability of an exemption from the Securities Act for the sale of any KHC Registrable Securities.

                                    ARTICLE V

                 BOARD OF DIRECTORS OF THE COMPANY, KSI AND KHC

                  Section 5.1 Board of Directors. (a) Subject to Applicable Law, each holder of Voting Securities agrees to vote, at any time and from time to time, all of the Voting Securities held by such Person and all other Voting Securities over which he or it has voting control and shall take all other necessary or desirable action within his or its control (whether in his or its capacity as a Member, director or officer of the Company or otherwise), and the Company shall take all necessary or desirable action within its control, in order to elect and maintain a twelve (12) member Company Board, which shall include: (i) three (3) directors designated by MidOcean, (ii) three (3) directors designated by Behrman, (iii) one (1) director who is a member of senior management of the Company designated from time to time by Persons owning a majority of Voting Securities issued and outstanding held by all Members, (iv) three (3) directors designated by Gryphon, (v) unless waived by the TCP Unitholders, one (1) director selected by the TCP Unitholders and (vi) unless waived by the Ares Unitholders, one (1) director selected by the Ares Unitholders. If any of MidOcean, Behrman or Gryphon cease to hold at least 6.5%, but holds more than 4.5% of the Voting Securities, such Person shall only designate two (2) directors and the director that ceases to be designed by such Person shall be designated by a majority of the then current directors. If any of MidOcean, Behrman or Gryphon cease to hold at least 4.5%, but holds more than 1% of the Voting Securities, such Person shall only designate one director and the directors that cease to be designated by such Person shall designated by a majority of the then current directors. If any of MidOcean, Behrman, Gryphon, the TCP Unitholders or the Ares Unitholders ceases to hold at least 1% of the Voting Securities, such person shall not be allowed to designate any director and the directors that cease to be designated by such person shall be designated by a majority of the then current directors. Any change in the number of directors of the Company Board shall require approval of a majority of directors then constituting the entire Company Board, so long as such number does not conflict with the representation requirements of this Section 5.1.

                  (b) In the event that any director designated by MidOcean, Behrman, Gryphon, TCP Unitholders or Ares Unitholders ceases to serve as a director during his or her term of office, the resulting vacancy on the Company Board shall be filled by a director designated by MidOcean, Behrman, Gryphon, TCP Unitholders or Ares Unitholders, as applicable.

                  (c) So long as MidOcean, Behrman, Gryphon, the TCP Unitholders or the Ares Unitholders, as the case may be, are entitled to designate directors pursuant to Section 5.1(a), the removal of any director designated by MidOcean, Behrman, Gryphon, the TCP Unitholders or the Ares Unitholders, as the case may be, the Members may be only at the written request of MidOcean, Behrman, Gryphon, the TCP Unitholders or the Ares Unitholders, as applicable.

                  (d) Notwithstanding anything in the Certificate of Formation or LLC Agreement to the contrary, any action taken by the Company Board shall only be effective if (i) taken at a Duly Convened Meeting, (ii) for so long as each of MidOcean, Behrman and Gryphon has the right to designate at least one board seat pursuant to Section 5.1(a), at least a majority of the directors designated by at least two (2) of the following three (3) entities voted in favor of such action or resolution: (A) MidOcean, (B) Behrman and (C) Gryphon, and (iii) at least a majority of all directors (or such greater number as shall be required by the Certificate of Formation or LLC Agreement or Applicable Law) vote in favor of such action or resolution.

                  (e) The Company Board may, from time to time, delegate to one or more Persons (including through the creation and establishment of one or more committees) such authority and duties as the Company Board may deem advisable in compliance with Applicable Law. Any delegation pursuant to this
Section 5.1(e) may be revoked at any time. Unless otherwise waived by the TCP Unitholders or the Ares Unitholders, as applicable, the composition of any committee of the Company Board (including the Executive Committee) shall, for so long as the TCP Unitholders or the Ares Unitholders, as applicable, have a right to designate a director pursuant to Section 5.1, include the directors designated by the TCP Unitholders and the Ares Unitholders.

                  (f) The Company Board shall (i) create a special board committee to manage the sale of KSI, which committee shall satisfy the requirements of Section 5.1(e); (ii) form a special board committee to hire a Chief Financial Officer of KSI, which committee shall satisfy the requirements of Section 5.1(e); and (iii) cause the Company to retain an outside consultant or advisor recommended by a majority of the TCP Unitholders and the Ares Unitholders holding a majority of the TCP Units and Ares Units, respectively, voting together as a class, and that is reasonably acceptable to the Company, who shall report to the Company Board and advise management on cash-flow forecasting.

                  (g) The Company Board shall convene meetings at least quarterly.

                  (h) The Company Board will, and each Member holding Voting Securities of KSI or KHC, as applicable, agrees to, exercise its voting power over the securities of each Subsidiary (other than a Public Kinetics Entity) to cause the composition of the Board of Directors of each such Subsidiary to replicate the composition of the Company Board (as determined in accordance with the terms of this Article V, which for the avoidance of doubt include a director designated by the TCP Unitholders and a director designated by the Ares

Unitholders) and, in addition to the foregoing provisions of this Section 5.1, the following shall also apply (other than with respect to a Public Kinetics Entity):

                           (i) All decisions and determinations relating to the compensation, responsibilities and other employment matters of (i) any officer of KHC or KSI or any of their respective Subsidiaries or (ii) any employee of KHC or KSI or any of their respective Subsidiaries earning in excess of $175,000 per annum, including, without limitation, decisions whether to hire or terminate the employment of any such Person, shall be made by a majority of the members of the Board of the Directors of KHC or KSI, as applicable.

                           (ii) As consideration for their agreement to serve as members of a Board of Directors of KSI and/or KHC, the entity for which such individual serves as a director may pay to each director who is not an employee of KSI, KHC or any of its respective Subsidiaries an annual fee, in an amount determined from time to time by the Board of Directors of such entity, and shall reimburse each member of the Board of Directors for such entity for its reasonable, documented out of pocket expenses in connection with attending meetings of such Board of Directors.

                  (i) Upon the consummation of an initial Public Offering with respect to KHC or KSI, (1) the foregoing provisions of this Section 5.1 shall cease to apply to such Public Kinetics Entity and (2) the following provisions shall thereafter apply to such Public Kinetics Entity to the extent permitted by Applicable Law and the applicable listing standards of Nasdaq or any such other exchange or quotation service on which the Public Kinetics Entity's securities are listed or quoted:

                                    (i) For so long as MidOcean, Behrman and
         Gryphon have a right to appoint one or more directors to the Board of Directors of a Public Kinetics Entity, the size of the Board of Directors of such Public Kinetics Entity shall be no fewer than six members and no more than nine members, without the consent of MidOcean, Behrman and Gryphon.

                                    (ii) The Company will exercise its voting
         power over the Public Kinetics Entity to approve the election of members of the Board of Directors of KSI or KHC, respectively, designated as nominees as set forth in this Section 5.1(i).

                                    (iii) At any time prior to a complete
         distribution of KSI or KHC securities to the Unitholders,

                                             (1) subject to Section
         5.1(i)(iii)(2), at any time prior to a Primary Sell-Down Event, such Public Kinetics Entity shall take all reasonably necessary action within its control, to nominate for election by such Public Kinetics Entity stockholders a Board of Directors, which shall include: (i) two
         (2) directors designated by MidOcean, (ii) two (2) directors designated by Behrman, and (iii) two (2) directors designated by Gryphon, one designee from each of these entities qualifying as an individual who is "independent" and qualified to serve as a member of the Audit Committee of the Public Kinetics Entity (but not requiring such individual to qualify to be determined to be an "audit committee financial expert") as defined under the listing standards promulgated under Nasdaq listing standards, the SEC rules promulgated pursuant to Section 301 Sarbanes-Oxley Act of 2002, and Rule 10A-3(b)(1) of the Exchange Act, as amended, or any successor rule or regulation (such designee, the "Additional Designated Director"), and

                                             (2) at any time after a Primary
         Sell-Down Event but prior to a Secondary Sell-Down Event, such Public Kinetics Entity shall take all reasonably necessary action within its control, to nominate for election by such Public Kinetics Entity stockholders a Board of Directors, which shall include one director designated by each of MidOcean, Behrman and Gryphon.

                                    (iv) At any time following a complete
         distribution of KSI or KHC securities to the Unitholders, such Public Kinetics Entity shall take all reasonably necessary action within its control, so that:

                                             (1) subject to Section
         5.1(i)(iv)(2), until such time as MidOcean, Behrman and Gryphon, respectively, cease hold at least 10% of the outstanding Voting Securities of the Public Kinetics Entity, two (2) directors designated by MidOcean, Behrman Gryphon, as applicable (one designee from each of these entities qualifying as an Additional Designated Director), and

                                             (2) for so long as MidOcean,
         Behrman and Gryphon, respectively, hold at least 5% but less than 10% of the outstanding Voting Securities of the Public Kinetics Entity, one director designated by MidOcean, Behrman and Gryphon, as applicable.

                                    (v) In the event that any director of the
         Public Kinetics Entity designated by MidOcean, Behrman, or Gryphon for any reason ceases to serve as a director during his or her term of office, the resulting vacancy on such Board of Directors shall be filled by the Board of Directors of the Public Kinetics Entity, with the approval of the director designated by MidOcean, Behrman, Gryphon, as applicable.

                                    (vi) So long as MidOcean, Behrman, Gryphon
         or, as the case may be, the Members are entitled to designate director nominees pursuant to this Section 5.1(i), the removal of any director designated by MidOcean, Behrman, Gryphon or, as the case may be, the Members shall be initiated at the written request of MidOcean, Behrman, or Gryphon and the Public Kinetics Entity shall use its commercially reasonable efforts to effect the removal or replacement of any such Investor Designee.

                  Section 5.2 Major Management Decisions; Consent. (a) The following acts, expenditures, decisions and obligations made or incurred by the Company or any Subsidiary of the Company (other than a Public Kinetics Entity or any Subsidiary of a Public Kinetics Entity) shall require the prior approval of the Board of Directors of such entity and the Required Investors (it being understood that approval by a majority of the members of the Board of Directors designated by at least two (2) of Behrman, MidOcean or Gryphon at a meeting or by written consent shall constitute the approval of the Required Investors for the purposes of this Section 5.2) at a Duly Convened Meeting:

                  (i) the acquisition of any Person (whether by consolidation, merger or similar combination of the Company or any of its Subsidiaries, with or into such Person) which increases the consolidated gross assets of the Company (computed on a book basis) or annualized consolidated gross revenue of the Company by more than twenty percent (20%);

                  (ii) the sale, conveyance, transfer or other disposition of any type, in one transaction or in a series of related transactions, by the Company or any of its Subsidiaries, of any assets or property (other than inventory in the ordinary course of business) that constitute more than twenty percent (20%) of the consolidated gross assets of the Company (computed on a book basis) or contribute more than twenty percent (20%) to the annualized consolidated gross revenue of the Company;

                  (iii) the Company or any of its Subsidiaries entering into any line of business that is unrelated to the business of the Company or its Subsidiaries on the date hereof; and

                  (iv) in addition to the provisions of the LLC Agreement, whether or not subject to clause (ii) above, the Transfer of securities held by the Company, including without limitation, KSI Capital Stock or KHC Capital Stock held by the Company, and also including without limitation, a distribution to Members of such securities, except Transfers contemplated by the Restructuring Agreement (including, but not limited to, the Support Agreement (as defined therein)).

         (b) After the initial Public Offering of KSI or KHC, respectively, but only for so long as MidOcean, Behrman or Gryphon have a right to designate a director pursuant to Section 5.1(i)(iii) or Section 5.1(i)(iv), after which time this Section 5.2(b) shall terminate, the following acts, expenditures, decisions and obligations made or incurred by each Public Kinetics Entity shall require the prior approval of the Board of Directors of such entity, including (1) while each of Behrman, MidOcean and Gryphon are entitled pursuant to this Agreement to designate directors, at least two (2) of the directors designated by Behrman, MidOcean and Gryphon who are not Additional Designated Directors, (2) while two of Behrman, MidOcean and Gryphon are entitled pursuant to this Agreement to designate directors, at least one (1) of the directors designated by Behrman, MidOcean and Gryphon who are not Additional Designated Directors, and (3) while one of Behrman, MidOcean and Gryphon is entitled pursuant to this Agreement to designate directors, such one (1) director designated by Behrman, MidOcean and Gryphon who is not an Additional Designated Director:

                  (i) the acquisition of any Person (whether by consolidation, merger or similar combination of such Public Kinetics Entity or any of its Subsidiaries, with or into such Person) which increases the consolidated gross assets of the Public Kinetics Entity (computed on a book basis) or annualized consolidated gross revenue of the Public Kinetics Entity by more than twenty percent (20%); and

                  (ii) the sale, conveyance, transfer or other disposition of any type, in one transaction or in a series of related transactions, by the Public Kinetics Entity or any of its Subsidiaries, of any assets or property (other than inventory in the ordinary course of business) that constitute more than twenty percent (20%) of the consolidated gross assets of the Public

Kinetics Entity (computed on a book basis) or contribute more than twenty percent (20%) to the annualized consolidated gross revenue of the Public Kinetics Entity.

                                   ARTICLE VI

                                 OTHER COVENANTS

                  Section 6.1 Financial Statements and Other Information. Each of KSI and KHC agree to, at any time until such company files periodic financial statements with the SEC pursuant to the Exchange Act, deliver or cause to be delivered, to (i) the Behrman Investor Group, (ii) each Senior Unitholder and
(iii) each other Unitholder holding at such time one percent (1%) or more of the Common Unit Equivalents:

                  (a) within forty five (45) days after the end of each fiscal month of such company other than the last such month of any fiscal quarter of such company, consolidated statements of earnings, stockholders' equity and cash flows of each such company for such fiscal month and consolidated balance sheets of such company as of the end of such fiscal month, certified by the chief financial officer or controller of such company;

                  (b) within forty five (45) days after the end of each of the first three (3) quarterly accounting periods in each fiscal year, consolidated statements of earnings, stockholders' equity and cash flows of such company for such fiscal quarter and consolidated balance sheets of such company as of the end of such fiscal quarter, certified by the chief financial officer or controller of such company;

                  (c) within one hundred twenty (120) days after the end of each fiscal year, audited consolidated statements of earnings, stockholders' equity and cash flows of such company for such fiscal year, and consolidated balance sheets of each such company as of the end of such fiscal year accompanied by the opinion of a nationally recognized independent accounting firm selected by such company; and

                  (d) within sixty (60) days after the commencement of each fiscal year of such company, a consolidated annual budget of each such company and its Subsidiaries for such fiscal year (such annual budget to include, without limitation, budgeted statements of earnings and sources and uses of cash and balance sheets) accompanied by a certificate of the chief financial officer or controller of each such company to the effect that, to the best of his or her knowledge, such budget is a reasonable estimate for the period covered thereby.

                  Section 6.2 Board Observation Rights. (a) So long as the TCP Unitholders on such date hold at least a majority of the Common Unit Equivalents issued to them on the date hereof or at least a majority of the TCP Loans made by them pursuant to the TCP Purchase Agreement, the holders of a majority of the outstanding TCP Units (or Common Unit Equivalents issued on conversion thereof), in each case considered on a Deemed Converted Basis, shall be entitled to designate one (1) observer (the "TCP Unitholder Observer") to attend, as a non-voting observer, all meetings (including participation in telephonic meetings) of the Company Board, the Boards of Directors of each Subsidiary of the Company and each committee thereof unless the TCP Unitholders have appointed a director to such board or committee. The TCP Unitholder

Observer shall be either a principal of or a more senior employee of TCP or a Person who is reasonably acceptable to the Company at the time of such observer's appointment as the TCP Unitholder Observer.

                  (b) So long as the Ares Unitholders on such date hold at least a majority of the Common Unit Equivalents issued to them on the date hereof or at least a majority of the Ares Loans made by them pursuant to the Senior Subordinated Purchase Agreement, the holders of a majority of the outstanding Ares Units (or Common Unit Equivalents issued on conversion thereof), in each case considered on a Deemed Converted Basis, shall be entitled to designate one (1) observer (the "Ares Unitholder Observer") to attend, as a non-voting observer, all meetings (including participation in telephonic meetings) of the Company Board, the Boards of Directors of each Subsidiary of the Company and each committee thereof unless the Ares Unitholders have appointed a director to such board or committee. The Ares Unitholder Observer shall be either a principal of or a more senior employee of Ares Management LLC or a Person who is reasonably acceptable to the Company at the time of such observer's appointment as the Ares Unitholder Observer.

                  (c) So long as the State of Michigan holds at least a majority of the Common Unit Equivalents issued to it on the date hereof, the State of Michigan shall be entitled to designate one (1) observer (the "State of Michigan Observer") to attend, as a non-voting observer, all meetings (including participation in telephonic meetings) of the Company Board and the Boards of Directors of KSI and KHC. The State of Michigan Observer shall be a Person who is reasonably acceptable to the Company.

                  (d) So long as the Teachers Insurance and Annuity Association of America ("TIAA") holds at least a majority of the Common Unit Equivalents issued to it on the date of this Agreement, TIAA shall be entitled to designate one (1) observer (the "TIAA Observer") to attend, as a non-voting observer, all meetings (including participation in telephonic meetings) of the Company Board and the Boards of Directors of KSI and KHC. Behrman shall have the right, in its reasonable discretion and upon prior written notice to TIAA, to require TIAA to substitute another Person as the TIAA Observer for a Person previously designated by TIAA as the TIAA Observer.

                  (e) Each of the Company, KSI and KHC, respectively, shall provide the TCP Unitholder Observer, the Ares Unitholder Observer the State of Michigan Observer and the TIAA Observer (such rights being inclusive, and not duplicative, of rights granted pursuant to the TCP Purchase Agreement and the Senior Subordinated Purchase Agreement) with (i) notice of all meetings of its respective Board of Directors and (ii) all information delivered to the members of such Board of Directors prior to such meetings at the same time such notice and information is delivered to the members of its Board of Directors. Notwithstanding the foregoing, the Company, KSI and KHC shall be entitled to (x) excuse (i) the TCP Unitholder Observer and the Ares Unitholder Observer from any portion of a Board of Directors meeting when the Board of Directors discusses any matters directly relating to the Senior Subordinated Credit Agreement and/or the TCP Purchase Agreement and/or the TCP Loans and/or the TCP Units and/or the Ares Units and (ii) the TCP Unitholder Observer, the Ares Unitholder Observer, the State of Michigan Observer and/or the TIAA Observer from any portion of a Board of Directors meeting if their participation in such meeting would affect the attorney/client privilege of such company and its legal advisors and (y) withhold information from the TCP Unitholder, the Ares Unitholder Observer, the State of Michigan Observer and/or the TIAA Observer delivered to the Board of Directors prior to a meeting of the Board of Directors if such company believes there is a reasonable likelihood that the receipt of such information by (i) the TCP Unitholder Observer would create a conflict of interest for the TCP Unitholder Observer, (ii) the Ares Unitholder Observer would create a conflict of interest for the Ares Unitholder Observer or (iii) the TCP Unitholder Observer, State of Michigan Observer and/or the TIAA Observer would affect the attorney/client privilege of such company and its legal advisors.

                  (f) Upon the consummation of an initial Public Offering with respect to KHC or KSI, the Board of Director observation rights set forth in this Section 6.2 shall cease to apply to such Public Kinetics Entity, other than with respect to the TCP Unitholder Observer and the Ares Unitholder Observer.

                  Section 6.3 Director and Officer Insurance. The Company, KSI and KHC shall purchase and maintain customary D&O indemnification insurance coverage for each of its directors and officers at least for so long as any provisions of Section 5.1 remain in effect with respect to such entity.

                                   ARTICLE VII

                               LIQUIDITY COVENANTS

                  Section 7.1 The Company agrees to:

                  (a) as promptly as practicable following the initial Public Offering of KHC, use its commercially reasonable efforts to cause KHC to consummate a Public Offering of the KHC Registrable Securities of KSI and, upon consummation of such Public Offering, cause KSI to use the net proceeds thereof to repay the KSI Debt (the "KSI Debt Repayment");

                  (b) as promptly as practicable following the KSI Debt Repayment, (i) use its commercially reasonable efforts to cause KHC to consummate one or more Public Offerings of KHC Registrable Securities held by the Company to the extent necessary to generate net proceeds therefrom in an amount at least equal to the distributions required to cause the Class C Units, Class C-1 Units, Class D Units and Class E Units to be fully repaid and retired and cancelled in accordance with the terms of the LLC Agreement, (ii) distribute such net proceeds to the Members in accordance with the LLC Agreement and (iii) retire and cancel the Class C Units, Class C-1 Units, Class D Units and Class E Units in accordance with the terms of the LLC Agreement (the "Senior Units Repayment"); and

                  (c) immediately following the Senior Units Repayment (but subject to pledges of these shares in favor of the lenders, if any), use its commercially reasonable efforts to distribute to the Members the KHC Equity Securities held by the Company in accordance with the terms of the LLC Agreement.

                  Section 7.2 Each Unitholder agrees to, and agrees to use its commercially reasonable efforts to cause its director nominees of the Company Board to, take all actions necessary to cause the Company to carry out the actions set forth in Section 7.1.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  Section 8.1 Entire Agreement; Termination of Shareholders Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior arrangements or understandings (whether written or oral) with respect thereto, except to the extent such matters are otherwise specifically addressed in the LLC Agreement. Upon effectiveness of the Merger, the Shareholders Agreement shall be terminated and shall no longer be in force and effect.

                  Section 8.2 Captions. The Article and Section captions used herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                  Section 8.3 Counterparts. For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties hereto and each such executed counterpart shall be deemed to be an original instrument.

                  Section 8.4 Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be validly given, made or served, if in writing and delivered by personal delivery, overnight courier, telecopier or registered or certified mail, return-receipt requested and postage prepaid addressed as follows:

                  If to the Company, to:

                  KH LLC
                  2805 Mission College Boulevard
                  Santa Clara, California 95054
                  Attention:  General Counsel
                  Facsimile:    (408) 567-0196

                  with a copy (which shall not constitute notice) to its counsel:

                  Fenwick & West LLP
                  Two Palo Alto Square
                  Palo Alto, CA 94306
                  Attention:  Daniel J. Winnike
                  Facsimile:  (650) 494-1417

                  If to KSI, to:

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

                  Kinetic Systems, Inc.
                  2805 Mission College Boulevard
                  Santa Clara, California 95054
                  Attention:  General Counsel
                  Facsimile:   (408) 567-0196

                  If to KHC, to:

                  Celerity Group, Inc.
                  2805 Mission College Boulevard
                  Santa Clara, California 95054
                  Attention:  General Counsel
                  Facsimile:  (408) 567-0196

                  with a copy (which shall not constitute notice) to its counsel:

                  Fenwick & West LLP
                  Two Palo Alto Square
                  Palo Alto, CA 94306
                  Attention:  Daniel J. Winnike
                  Facsimile:  (650) 494-1417

                  If to MidOceanCapital, to:

                  MidOcean Capital Investors, L.P.
                  c/o MidOcean Capital Partners
                  320 Park Avenue - 17th Floor
                  New York, NY 10022
                  Attention:  Frank Schiff
                  Facsimile:  (212) 497-1373

                  with a copy (which shall not constitute notice) to its counsel:

                  Kirkland & Ellis LLP
                  655 Fifteenth Street, N.W.
                  Washington, D.C. 20005-5793
                  Attention:  Mark D. Director, Esq.
                  Facsimile:  (202) 879-5200

                  If to MidOcean Celerity, to:

                  MidOcean Celerity Investment Partners, LP
                   c/o MidOcean Capital Partners
                  320 Park Avenue - 17th Floor
                  New York, NY 10022
                  Attention:  Frank Schiff
                  Facsimile:  (212) 497-1373

                  with a copy (which shall not constitute notice) to its counsel:

                  Kirkland & Ellis LLP
                  655 Fifteenth Street, N.W.
                  Washington, D.C. 20005-5793
                  Attention:  Mark D. Director, Esq.
                  Facsimile:  (202) 879-5200

                  If to Behrman, to:

                  Behrman Capital III L.P.
                  c/o Behrman Capital
                  Four Embarcadero Center, Suite 3640
                  San Francisco, CA  94111
                  Attention:  William Matthes
                  Facsimile:  (415) 434-7310

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

                  with a copy (which shall not constitute notice) to its counsel:

                  Latham & Watkins
                  135 Commonwealth Drive
                  Menlo Park, CA  94025
                  Peter F. Kerman, Esq.
                  Facsimile:  (650) 463-2600

                  If to Gryphon, to:

                  Gryphon Partners II, L.P.
                  c/o Gryphon Investors
                  One Embarcadero Center, Suite 2750
                  San Francisco, CA  94111
                  Attention:  Jeff L. Ott
                  Facsimile:  (415) 217-7447

                  with a copy (which shall not constitute notice) to its counsel:

                  Gibson, Dunn & Crutcher LLP
                  333 South Grand Avenue
                  Los Angeles, CA  90071
                  Attention:  Kenneth M. Doran, Esq.
                  Facsimile:  (213) 229-6537

                  If to USF, to:

                  United States Filter Corporation
                  40-004 Cook Street
                  Palm Desert, CA  92111
                  Attention:  General Counsel
                  Facsimile:  (760) 346-4024

                  with a copy (which shall not constitute notice) to its counsel:

                  O'Melveny & Myers, L.L.P.
                  610 Newport Beach Drive, 17th Floor
                  Newport Beach, CA  92660
                  Attention:  Thomas Leary, Esq.
                  Facsimile:  (949) 823-6994

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

                  If to Crowley, to:

                  Jerry Crowley
                  Treehouse Ltd.
                  444 Castro Street #403
                  Mountain View, CA  94041
                  Facsimile:

                  If to Mandaric, to:

                  Milan Mandaric
                  NationsBank Tower
                  100 S.E. 2nd Street, Suite 3320
                  Miami, FL  33131
                  Facsimile:

                  If to the TCP Unitholders:
                  11100 Santa Monica Blvd
                  Suite 210
                  Los Angeles, CA 90025
                  Attention:  David Hollander
                  Facsimile: (310) 566-1010

                  with a copy (which shall not constitute notice) to its counsel:

                  Milbank, Tweed, Hadley & McCloy LLP
                  5 Palo Alto Square, 7th Floor
                  3000 El Camino Real
                  Palo Alto, CA 94306
                  Attention:  Doug Tanner, Esq.
                  Facsimile: (650) 739-7000

                  If to the Ares Unitholders:

                  1999 Avenue of the Stars
                  Suite 1900
                  Los Angeles, CA 90067
                  Attention:  Eric Beckman
                  Facsimile: (310) 201-4170

                  with a copy (which shall not constitute notice) to its counsel:

                  Milbank, Tweed, Hadley & McCloy LLP
                  601 S. Figueroa Street
                  30th Floor
                  Los Angeles, CA 90064
                  Attention:  Deborah Ruosch, Esq.
                  Facsimile: (213) 629-5063
and if to any of the Senior Unitholders, any of the Backstop Unitholders, any of the Other Financial Investors, any 2001 Investor, any 2002 Investor, any of the Management Holders or to any Profits Units Holder, to the addresses set forth opposite each of their names on Schedule I-A, Schedule I-B, Schedule I-C,
Schedule I-D, Schedule II, Schedule III-A, Schedule III-B, Schedule IV or
Schedule V, respectively, attached hereto, or to such other address as any such party hereto may, from time to time, designate in writing to all other parties hereto, and any such communication shall be deemed to be given, made or served as of the date so delivered or, in the case of any communication delivered by mail, as of the date so received.

                  Section 8.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company, KHC, KSI, the Unitholders and their respective successors, assigns and Permitted Transferees. Any or all of the rights of a Unitholder under this Agreement may be assigned or otherwise conveyed by any Unitholder only in connection with a Transfer of Equity Securities which is in compliance with this Agreement and the LLC Agreement or if such assignment is otherwise agreed to by the Company Board. Assignment, conveyance or transfer of Equity Securities will not result in such assignee, recipient or transferee automatically becoming a member of the Company and shall require such person to make an "Admission Event" pursuant to the terms of the LLC Agreement.

                  Section 8.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO SUCH STATE'S CHOICE OF LAW PROVISIONS.

                  Section 8.7 Submission to Jurisdiction. (a) Each of the parties hereto hereby irrevocably acknowledges and consents that any legal action or proceeding brought with respect to any of the obligations arising under or relating to this Agreement may be brought in the courts of the State of New York, County of New York, or if it has or can acquire jurisdiction in the United States District Court for the Southern District of New York, as the party bringing such action or proceeding may elect, and each of the parties hereto hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts. Each party hereby further irrevocably waives any claim that any such courts lack jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or the transactions contemplated hereby brought in any of the aforesaid courts, that any such court lacks jurisdiction over such party. Each party irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, at its address for notices set forth in Section 8.4, such service to become effective ten (10) days after such mailing. Each party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other documents contemplated hereby that service of process was in any way invalid or ineffective. Subject to Section 8.7(b), the foregoing shall not limit the rights of any party to serve process in any other manner permitted by law. The foregoing consents to jurisdiction shall not constitute general consents to service of process in the State of New York for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the respective parties to this Agreement.

                  (b) Each of the parties hereto hereby waives any right it may have under the laws of any jurisdiction to commence by publication any legal action or proceeding with respect to this Agreement. To the fullest extent permitted by Applicable Law, each of the parties hereto hereby irrevocably waives the objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement in any of the courts referred to in Section 8.7(a) and hereby further irrevocably waives and agrees not to plead or claim that any such court is not a convenient forum for any such suit, action or proceeding.

                  (c) The parties hereto agree that any judgment obtained by any party hereto or its successors or assigns in any action, suit or proceeding referred to above may, in the discretion of such party (or its successors or assigns), be enforced in any jurisdiction, to the extent permitted by Applicable Law.

                  (d) The parties hereto agree that the remedy at law for any breach of this Agreement may be inadequate and that should any dispute arise concerning any matter hereunder, this Agreement shall be enforceable in a court of equity by an injunction or a decree of specific performance. Such remedies shall, however, be cumulative and nonexclusive, and shall be in addition to any other remedies which the parties hereto may have.

                  (e)      Notwithstanding the foregoing provisions of this
Section 8.7, the State of Michigan shall not be deemed to have made any particular irrevocable submission to jurisdiction, waiver or, as the case may be, consent in the event that the State of Michigan has delivered to the Company prior to the date hereof a certificate of an officer of its plan administrator stating that any such irrevocable submission to jurisdiction, waiver or consent, as the case may be, would constitute a violation of Applicable Law.

                  Section 8.8 Benefits Only to Parties. Nothing expressed by or mentioned in this Agreement is intended or shall be construed to give any Person, other than persons indemnified pursuant to Section 3.7 or Section 4.7, the parties hereto and their respective successors or assigns and Permitted Transferees, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be and are for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and Permitted Transferees, and for the benefit of no other Person.

                  Section 8.9 Termination. Except for Article III, Article IV and as otherwise expressly provided in this Agreement as to certain provisions hereof, this Agreement shall terminate upon the termination of the Company.

                  Section 8.10 Publicity. Except as otherwise required by Applicable Law none of the parties hereto shall issue or cause to be issued any press release or make or cause to be made any other public statement in each case relating to or connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior written consent of MidOcean,

Behrman, Gryphon and the Company to the contents and the manner of presentation and publication thereof.

                  Section 8.11 Confidentiality. Each of the parties hereto hereby agrees that throughout the term of this Agreement it shall keep (and shall cause its directors, officers, general and limited partners, employees, representatives and outside advisors and its Affiliates to keep) all non-public information received as a Unitholder relating to the Company and any of its Subsidiaries (including any such information received prior to the date hereof; provided that, in the case of USF, such information received by it prior to August 30, 2000 shall not be subject to this Section 8.11) confidential except information which (a) becomes known to such Unitholder from a source, other than the Company, its directors, officers, employees, representatives or outside advisors, which source is not obligated to the Company to keep such information confidential or (b) becomes generally available to the public through no breach of this Agreement by any party hereto. Each of the parties hereto agrees that
(i) such non-public information may be communicated to the directors, officers, general and limited partners, employees, representatives, outside advisors and Affiliates of any of the parties and (ii) it will cause its directors, officers, general and limited partners, employees, representatives, outside advisors or Affiliates to keep such non-public information confidential and will not, and will cause its directors, officers, general and limited partners, employees, representatives, outside advisors and Affiliates not to, use such non-public information to either to compete with the Company and any of its Subsidiaries or to conduct itself in a manner inconsistent with the antitrust laws of the United States or any state. Notwithstanding the foregoing, a party hereto may disclose non-public information if required to do so upon request for disclosure pursuant to a federal or state freedom of information statute or by a court of competent jurisdiction or by any governmental agency (including, but not limited to, insurance regulators); provided however that prompt notice of such required disclosure be given to the Company and MidOcean prior to the making of such disclosure so that the Company and/or MidOcean may seek a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained, the party hereto required to disclose the non-public information will disclose only that portion which such party is advised by opinion of counsel is legally required to be disclosed and will request that confidential treatment be accorded such portion of the non-public information. Notwithstanding the foregoing, (1) so long as a TCP Unitholder holds notes evidencing the TCP Loans, such TCP Unitholder shall, in lieu of the foregoing confidentiality provision, be subject to the confidentiality provisions set forth in the TCP Purchase Agreement and (2) so long as a Ares Unitholder holds notes evidencing the Ares Loans, such Ares Unitholder shall, in lieu of the foregoing confidentiality provision, be subject to the confidentiality provisions set forth in the TCP Purchase Agreement and/or the Senior Subordinated Purchase Agreement, as applicable to the applicable Ares Loan. A Unitholder may disclose confidential information to a prospective transferee only if such prospective transferee enters into a confidentiality agreement with the Company on terms satisfactory to the Company.

                  Section 8.12 Expenses. The Company shall reimburse each of the respective members of its Board who are not employees of the Company or any of its Subsidiaries, the TCP Unitholder Observer and the Ares Unitholder Observer for their travel and reasonable out-of-pocket expenses incurred in connection with their serving on the Board or, as the case may be, attending Board meetings as an observer. Employees of the Company or any of its Subsidiaries who incur expenses in connection with their attendance of meetings of the Board in the performance of their duties shall also be reimbursed in accordance with the Company's or such Subsidiary's, as applicable, usual expense reimbursement policies.

                  Section 8.13 Amendments; Waivers. (a) Except as otherwise expressly provided in this Agreement, no provision of this Agreement may be amended, modified or waived without the prior written consent of the holders of more than two thirds of the Voting Securities, voting as a single class on a Deemed Converted Basis; provided that, in each case, no such amendment, modification or waiver shall (A) disproportionately adversely affect the right of any Member or Class of Units hereunder without the prior written consent of each such Member or Class Amendment Consent of such Class or amend this clause
(A) with respect to any Member without the prior consent of such Member, (B) amend any right specifically granted to such Unitholder but not to all other Unitholders without the prior written consent of such Unitholder to which such right is specifically granted, (C) amend the rights of MidOcean, Behrman and Gryphon specifically granted to them in Sections 2.5, 2.6, 5.1 and Section 5.2 unless such Unitholder ceases to own 6.5% of the Voting Securities, (D) amend
Article VII without the prior written consent of (i) MidOcean, (ii) Behrman,
(iii) Gryphon, (iv) the Ares Unitholders holding a majority of then outstanding Ares Units on a Deemed Converted Basis and (v) the TCP Unitholders holding a majority of then outstanding TCP Units on a Deemed Converted Basis, (E) amend
Section 4.1(a)(iii)(D) or the eighth proviso to Section 4.1(a)(iii) without the prior written consent of the Ares Unitholders holding a majority of then outstanding Ares Units on a Deemed Converted Basis, (F) amend Section 4.1(a)(iii)(C) or the seventh proviso to Section 4.1(a)(iii) without the prior written consent of the TCP Unitholders holding a majority of then outstanding TCP Units on a Deemed Converted Basis; provided, however, that no amendment, modification or waiver shall adversely affect the rights or obligations of KSI contained in Section 2.6, Section 2.7, or Articles III, V or VI unless approved by KSI, and provided further that no amendment, modification or waiver shall adversely affect the rights or obligations of KHC contained in Section 2.6,
Section 2.7, or Articles IV, V or VI unless approved by KHC. Any amendment to this Section 8.13 shall require the approval of the holders of more than two thirds of the Voting Securities, voting as a single class on a Deemed Converted Basis, and the approval provided for by each Class by the Class Amendment Consent. Notwithstanding the foregoing, the addition of parties to this Agreement in accordance with its terms shall not be deemed to be an amendment, modification or waiver requiring the consent of any Member and may be amended as set forth in clause (b).

                  (b) Notwithstanding the foregoing, (1) any provision of this Agreement that requires the approval of Members holding a percentage of the voting power of all outstanding Voting Securities that is greater than a two-thirds of the voting power of all outstanding Voting Securities may be amended only upon the approval of Members holding at least that percentage of the voting power of all outstanding Voting Securities, (2) any amendment to this Agreement that expressly by its terms amends or is in direct contravention of any provision of the LLC Agreement shall be effective only if approved in the manner set forth in the LLC Agreement and (3) this Agreement may be amended by the Company Board without the consent of any Member (i) to correct any printing or clerical error or omissions and (ii) to amend the Schedules to this Agreement to reflect a transfer permitted by this Agreement and the LLC Agreement.

                  (c) As to the TCP Unitholders, the consent or approval by the holders of a majority of Common Unit Equivalents then held by all TCP Unitholders shall be sufficient to amend, modify or waive any provision of this Agreement for which their approval is required.

                  (d) As to the Ares Unitholders, the consent or approval by the holders of a majority of Common Unit Equivalents then held by all Ares Unitholders shall be sufficient to amend, modify or waive any provision of this Agreement for which their approval is required.

                  (e) As to the Profits Units Holders, the consent or approval by the holders of a majority of Profits Units then held by all Profits Units Holders shall be sufficient to amend, modify or waive any provision of this Agreement for which their approval is required.

                  Section 8.14 Other Business. MidOcean, Behrman, Gryphon and any of their respective Affiliates may engage in or possess an interest in any other business venture of any kind, nature or description, independently or with others, whether or not such ventures are competitive with the Company, notwithstanding that representatives of MidOcean, Behrman, Gryphon or any of their respective Affiliates are serving on the Company Board. Nothing in this Agreement shall be deemed to prohibit MidOcean, Behrman, Gryphon or any of their respective Affiliates or Shimmon from dealing, or otherwise engaging in business, with Persons transacting business with the Company. Neither the Company nor any Unitholder shall have any rights or obligations by virtue of this Agreement, in or to any independent venture of MidOcean, Behrman, Gryphon or any of their respective Affiliates, or the income or profits or losses or distributions derived therefrom, and such ventures shall not be deemed wrongful or improper even if competitive with the business of the Company.

                                  [END OF PAGE]

                            [SIGNATURE PAGES FOLLOW]

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                    KH LLC

                                    By: /s/ John Goodman
                                       _________________________________
                                    Name:
                                    Title:

                                    For purposes of the provisions set forth in Sections 2.6 and 2.7 and Articles III, IV, V, VI and VII hereof:

                                    KINETIC SYSTEMS, INC.

                                    By: /s/ John Goodman
                                       _________________________________
                                    Name:
                                    Title:

                                    For purposes of the provisions set forth in Sections 2.6 and 2.7 and Articles IV, V, VI and VII hereof:

                                    CELERITY GROUP, INC.

                                    By: /s/ John Goodman
                                       _________________________________
                                    Name:
                                    Title:

[Signature Page for Unitholders Agreement By and Among KH LLC, Kinetics System,
            Inc., Celerity Group, Inc. and The Unitholders of KH LLC]

                                    MIDOCEAN CAPITAL INVESTORS, L.P.

                                    By: MidOcean Capital Partners, LP
                                    Its: General partner

                                    By:/s/ Frank Schiff
                                       ____________________________
                                    Name:
                                    Title:
                                    MIDOCEAN CELERITY INVESTMENT PARTNERS, LP

                                    By: MidOcean Celerity Holdings, LLC
                                    Its: General partner

                                    By:/s/ Frank Schiff
                                       ____________________________
                                    Name:
                                    Title:
[Signature Page for Unitholders Agreement By and Among KH LLC, Kinetics System,
           Inc., Celerity Group, Inc. and The Unitholders of KH LLC]

                                    BEHRMAN CAPITAL III, L.P.

                                    By: Behrman Brothers III, LLC
                                    Its: General Partner

                                    By: /s/ William Matthes
                                        ________________________
                                    Name: William Matthes
                                    Title: Managing Member

                                    STRATEGIC ENTREPRENEUR FUND III, L.P.

                                    By: /s/ William Matthes
                                        ________________________
                                    Name: William Matthes
                                    Title: General Partner

[Signature Page for Unitholders Agreement By and Among KH LLC, Kinetics System,
           Inc., Celerity Group, Inc. and The Unitholders of KH LLC]

                                    UNITED STATES FILTER CORPORATION

                                    By: /s/ Stephen Stanciak
                                       ---------------------------------
                                    Name:
                                    Title:

[Signature Page for Unitholders Agreement By and Among KH LLC, Kinetics System,
           Inc., Celerity Group, Inc. and The Unitholders of KH LLC]

                                    J. H. WHITNEY MEZZANINE FUND, L.P.

                                    By: Whitney GP, LLC
                                    Its: General Partner

                                    By: /s/ Kevin Curley
                                       _________________________________
                                    Name:
                                    Title:


[Signature Page for Unitholders Agreement By and Among KH LLC, Kinetics System,
           Inc., Celerity Group, Inc. and The Unitholders of KH LLC]

                                    THE NORTHWESTERN MUTUAL LIFE
                                    INSURANCE COMPANY

                                    By: /s/ Mark E. Kishler
                                       ---------------------------------
                                    Name:
                                    Title:

[Signature Page for Unitholders Agreement By and Among KH LLC, Kinetics System,
           Inc., Celerity Group, Inc. and The Unitholders of KH LLC]

                                    ALBION ALLIANCE MEZZANINE FUND, L.P.

                                    By: Albion Alliance LLC, its general partner

                                    By: /s/ James C. Pendergast
                                       _________________________________
                                    Name:
                                    Title:

                                    ALBION ALLIANCE MEZZANINE FUND II, L.P.

                                    By: AA MEZZ II GP, LLC, its general partner
                                    By: Albion Alliance, LLC, its sole member

                                    By: /s/ James C. Pendergast
                                       _________________________________
                                    Name:
                                    Title:

[Signature Page for Unitholders Agreement By and Among KH LLC, Kinetics System,
           Inc., Celerity Group, Inc. and The Unitholders of KH LLC]

                                    SIGLER & CO, AS NOMINEE FOR
                                    GOLDENTREE HIGH YIELD OPPORTUNITIES
                                    I, L.P.

                                    By: GoldenTree Asset Management, L.P., as
                                    agent

                                    By: /s/ Thomas H. Shandell
                                        ______________________________________
                                    Name:
                                    Title:

                                    GOLDENTREE HIGH YIELD PARTNERS, L.P.

                                    By: GoldenTree Asset Management, L.P., as
                                    agent

                                    By: /s/ Thomas H. Shandell
                                        ______________________________________
                                    Name:
                                    Title:

                                    DB STRUCTURED PRODUCTS, INC.

                                    By: GoldenTree Asset Management, L.P., as
                                    agent

                                    By: /s/ Thomas H. Shandell
                                        ______________________________________
                                    Name:
                                    Title:

[Signature Page for Unitholders Agreement By and Among KH LLC, Kinetics System,
           Inc., Celerity Group, Inc. and The Unitholders of KH LLC]

                                    SPECIAL VALUE ABSOLUTE RETURN FUND, LLC, as Purchaser

                                    By: SVAR/MM, LLC
                                    Its: Managing Member
                                    By: Tennenbaum Capital Partners, LLC
                                    Its: Managing Member
                                    By: Tennenbaum & Co., LLC
                                    Its: Managing Member

                                    By: /s/ Michael E. Tennenbaum
                                        ______________________________________
                                    Name: Michael E. Tennenbaum
                                    Title:   Managing Partner

                                    SPECIAL VALUE BOND FUND, LLC, as Purchaser

                                    By: SVIM/MSM, LLC
                                    Its: Manager
                                    By: Tennenbaum & Co., LLC
                                    Its: Managing Member

                                    By: /s/ Michael E. Tennenbaum
                                        ______________________________________
                                    Name: Michael E. Tennenbaum
                                    Title:   Managing Partner

                                    SPECIAL VALUE BOND FUND II, LLC,
                                    as Purchaser

                                    By: SVIM/MSM II, LLC
                                    Its: Managing Member
                                    By: Tennenbaum & Co., LLC
                                    Its: Managing Member

                                    By: /s/ Michael E. Tennenbaum
                                        ______________________________________
                                    Name: Michael E. Tennenbaum
                                    Title: Managing Partner

[Signature Page for Unitholders Agreement By and Among KH LLC, Kinetics System,
           Inc., Celerity Group, Inc. and The Unitholders of KH LLC]

                                    J.B. FUQUA FAMILY CHARITABLE LEAD
                                    ANNUITY TRUST - 2000

                                    By: /s/ Michael E. Tennebaum
                                        --------------------------------------
                                    Name:
                                    Title:

                                    MASSACHUSETTS MUTUAL LIFE
                                    INSURANCE COMPANY

                                    By: /s/ Richard E. Spencer, II
                                        --------------------------------------
                                    Name:
                                    Title:

[Signature Page for Unitholders Agreement By and Among KH LLC, Kinetics System,
           Inc., Celerity Group, Inc. and The Unitholders of KH LLC]

                                    ARES LEVERAGED INVESTMENT FUND II,
                                    L.P.

                                    By:_________________________________
                                    Name:
                                    Title:

                                    ARES CORPORATE OPPORTUNITY FUND,
                                    L.P.

                                    By: /s/ Karen Frankal
                                       _________________________________
                                    Name:
                                    Title:

[Signature Page for Unitholders Agreement By and Among KH LLC, Kinetics System,
           Inc., Celerity Group, Inc. and The Unitholders of KH LLC]

                                    STATE TREASURER OF THE STATE OF MICHIGAN,
                                    CUSTODIAN OF THE MICHIGAN PUBLIC SCHOOLS
                                    EMPLOYEES' RETIREMENT SYSTEM, STATE
                                    EMPLOYEES' RETIREMENT SYSTEM AND MICHIGAN
                                    STATE POLICE RETIREMENT SYSTEM

                                    By: Stockwell Fund, L.P., by power of
                                    attorney

                                    By: Stockwell Managers, LLC, its general
                                    partner

                                    By:  /s/ Thomas L. Hufnagel
                                        _____________________________
                                        Name: Thomas L. Hufnagel
                                        Title: Vice President

[Signature Page for Unitholders Agreement By and Among KH LLC, Kinetics System,
           Inc., Celerity Group, Inc. and The Unitholders of KH LLC]

                                    CENTURY PARK CAPITAL PARTNERS, L.P.

                                    By: /s/ Charles W. Ruellig
                                       ---------------------------------
                                    Name:
                                    Title:

[Signature Page for Unitholders Agreement By and Among KH LLC, Kinetics System,
           Inc., Celerity Group, Inc. and The Unitholders of KH LLC]

                                    /s/ E. C. Grayson
                                    -------------------------------------
                                    ELLISON C. GRAYSON

[Signature Page for Unitholders Agreement By and Among KH LLC, Kinetics System,
           Inc., Celerity Group, Inc. and The Unitholders of KH LLC]

                                    GRYPHON PARTNERS II, L.P.

                                    By: Gryphon GenPar II, L.L.C., a Delaware
                                    limited liability company
                                    Its: General Partner

                                    By: /s/ Jeffrey L. Ott
                                        _________________________
                                    Name: Jeffrey L. Ott
                                    Title: Member and Principal

                                    GRYPHON PARTNERS II-A, L.P.

                                    By: Gryphon GenPar II, L.L.C., a Delaware
                                    limited liability company
                                    Its:  General Partner

                                    By: /s/ Jeffrey L. Ott
                                        _________________________
                                    Name: Jeffrey L. Ott
                                    Title: Member and Principal

[Signature Page for Unitholders Agreement By and Among KH LLC, Kinetics System,
           Inc., Celerity Group, Inc. and The Unitholders of KH LLC]

                                    TEACHERS INSURANCE AND ANNUITY
                                    ASSOCIATION OF AMERICA

                                    By: /s/ Holly Holtz
                                       _________________________________
                                    Name:
                                    Title:

[Signature Page for Unitholders Agreement By and Among KH LLC, Kinetics System,
           Inc., Celerity Group, Inc. and The Unitholders of KH LLC]

                                    INTERVIVOS TRUST DATED 10/76 JERRY
                                    AND NANCIE L. CROWLEY UA 1976

                                    By:_________________________________
                                    Name:
                                    Title: Trustee

[Signature Page for Unitholders Agreement By and Among KH LLC, Kinetics System,
           Inc., Celerity Group, Inc. and The Unitholders of KH LLC]

                                    1999 MILAN MANDARIC REVOCABLE TRUST

                                    By: /s/ Milan Mandaric
                                       ---------------------------------
                                    Name: Milan Mandaric
                                    Title: Trustee

[Signature Page for Unitholders Agreement By and Among KH LLC, Kinetics System,
           Inc., Celerity Group, Inc. and The Unitholders of KH LLC]

                                    /s/ David Shimmon
                                    ------------------------------------
                                    DAVID SHIMMON

[Signature Page for Unitholders Agreement By and Among KH LLC, Kinetics System,
           Inc., Celerity Group, Inc. and The Unitholders of KH LLC]

                                    MAGNOLIA TREE, LLC

                                    By: /s/ David Shimmon
                                       ---------------------------------
                                    Name:
                                    Title:

[Signature Page for Unitholders Agreement By and Among KH LLC, Kinetics System,
           Inc., Celerity Group, Inc. and The Unitholders of KH LLC]

                                     /s/ John Holtz
                                    ____________________________________
                                    JOHN HOLTZ

                                    /s/ Roxanne Holtz
                                    ____________________________________
                                    ROXANNE HOLTZ

                                    ____________________________________
                                    PATRICK DUNN

[Signature Page for Unitholders Agreement By and Among KH LLC, Kinetics System,
           Inc., Celerity Group, Inc. and The Unitholders of KH LLC]

                                    OAKSTONE VENTURES PARTNERS FUND III,
                                    L.P.

                                    By: /s/ Pete Hawkins
                                       _________________________________
                                    Name:
                                    Title:

[Signature Page for Unitholders Agreement By and Among KH LLC, Kinetics System,
           Inc., Celerity Group, Inc. and The Unitholders of KH LLC]

                                    UNITHOLDER:

                                    By: /s/ Mark Kishler
                                       _________________________________
                                    Name:

                                  Schedule I-A

                               SENIOR UNITHOLDERS

               Unitholder                                 Notice Address
               ----------                                 --------------
J. H. Whitney Mezzanine Fund, L.P.                 177 Broad Street
                                                   Stamford, CT 06901
                                                   Attn: Daniel J. O'Brien
                                                         Kevin J. Curley, Esq.
                                                   Fax: (203) 973-1522

J.H. Whitney IV, L.P.                              177 Broad Street
                                                   Stamford, CT 06901
                                                   Attn: Daniel J. O'Brien
                                                         Kevin J. Curley, Esq.
                                                   Fax: (203) 973-1522

The Northwestern Mutual Life Insurance             720 East Wisconsin Avenue
Company                                            Milwaukee, WI 53202
                                                   Attn: Securities Department
                                                   Fax: (414) 665-7124

Albion Alliance Mezzanine Fund, L.P.               1345 Avenue of the Americas
                                                   37th Floor
                                                   New York, NY 10105
                                                   Attn: James Pendergast
                                                   Fax: (212) 969-6659

Albion Alliance Mezzanine Fund II, L.P.            1345 Avenue of the Americas
                                                   37th Floor
                                                   New York, NY 10105
                                                   Attn: James Pendergast
                                                   Fax: (212) 969-6659

Sigler & Co, as Nominee for Goldentree High        300 Park Avenue, 25th Floor
Yield Opportunities I, L.P.                        New York, NY 10022
                                                   Attn: Tom Shandell
Goldentree High Yield Partners, L.P.               300 Park Avenue, 25th Floor
                                                   New York, NY 10022
                                                   Attn: Tom Shandell

DB Structured Products, Inc.                       300 Park Avenue
                                                   25th Floor
                                                   New York, NY 10022
                                                   Attn: Tom Shandell

                                  Schedule I-B

                              BACKSTOP UNITHOLDERS

               Unitholder                                 Notice Address
               ----------                                 --------------
MidOcean Capital Investors, L.P.                   MidOcean Capital Investors, L.P.
                                                   c/o MidOcean Capital Partners, LP
                                                   320 Park Avenue 17th Floor
                                                   New York, NY  10022
                                                   Attention:  Frank Schiff
                                                   Facsimile:  (212) 336-0875

Behrman Capital III L.P.                           Behrman Capital III L.P.
                                                   c/o Behrman Capital
                                                   Four Embarcadero Center, Suite 3640
                                                   San Francisco, CA  94111
                                                   Attention:  William Matthes
                                                   Facsimile:  (415) 434-7310

Strategic Entrepreneur Fund III L.P.               Strategic Entrepreneur Fund III L.P.
                                                   c/o Behrman Capital
                                                   Four Embarcadero Center, Suite 3640
                                                   San Francisco, CA  94111
                                                   Attention:  William Matthes
                                                   Facsimile:  (415) 434-7310

                                  Schedule I-C

                                 TCP UNITHOLDERS

               Unitholder                                 Notice Address
               ----------                                 --------------
SPECIAL VALUE ABSOLUTE                             11100 Santa Monica Blvd.,
RETURN FUND, LLC                                   Suite 210
                                                   Los Angeles, CA 90025

SPECIAL VALUE BOND FUND,                           11100 Santa Monica Blvd.,
LLC                                                Suite 210
                                                   Los Angeles, CA 90025

SPECIAL VALUE BOND FUND II,                        11100 Santa Monica Blvd.,
LLC                                                Suite 210
                                                   Los Angeles, CA 90025

J.B. FUQUA FAMILY                                  11100 Santa Monica Blvd.,
CHARITABLE LEAD ANNUITY                            Suite 210
TRUST - 2000                                       Los Angeles, CA 90025

MASSACHUSETTS MUTUAL LIFE                          c/o DL Babson
INSURANCE COMPANY                                  1500 Main Street
                                                   Suite 2200
                                                   Springfield, MA 01115

NYLIM MEZZANINE PARTNERS                           c/o NYLCAP Manager LLC
PARALLEL FUND, LP                                  51 Madison Avenue, Room 3009,
                                                   NY, NY 10010
                                                   Attention: Thomas Haubenstricker

NEW YORK LIFE INVESTMENT                           c/o NYLCAP Manager LLC
MANAGEMENT MEZZANINE                               51 Madison Avenue, Room 3009,
PARTNERS, LP                                       NY, NY 10010
                                                   Attention: Thomas Haubenstricker

UNITED INSURANCE COMPANY OF                        1 East Wacker Drive
AMERICA                                            Chicago, IL 60601
                                                   Attention: Eric J. Draut

                                  Schedule I-D

                                ARES UNITHOLDERS

               Unitholder                                 Notice Address
               ----------                                 --------------
ARES LEVERAGED INVESTMENT                          1999 Avenue of the Stars,
FUND II, L.P.                                      Suite 1900
                                                   Los Angeles, CA 90067

ARES CORPORATE OPPORTUNITY                         1999 Avenue of the Stars,
FUND, L.P.                                         Suite 1900
                                                   Los Angeles, CA 90067
ARES III CLO LTD.                                  1999 Avenue of the Stars,
                                                   Suite 1900
                                                   Los Angeles, CA 90067
ARES IV CLO LTD.                                   1999 Avenue of the Stars,
                                                   Suite 1900
                                                   Los Angeles, CA 90067
ARES VII CLO LTD.                                  1999 Avenue of the Stars,
                                                   Suite 1900
                                                   Los Angeles, CA 90067
ARES VIII CLO LTD.                                 1999 Avenue of the Stars,
                                                   Suite 1900
                                                   Los Angeles, CA 90067
ARES TOTAL VALUE FUND, L.P.                        1999 Avenue of the Stars,
                                                   Suite 1900
                                                   Los Angeles, CA 90067

                                   Schedule II

                            OTHER FINANCIAL INVESTORS

               Unitholder                                 Notice Address
               ----------                                 --------------
1999 Milan Mandaric Revocable Trust                c/o Plancorp, Inc.
                                                   Brian Wiedermann
                                                   1350 Timberlake Manor
                                                   Parkway, Suite 100
                                                   Chesterfield, MO 63017

State Treasurer of the State of                    U.S. Mail:
Michigan, custodian of the Michigan                Treasury Building
Public Schools Employees'                          P.O. Box 15128
Retirement System, State Employees'                Lansing, MI 48901
Retirement System and Michigan                     Attn: Thomas L. Hufnagel
State Police Retirement System                     Fax: (517) 335-3668

                                                   Overnight Mail:
                                                   2501 Coolidge Road
                                                   Suite 400
                                                   East Lansing, MI 48823

Century Park Capital Partners, L.P.                1930 Century Park West
                                                   Los Angeles, CA 90067
                                                   Attn: Martin Jelenko
                                                   Fax: (310) 712-6585

E.C. Grayson                                       Spencer Stuart
                                                   ATTN: E.C. Grayson
                                                   525 Market Street, Suite 3700
                                                   San Francisco, CA 94105-
                                                   2745
                                                   Attn: E.C. Grayson
                                                   Fax: (415) 576-3872

MidOcean Celerity Investment                       MidOcean Celerity Holdings,
Partners, L.P.                                     LLC
                                                   MidOcean Capital Partners
                                                   320 Park Avenue 17th Floor
                                                   New York, NY 10022
                                                   Attention: Frank Schiff
                                                   Facsimile: (212) 497-1375

                                 Schedule III-A

                                 2001 Investors

               Unitholder                                 Notice Address
               ----------                                 --------------
Gryphon Partners II, L.P.                          c/o Gryphon Investors
                                                   One Embarcadero Center
                                                   Suite 2750
                                                   San Francisco, CA 94111
                                                   Attn: Jeff L. Ott
                                                   Fax: 415-217-7447

Gryphon Partners II, L.P.                          c/o Gryphon Investors
                                                   One Embarcadero Center
                                                   Suite 2750
                                                   San Francisco, CA 94111
                                                   Attn: Jeff L. Ott
                                                   Fax: 415-217-7447

Teachers Insurance and Annuity                     TIAA-CREF
Association of America                             730 Third Avenue
                                                   New York, New York 10017
                                                   Attn: Holly Holtz
                                                   Fax: 212-907-2454

MidOcean Capital Investors, L.P.                   MidOcean Capital Investors,
                                                   L.P.
                                                   c/o MidOcean Capital Partners
                                                   320 Park Avenue 17th Floor
                                                   New York, NY 10022
                                                   Attention: Frank Schiff
                                                   Facsimile: (212) 497-1375

Behrman Capital III L.P.                           Behrman Capital III L.P.
                                                   c/o Behrman Capital
                                                   Four Embarcadero Center, Suite
                                                   3640
                                                   San Francisco, CA 94111
                                                   Attention: William Matthes
                                                   Facsimile: (415) 434-7310

Century Park Capital Partners, L.P.                1930 Century Park West
                                                   Los Angeles, CA 90067
                                                   Attn: Martin Jelenko
                                                   Fax: (310) 712-6585

               Unitholder                                 Notice Address
               ----------                                 --------------
Strategic Entrepreneur Fund III L.P.               Strategic Entrepreneur Fund III L.P
                                                   c/o Behrman Capital
                                                   Four Embarcadero Center, Suite 36
                                                   San Francisco, CA 94111
                                                   Attention: William Matthes
                                                   Facsimile: (415) 434-7310

The Northwestern Mutual Life                       Beth M. Berger
Insurance                                          Assistant General Counsel
                                                   The Northwestern Mutual Life
                                                   Insurance Company
                                                   720 East Wisconsin Avenue
                                                   Milwaukee, WI 53202
                                                   Attn: Beth Berger
                                                   Fax: 414-625-4311

John Holtz                                         Mr. John Holtz
                                                   7100 SW Norwood Road
                                                   Tualatin, OR 97062
                                                   Fax: 503-625-4989

Roxanne Holtz                                      Roxanne Holtz
                                                   7100 SW Norwood Road
                                                   Tualatin, OR 97062
                                                   Fax: 503-625-4989

Patrick A. Dunn                                    Mr. Patrick A. Dunn
                                                   15545 NW Norwich Circle
                                                   Beaverton, OR 97006
                                                   Fax: 503-625-4989

Oakstone Ventures Partners Fund III,               Oakstone Ventures Partners Fund
L.P.                                               III, L.P.
                                                   Pete Hawkins, Managing Director
                                                   260 Sheridan Ave., Suite 400
                                                   Palo Alto, CA 94306
                                                   Fax: 925-937-3303

                                 Schedule III-B

                                 2002 Investors

               Unitholder                          Notice Address
               ----------                          --------------
MidOcean Capital Investors, L.P.                   Midocean Capital Investors, L.P.
                                                   c/o MidOcean Capital Partners,
                                                   LP
                                                   320 Park Avenue 17th Floor
                                                   New York, NY 10022
                                                   Attention: Frank Schiff
                                                   Facsimile: (212) 497-1375

Behrman Capital III L.P.                           Behrman Capital III L.P.
                                                   c/o Behrman Capital
                                                   Four Embarcadero Center, Suite
                                                   3640
                                                   San Francisco, CA 94111
                                                   Attention: William Matthes
                                                   Facsimile: (415) 434-7310

Strategic Entrepreneur Fund III L.P.               Strategic Entrepreneur Fund III
                                                   L.P.
                                                   c/o Behrman Capital
                                                   Four Embarcadero Center, Suite
                                                   3640
                                                   San Francisco, CA 94111
                                                   Attention: William Matthes
                                                   Facsimile: (415) 434-7310

                                   Schedule IV

                             MANAGEMENT SHAREHOLDERS

Name and Notice Address

Albert Ooi (a/k/a) Hong Chuan Ooi
1463 Centre Pointe Drive
Milpitas, CA  95035

Anthony B. Johnson
6925 Windcrest Lane # 1421
Fort Worth. TX 76133-6424

Anthony Contino
723 Country Lane
Morton, PA 19070

Benjamin Putman III
6476 Hanna Drive
Mechanicsville, VA 23111

Bill D. Wright
697 Silver Avenue
Half Moon Bay, CA 94019

Billy Wayne Stephens
33225 Western Avenue
Union City, CA 94587

Brad Sander
200-C Parker Drive, Suite 600
Austin, TX 78728

Charlene Brown
649 Salberg Avenue
Santa Clara, CA 95051

Charles E. Sanders
5126 West Mercer Lane
Glendale, AZ 85304-4236

Daniel Jackson
3001 Vinson Lane
Plano, TX  75093

Name and Notice Address

David J. Shimmon
2805 Mission College Blvd.
Santa Clara, CA  95054

David Thomas
3314 Treadsoft Cove
Austin, TX 78748-1851

Dillon Sanders
7618 SW Loust Street
Portland, OR 97223

Donna Schreiber
2420 Edith Avenue
Redwood City, CA  94061-1220

Eberhard Bader
Am Dillhof 5
Eschau-Hobbach, Bavaria 63863
Germany

Ed O'Kelly
3548 Lakeview Blvd
Lake Oswego, OR 97035

Eric K. Salys
534 Tanner Trail
Pflugerville, TX 78660-3845

Frank Knoll
5 Chipley Run
Voorhees, NJ 08043

Ian Maclaren
33225 Western Avenue
Union City, CA 94587

Name and Notice Address

Intervivos Trusted Dated 10/76 - Jerry and Nancie L. Crowley UA 1976 Jerry and Nancie L. Crowley
24747 Olive Tree Lane
Los Altos, CA 94024

James Dougherty
303 Oakhill Lane
Newtown Square, PA 19073

Jeffrey Baran
3754 S. Shiloh Way
Gilbert, AZ 85297-9370

John Ferron
2805 Mission College Blvd
Santa Clara, CA  95054

John Goodman
2805 Mission College Blvd
Santa Clara, CA  95054

John Lamirande
2391 Crestview Drive
Laguna Beach, CA 92651

John O. Elder, Jr.
P.O. Box 1167
Alvarado, TX 76009

John Thomas Land
Tom Land
4350 Fawnhollow Road
Dallas, TX

John Yale
42054 North 109th Place
Scottsdale, AZ 85262

Joseph Cestari
49 Woodland Loop
Round Rock, TX 78664

Name and Notice Address

Joseph Foster
1463 Centre Pointe Drive
Milpitas, CA 95035

Judy L. Rodgers and Lee J. Rodgers, as JT TEN
17487 Belletto Drive
Morgan Hill, CA 95037

Julien Frost
5637 Lindsey Drive
Plano, Texas 75093

Kimberly Howe
2907 Hill View Cove
Round Rock, TX 78644

Kurt Gilson
534 Hillcrest Way
Redwood City, CA 94062

Magnolia Tree LLC
David J. Shimmon
2805 Mission College Blvd.
Santa Clara, CA 9054

Mark Hutson
405 San Leanna Drive
Austin, TX 78748

Mark Shustock
2805 Mission College Blvd.
Santa Clara, CA 95054

Mark Thomas
1622 Petri Place
San Jose, CA 95118

Mel Decarli
28 Coyote Lane
Garden Valley, ID 83622-6006

Name and Notice Address

Michael Cables
870 Pleasant Creek Road
Rogue River, OR 97537

Michael Lynch
252 Miller Avenue
Mill Valley, CA

Michael McCabe
110 Willow Park Avenue
Glasnevin, Dublin 11
Ireland

Michael Ray Gonzales
17410 N 85th Lane
Peoria, AZ

Michael Thomas
806 Dewberry Drive
Cedar Park, TX

Patrick Dunn
12621 NW Majestic Sequoia Way
Portland, OR 97229

Patrick Minnihan
17600 Chateau Court
Castro Valley, CA 94552

Paul Palfey
28255 S. Moon Ridge Road
Colton, OR 97017-9507

Paul Seppanen
18779 Vogel Farm Trail
Eden Prairie, MN 55347

Paul Thomas
715 Cimity Court
San Jose, CA 95124

Peter Melucci
16669 North Boxcar Drive
Fountain Hills, AZ 85268

Name and Notice Address

Ray Pfeifer
2805 Mission College Blvd
Santa Clara, CA 95054

Richard Markle
585 Bourne Lane
Danville, Ca 94506

Richard Smoke
26055 SW Canyon Creek Rd.
Wilsonville, OR  97070

Robert Bader
1850 Chatauqua Trail
Malvern, PA 19355-8516

Robert P.F. Bryan
11830 Foothill Avenue
Gilroy, CA 95020-9226

Robert Pragada
4226 Surles Court, Suite 500
Durham, NC  27703

Rodgers Family Trust u/t/a  February 10,1988
c/o Ronald Rodgers
7719 W Acoma
Peoria, AZ 85381

Roy Shepard
P.O. Box 2419
Gilbert, AZ 85299

Russ Douglass
4310 North 29th Way
Phoenix, AZ 85016

Shimmon Bart
12 Hagesher st.
Hod Hasharon  45266
Israel

Name and Notice Address

Steve Mankus
13 Becket Street
Lake, Oswego, OR 97075

Taylor N. Thomson, Jr.
65 Suominen Ln
Ulster Park, NY 12487

The James and Roberta Hawthorne Family Trust dated August 31, 1999
Jim Hawthorne
620 Price Avenue
Redwood City, CA 94063

Tony La Rosa
1463 Centre Pointe Drive
Milpitas, CA 95035

                                   Schedule V

                              PROFITS UNITS HOLDERS

            Name                                     Notice Address
            ----                                     --------------
David J. Shimmon                         2805 Mission College Blvd.
                                         Santa Clara, CA 95054

Milan Mandaric                           c/o Plancorp, Inc.
                                         Brian Wiedermann
                                         1350 Timberlake Manor Parkway, Suite 100
                                         Chesterfield, MO  63017
John Goodman                             2805 Mission College Blvd.
                                         Santa Clara, CA 95054

                                       1